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SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to 14a-12
FLAG TELECOM GROUP LIMITED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1)	Title of each class of securities to which transaction applies: Common Shares, par value $1.00 per share
	(2)	Aggregate number of securities to which transaction applies: 2,000,000
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): $95.61
	4)	Proposed maximum aggregate value of transaction: $207,000,000
	5)	Total fee paid: $16,746.30
☒	Fee paid previously with written preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

                            November 19, 2003

To the Shareholders of FLAG Telecom Group Limited:

        You are cordially invited to attend a Special General Meeting of shareholders (the "Special Meeting") of FLAG Telecom Group Limited (the "Company" or "FLAG Telecom") to be held at The Mark Hotel, 77th Street at Madison Avenue, New York, New York 10021, on Monday, December 22, 2003 at 10:00 a.m. New York time, as set forth in the attached Notice of Special General Meeting of Shareholders.

        At the Special Meeting you will be asked to consider and vote on the proposed amalgamation (the "Amalgamation") between the Company and Gateway Net Bermuda Limited, a company organized under the laws of Bermuda ("Amalgamation Sub"), and a direct, wholly-owned subsidiary of Reliance Gateway Net Limited, a company incorporated under the laws of India ("Reliance Gateway"), under the terms of an Agreement and Plan of Amalgamation, dated as of October 16, 2003 (as amended on October 28, 2003, the "Amalgamation Agreement"), by and between the Company and Reliance Gateway.

        If the Amalgamation is consummated, you will have the right to receive $95.61 in cash, without interest, for each common share of the Company, par value $1.00 per share (the "Shares"), you hold and thereafter you will have no further equity interest in the Company. At $95.61 per Share, the cash consideration represents a premium of approximately 52% over the $63.00 composite closing price of the Shares as reported on the pink sheets of the over-the-counter-market on October 15, 2003, the day before public announcement of the Amalgamation. Any gain realized by United States shareholders as a result of the Amalgamation generally will be subject to United States federal income tax and also may be taxed under applicable state, local and foreign tax laws.

        Under the terms of the Amalgamation Agreement, holders of options to purchase Shares that remain outstanding at the closing of the Amalgamation will be entitled to receive, for each option, cash equal to the difference between $95.61 and the applicable exercise price of the option, multiplied by the number of Shares covered by the option. All options outstanding as of the closing of the Amalgamation will be canceled to the extent permitted by and in accordance with applicable law. The Amalgamation Agreement is included as Annex A to the enclosed proxy statement. Details of the Amalgamation and other important information are contained in the enclosed proxy statement and you are urged to read the Amalgamation Agreement and the enclosed proxy statement in its entirety.

        On October 15, 2003, your Board of Directors, by unanimous vote:

  •
  determined that the Amalgamation is fair to and in the best interests of the Company and its shareholders, and that the price to be paid represents the fair value of the Shares;

  •
  approved the Amalgamation Agreement and the transactions contemplated thereby;

  •
  declared the Amalgamation Agreement advisable; and

  •
  recommended that the Company's shareholders approve and adopt the Amalgamation Agreement.

        In addition, the Board of Directors of the Company received a written opinion from its financial advisor, Houlihan Lokey Howard & Zukin Financial Advisors, Inc., that, as of October 15, 2003, the cash consideration of $95.61 per Share to be received by the shareholders of the Company pursuant to the Amalgamation Agreement is fair from a financial point of view to such shareholders. The opinion is included as Annex B to the enclosed proxy statement and you are urged to read the opinion in its entirety.

        Approval of the Amalgamation requires the affirmative vote of 75% of the votes cast at the Special Meeting. The presence, in person or by proxy, of two or more holders of more than 50% of the outstanding Shares as of November 1, 2003, the record date for the determination of persons entitled to receive notice and to vote at the Special Meeting, is necessary to constitute a quorum at the Special Meeting. If holders of more than 30% of the Shares entitled to vote at the Special Meeting do not vote in favor of the approval and adoption of the Amalgamation Agreement and exercise their dissenters' rights, the Amalgamation Agreement may be terminated by Reliance Gateway.

        We urge you to read the enclosed material carefully and request that you complete and return the enclosed proxy as soon as possible. YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. We cannot complete the Amalgamation without the requisite approval of the Company's shareholders. To assure that your shares are voted at the Special Meeting, please return your proxy promptly, whether or not you plan to attend. You may, of course, attend the Special Meeting and vote in person, even if you have previously returned your proxy.

        On behalf of the Board of Directors of the Company, I thank you for your support and urge you to vote "FOR" the approval and adoption of the Amalgamation Agreement.

Sincerely yours,

Kees van Ophem Assistant Secretary and General Counsel November 19, 2003 London, UK

FLAG TELECOM GROUP LIMITED
(a Bermuda company)
 Canon's Court
22 Victoria Street
Hamilton HM 12
Bermuda

NOTICE OF SPECIAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD DECEMBER 22, 2003

        Notice is hereby given that a special general meeting (the "Special Meeting") of FLAG Telecom Group Limited (the "Company" or "FLAG Telecom") will be held at The Mark Hotel, 77th Street at Madison Avenue, New York, New York 10021, on December 22, 2003 at 10:00 a.m. New York time, for the following purposes:

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  To consider and vote on the proposed amalgamation (the "Amalgamation") between the Company and Gateway Net Bermuda Limited, a company organized under the laws of Bermuda ("Amalgamation Sub") and a direct, wholly-owned subsidiary of Reliance Gateway Net Limited, a company incorporated under the laws of India ("Reliance Gateway"), under the terms of an Agreement and Plan of Amalgamation, dated as of October 16, 2003 (as amended on October 28, 2003, the "Amalgamation Agreement"), by and between the Company and Reliance Gateway, pursuant to which:

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  each outstanding common share, par value $1.00 per share, of the Company (the "Shares") will be converted automatically into the right to receive $95.61 in cash, without interest, and the holders of such Shares will have no further equity interest in the Company; and

  •
  holders of options to purchase Shares that remain outstanding at the closing of the Amalgamation will be entitled to receive, for each option, cash equal to the difference between $95.61 and the applicable exercise price of the option, multiplied by the number of Shares covered by the option. All options outstanding as of the closing of the Amalgamation will be canceled to the extent permitted by and in accordance with applicable law. A copy of the Amalgamation Agreement is attached as Annex A to the accompanying proxy statement.

  •
  To consider and act upon such other matters as may properly come before the Special Meeting or any adjournments thereof.

        Only shareholders of record, as shown by the transfer books of the Company, at the close of business on November 1, 2003 (the "Record Date"), will be entitled to notice of, and to vote at, the Special Meeting or any postponements or adjournments thereof.

        On October 15, 2003, the Board of Directors of the Company (the "Board of Directors"), by unanimous vote:

  •
  determined that the Amalgamation is fair to and in the best interests of the Company and its shareholders, and that the price to be paid represents the fair value of the Shares;

  •
  approved the Amalgamation Agreement and the transactions contemplated thereby;

  •
  declared the Amalgamation Agreement advisable; and

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  recommended that the Company's shareholders approve and adopt the Amalgamation Agreement.

        In addition, the Board of Directors received a written opinion from its financial advisor, Houlihan Lokey Howard & Zukin Financial Advisors, Inc., that, as of October 15, 2003, the cash consideration of

$95.61 per Share to be received by shareholders of the Company pursuant to the Amalgamation Agreement is fair from a financial point of view to such shareholders. The opinion is included as Annex B to the enclosed proxy statement and you are urged to read the opinion in its entirety.

        Shareholders who do not vote in favor of the approval and adoption of the Amalgamation Agreement have the right to apply to the Supreme Court of Bermuda for an appraisal of the fair value of their Shares under Section 106 of the Bermuda Companies Act of 1981, as amended. See "THE AMALGAMATION—Certain Legal Matters; Regulatory Approvals—Rights of Dissenting Shareholders" in the accompanying proxy statement.

        The approval and adoption of the Amalgamation Agreement requires the affirmative vote of 75% of the votes cast at the Special Meeting. The presence in person or by proxy, of two or more holders of more than 50% of the outstanding Shares as of the Record Date, is necessary to constitute a quorum at the Special Meeting. If holders of more than 30% of the Shares entitled to vote at the Special Meeting do not vote in favor of the approval and adoption of the Amalgamation Agreement and exercise their dissenters' rights, the Amalgamation Agreement may be terminated by Reliance Gateway.

        Your attention is respectfully directed to the accompanying proxy statement. We urge you to read it carefully. Whether or not you expect to attend the meeting in person, please complete and return the enclosed proxy in the envelope provided. The proxy may be revoked at any time before it is exercised in the manner described in the proxy statement.

        PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE, AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. PLEASE SIGN THE ACCOMPANYING PROXY CARD EXACTLY AS YOUR NAME APPEARS ON YOUR SHARE CERTIFICATE(S). IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT. YOUR SHARES WILL BE VOTED WITH THE INSTRUCTIONS CONTAINED IN THE PROXY STATEMENT. IF NO INSTRUCTION IS GIVEN, YOUR SHARES WILL BE VOTED "FOR" ITEM 1 IN THE PROXY. FOR FURTHER INFORMATION CONCERNING THE MATTER TO BE VOTED UPON AT THE MEETING, THE USE OF THE PROXY AND OTHER RELATED MATTERS, YOU ARE URGED TO READ THE PROXY STATEMENT ON THE FOLLOWING PAGES. PLEASE DO NOT SEND IN ANY SHARE CERTIFICATES AT THIS TIME.

By order of the Board of Directors.
Kees van Ophem Assistant Secretary and General Counsel

        November 19, 2003

        This proxy statement is dated November 19, 2003 and is first being mailed to shareholders, along with the enclosed form of proxy, on or about November 19, 2003.

        THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE MERITS OR FAIRNESS OF THIS TRANSACTION NOR UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

FLAG TELECOM GROUP LIMITED
(a Bermuda company)
 Canon's Court
22 Victoria Street
Hamilton HM 12
Bermuda

PROXY STATEMENT

SPECIAL GENERAL MEETING OF SHAREHOLDERS

        This proxy statement is furnished in connection with the solicitation by the Board of Directors (the "Board of Directors") of FLAG Telecom Group Limited (the "Company" or "FLAG Telecom") of proxies for use at the Special General Meeting of Shareholders of the Company (the "Special Meeting") to be held at The Mark Hotel, 77th Street at Madison Avenue, New York, New York 10021, on December 22, 2003 at 10:00 a.m. New York time, and at any and all adjournments thereof, for the purposes set forth in the accompanying Notice of Special General Meeting of Shareholders ("Notice of Meeting").

        The purpose of the Special Meeting is:

  •
  To consider and vote on the proposed amalgamation (the "Amalgamation") between the Company and Gateway Net Bermuda Limited, a company organized under the laws of Bermuda ("Amalgamation Sub") and a direct, wholly-owned subsidiary of Reliance Gateway Net Limited, a company incorporated under the laws of India ("Reliance Gateway"), under the terms of the Agreement and Plan of Amalgamation, dated as of October 16, 2003 (as amended on October 28, 2003, the "Amalgamation Agreement"), by and between Reliance Gateway and the Company, pursuant to which:

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  each outstanding common share, par value $1.00 per share, of the Company (the "Shares") will be converted automatically into the right to receive $95.61 in cash, without interest, and the holders of such Shares will have no further equity interest in the Company thereafter; and

  •
  holders of options to purchase Shares that remain outstanding at the closing of the Amalgamation will be entitled to receive, for each option, cash equal to the difference between $95.61 and the applicable exercise price of the option, multiplied by the number of Shares covered by the option. All options outstanding as of the closing of the Amalgamation will be canceled to the extent permitted by and in accordance with applicable law. A copy of the Amalgamation Agreement is attached hereto as Annex A.

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  To consider and act upon such other matters as may properly come before the Special Meeting or any adjournments thereof.

        For further information regarding Reliance Gateway and Amalgamation Sub (together, the "Reliance Entities") and certain other affiliates, see "INFORMATION CONCERNING THE RELIANCE ENTITIES."

        The Amalgamation is subject to several conditions, including, among others, obtaining the requisite approval of the Company's shareholders, holders of no more than 30% of the Shares exercising their dissenters' rights and the receipt of regulatory approvals.

        Only holders of record of Shares at the close of business on November 1, 2003 (the "Record Date") are entitled to notice of, and to vote at, the Special Meeting. The Shares represent the only outstanding voting securities of the Company and each Share represents the right to cast one vote. As of the Record Date, there were 2,000,000 Shares outstanding and entitled to vote at the Special Meeting held by approximately 20 holders of record.

        Each shareholder is requested to sign and return the enclosed proxy card in order to ensure that his or her Shares are voted. Proxies in the form enclosed, unless previously revoked, will be voted at the Special Meeting. A shareholder giving a proxy may revoke it in the manner specified under "PROXY SOLICITATION; REVOCATION OF PROXIES." If a choice or instruction is specified by the shareholder on a signed and returned proxy card, the proxy will be voted in accordance with such specification. If no choice or instruction is specified by such shareholder on a signed and returned proxy card, the proxy will be voted as recommended by the Board of Directors. Your Board of Directors unanimously recommends that shareholders of the Company vote FOR approval and adoption of the Amalgamation Agreement.

        For admission to the Special Meeting, registered shareholders (those who own Shares in their own name) should come to the registered shareholders check-in area, where their ownership will be verified. Shareholders who beneficially own Shares through a bank or broker (often referred to as "holding in street name") should come to the beneficial owners check-in area. To be admitted to the Special Meeting, beneficial owners must bring account statements or letters from their banks or brokers verifying that they own Shares. Please note that beneficial owners of Shares, while eligible to attend the Special Meeting, will not be able to vote at the Special Meeting. Only holders of record may vote at the Special Meeting. Beneficial owners should instruct their broker or bank how to vote on their behalf. Registration will begin at 9:00 a.m. New York time.

        Dissenting shareholders have the right to apply to the Supreme Court of Bermuda within one month of the date of this notice for an appraisal of the fair value of their Shares. If holders of more than 30% of the Shares entitled to vote at the Special Meeting do not vote in favor of the approval and adoption of the Amalgamation Agreement and exercise their dissenters' rights, the Amalgamation Agreement may be terminated by Reliance Gateway. See "THE AMALGAMATION—Certain Legal Matters; Regulatory Approvals—Rights of Dissenting Shareholders."

        The Shares are traded on the over-the-counter market under the symbol "FTGLF.PK." On October 15, 2003, the last trading day prior to the public announcement of the execution of the Amalgamation Agreement, the composite closing price of the Shares, as reported on the pink sheets of the over-the-counter market, was $63.00 per Share. At $95.61 per Share, the cash consideration represents a premium of approximately 52% over the $63.00 composite closing price of the Shares as reported on the pink sheets of the over-the-counter-market on October 15, 2003, the day before public announcement of the Amalgamation.

        After the initial mailing of this proxy statement, proxies may be solicited by telephone, telegram or personally by directors, officers and other employees of the Company (who will not receive any additional compensation therefore). The Company has retained MacKenzie Partners, Inc. at an estimated cost of $10,000, plus reimbursement of expenses, to assist the Company in soliciting proxies from brokers, nominees, institutions and individuals. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Shares registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses. All expenses with respect to the solicitation of proxies, including printing and postage costs, will be paid by the Company.

        All information contained in this proxy statement concerning Reliance Gateway and Amalgamation Sub and their affiliates has been supplied by Reliance Gateway and Amalgamation Sub. With the exception of the aforementioned information, all information contained in this Proxy Statement has been supplied by the Company.

        Statements contained in this proxy statement that do not relate to historical facts are or may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual future results or events may differ materially from those expressed or implied by such forward-looking statements. You are cautioned not to place undue reliance on such statements.

        No person is authorized to give any information or to make any representation not contained in this proxy statement, and if given or made, such information or representation should not be relied upon as having been authorized. This proxy statement does not constitute the solicitation of a proxy in any jurisdiction from any person to whom it is unlawful to make such proxy solicitation in such jurisdiction. The delivery of this proxy statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of this proxy statement.

  The date of this proxy statement is November 19, 2003.

THIS PROXY STATEMENT IS FIRST BEING
SENT TO SHAREHOLDERS ON NOVEMBER 19, 2003.

SUMMARY TERM SHEET FOR THE AMALGAMATION

        This summary term sheet for the amalgamation highlights information from this proxy statement regarding the amalgamation and the amalgamation agreement. This summary term sheet does not contain all of the information that may be important to you. Accordingly, we encourage you to carefully read this entire proxy statement and the documents to which we have referred you.

The Participants

FLAG Telecom Group Limited (page 41)

        FLAG Telecom, the parent company of the FLAG Telecom group of companies, is a company organized under the laws of Bermuda. The address of the group's principal executive offices is 9 South Street, London W1K 2XA, United Kingdom. Our telephone number at such offices is +44 20 7317 0800.

        We are a multinational corporate organization made up of multiple corporate entities. We operate a global telecommunications network comprised of advanced fiber-optic cable systems and interfaces that are owned by, leased to, or otherwise available to us. We offer a variety of telecommunications products and services over our global network including, internet protocol transit, internet protocol point-to-point, leased capacity services, managed bandwidth service, co-location services and long-term rights of use in capacity. We are a "carrier's carrier," meaning that our target customer base is the international wholesale broadband market, consisting of established carriers or major public telephone operator incumbents, alternate carriers, application service providers, internet service providers and other bandwidth intensive users, rather than individual telecommunications consumers.

Reliance Entities (page 47)

        Reliance Gateway is a wholly-owned subsidiary of Reliance Infocomm Limited. Reliance Infocomm is a leading telecommunications company in India that offers a complete range of telecom services for mobile and fixed line telephony including broadband, national and international long distance services, data services and a wide range of value added services and applications that enhance productivity of enterprises and individuals. Reliance Infocomm is revolutionizing telecommunication in India by providing services that would match those offered by the leading telecommunications operators of the most developed countries.

        Reliance Infocomm is part of a group of companies affiliated with Reliance Industries Limited. Reliance Industries believes it is one of India's largest private sector enterprises. It has operations that include the exploration and production of oil and gas, the manufacture of petroleum products, polyester products, polyester intermediates, plastics, polymer intermediates, chemicals and synthetic textiles and fabrics. In addition, Reliance Industries has subsidiaries and affiliates engaged in petrochemicals, financial and insurance services, the generation, transmission and distribution of power, the provision of basic and cellular telephony services and other value-added communications services.

        Gateway Net Bermuda Limited is a direct, wholly-owned subsidiary of Reliance Gateway and was recently formed for the purpose of acquiring FLAG Telecom.

        The address of the principal executive office of Reliance Gateway is Dhirubhai Ambani Knowledge City, Block E, SB-14, 1st Floor, Thane-Belapur Road, Koparkhairane, Navi Mumbai 400 709, India. The telephone number of Reliance Gateway at such office is +91-22-3038-3333. The address of the principal executive office of Gateway Net Bermuda is Milner House 18 Parliament Street, Hamilton HM FX Bermuda. The telephone number of Gateway Net Bermuda at such office is 441-295-4630.

The Amalgamation

Structure of the Amalgamation (page 28)

        The proposed transaction will be structured as an amalgamation of Gateway Net Bermuda and FLAG Telecom. The separate existence of both companies will cease and the new company resulting from the amalgamation will operate under the name "FLAG Telecom Group Limited."

What FLAG Telecom Shareholders Will Receive in the Amalgamation (page 8)

        Our shareholders will receive $95.61 in cash, without interest, for each common share that they hold. In addition, holders of options to purchase common shares of FLAG Telecom that remain outstanding at the closing of the amalgamation will be entitled to receive, for each option, cash equal to the difference between $95.61 and the applicable exercise price of the option, multiplied by the number of common shares covered by the option. All options outstanding as of the closing of the amalgamation will be canceled to the extent permitted by and in accordance with applicable law.

Financing the Amalgamation (page 39)

        Reliance Gateway has represented that prior to the effective time of the amalgamation it will have sufficient cash, available lines of credit or other sources of immediately available funds, outside of India, to enable it to pay the amalgamation consideration. Reliance Industries, a company organized under the laws of India and the largest shareholder of Reliance Gateway, has agreed to provide the necessary financial resources to enable Reliance Gateway to timely pay the entire amount of the amalgamation consideration pursuant to the terms and conditions of the amalgamation agreement and to cause Reliance Gateway to timely discharge its other obligations under the amalgamation agreement in accordance with the terms and conditions thereof.

Recommendation of Board of Directors (page 14)

        On October 15, 2003, our board of directors by unanimous vote:

  •
  determined that the amalgamation is fair to and in the best interests of FLAG Telecom and its shareholders, and that the price to be paid represents the fair value of the Shares;

  •
  approved the amalgamation agreement and the transactions contemplated thereby;

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  declared the amalgamation agreement advisable; and

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  recommended that you and the other shareholders of FLAG Telecom approve and adopt the amalgamation agreement.

Opinion of Financial Advisor (page 18)

        On October 15, 2003, Houlihan Lokey Howard & Zukin Financial Advisors, Inc., our financial advisors, delivered its written opinion to our board of directors that, as of October 15, 2003, the cash consideration of $95.61 per common share to be received by shareholders of the company in the amalgamation is fair from a financial point of view to the shareholders. The opinion is attached as Annex B to this proxy statement. You are urged to read the opinion in its entirety.

Completion of the Amalgamation (page 8)

        The amalgamation will be completed upon the filing of a duly executed and verified application for registration of the amalgamated company and such other documents as required by the Bermuda Companies Act of 1981, as amended with the Registrar of Companies of Bermuda. We anticipate that the amalgamation will be effective on or about January 2, 2004. However, if any condition in the amalgamation agreement has not been fulfilled by that time, the completion of the amalgamation agreement could be delayed.

Conditions That Must be Satisfied for the Amalgamation to be Completed (page 34)

        The completion of the amalgamation depends on several conditions being satisfied or waived, including, among others, the following:

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  No provision of any applicable law or regulation and no judgment, injunction, order or decree is in effect in any jurisdiction (other than India) that seeks to prohibit the consummation of the amalgamation.

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  The amalgamation agreement has been approved and adopted by the requisite affirmative vote of the shareholders of FLAG Telecom.

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  The governmental consents, orders and approvals which are legally required for the consummation of the amalgamation and the transactions contemplated by the amalgamation agreement have been obtained.

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  Holders of not more than 30% of shares have exercised their dissenters' rights.

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  No provision of any applicable law or regulation and no judgment, injunction, order or decree is in effect in any jurisdiction (other than India) that would have the effect of restraining or prohibiting Reliance Gateway's ownership or operation (or that of its respective subsidiaries or affiliates) of all or any portion of the business or assets of Reliance Gateway or its affiliates, as the case may be, or of the Company and its subsidiaries (taken as a whole), which assets or business provide telecommunication access in, to or from India or compel Reliance Gateway or FLAG Telecom or any of their subsidiaries or affiliates to dispose of or hold separate all or any portion of its business or assets or that provide telecommunication access in, to or from India.

Termination of the Amalgamation Agreement (page 36)

        The amalgamation agreement may be terminated under the circumstances described immediately below. In some cases, this may require us to pay a termination fee of $6,210,000.

        The amalgamation agreement may be terminated and the amalgamation may be abandoned at any time prior to the effective time (notwithstanding any approval of the amalgamation agreement by the shareholders of FLAG Telecom):

  •
  by mutual written agreement of FLAG Telecom and Reliance Gateway;

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  by either FLAG Telecom or Reliance Gateway, if the amalgamation has not been consummated on or before February 28, 2004 (as such date may be extended pursuant to the terms of the amalgamation agreement);

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  by either FLAG Telecom or Reliance Gateway, if our board of directors has failed to give full support for or withdrawn or modified in any manner adverse to Reliance Gateway, its approval or recommendation of the amalgamation agreement or the amalgamation; provided, that the amalgamation agreement cannot be terminated by us unless, among other things, we have complied with our "no solicitation" obligations under the amalgamation agreement, we intend to enter into a binding written agreement concerning a superior acquisition proposal and have given Reliance Gateway an opportunity to match the superior acquisition proposal;

  •
  by either FLAG Telecom or Reliance Gateway, if the amalgamation and the amalgamation agreement have not been approved and adopted by the requisite affirmative vote of our shareholders;

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  by Reliance Gateway, if we have breached any representation, warranty, covenant or other agreement contained in the amalgamation agreement which would give rise to the failure of the conditions to the obligations of Reliance Gateway and Gateway Net Bermuda to consummate the amalgamation and is incapable of being, or is not, cured within a specified cure period;

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  by Reliance Gateway, if holders of more than 30% of the common shares entitled to vote at the special meeting have exercised their dissenters' rights; and

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  by Reliance Gateway, if FLAG Telecom has breached in a material respect of the no solicitation provisions of the amalgamation agreement.

Material United States Federal Income Tax Consequences (page 39)

        The amalgamation will be a taxable transaction to United States shareholders. For United States federal income tax purposes, each United States shareholder will generally recognize gain or loss in the amalgamation in an amount determined by the difference between the cash received and the tax basis in its common shares of FLAG Telecom. The amalgamation may also be a taxable transaction for state, local and other purposes, including any applicable foreign taxes. Tax matters are complicated and the tax consequences of the amalgamation may vary among shareholders. You should therefore consult your own tax advisor in order to understand fully how the amalgamation will affect you.

Rights of Dissenting Shareholders (page 27)

        If you do not vote in favor of the amalgamation you will have the right to apply to the Supreme Court of Bermuda for an appraisal of the fair value of your shares under Section 106 of the Bermuda Companies Act of 1981, as amended.

The Shareholders' Meeting

Date, Time, Place, and Purpose of the Meeting (page 8)

        A special meeting of our shareholders will be held at The Mark Hotel, 77th Street at Madison Avenue, New York, New York 10021, on December 22, 2003 at 10:00 a.m. New York time, subject to postponement or adjournment. The purpose of the special meeting is to consider and vote on the proposed amalgamation between FLAG Telecom and Reliance Gateway.

Record Date and Outstanding Shares (page 8)

        You are entitled to vote at the special meeting if you owned common shares of FLAG Telecom at the close of business on November 1, 2003, the record date for the special meeting. At the close of business on the record date, 2,000,000 common shares of FLAG Telecom were outstanding and entitled to vote at the special meeting.

Quorum (page 8)

        The presence, in person or by proxy, of two or more holders of more than 50% of the issued and outstanding common shares of FLAG Telecom as of the record date is necessary to constitute a quorum at the special meeting.

Vote Required (page 8)

        Approval and adoption of the amalgamation agreement requires the affirmative vote of 75% of the votes cast at the special meeting. If more than 30% of the shareholders entitled to vote at the special meeting do not vote in favor of the approval and adoption of the amalgamation agreement and exercise their dissenters' rights, the amalgamation agreement may be terminated by Reliance Gateway.

QUESTIONS AND ANSWERS ABOUT THE AMALGAMATION

What am I being asked to vote upon and approve?

        You are being asked to consider and vote on the proposed transaction in which Reliance Gateway will acquire FLAG Telecom for an aggregate consideration of $207 million in cash by way of an amalgamation under Bermuda law of its direct, wholly-owned subsidiary, Gateway Net Bermuda Limited, with FLAG Telecom. As a result of the amalgamation, the separate existence of FLAG Telecom and Gateway Net Bermuda will cease. The company resulting from the amalgamation will operate under the name of "FLAG Telecom Group Limited" as a Bermuda company and a direct, wholly-owned subsidiary of Reliance Gateway. See "INTRODUCTION—General."

What consideration will I receive if the amalgamation is approved?

        Upon effectiveness of the amalgamation, you will be entitled to receive $95.61 in cash for each common share of FLAG Telecom that you hold. See "INTRODUCTION—General."

What does the board of directors of FLAG Telecom recommend with respect to the amalgamation?

        The board of directors has unanimously recommended that FLAG Telecom's shareholders vote FOR the proposal to approve and adopt the amalgamation agreement.

When and where will the special meeting of shareholders be held?

        A special meeting of our shareholders will be held at The Mark Hotel, 77th Street at Madison Avenue, New York, New York 10021, on December 22, 2003 at 10:00 a.m. New York time. See "INTRODUCTION—General."

How many votes are required to approve the amalgamation?

        Approval of the amalgamation requires the affirmative vote of 75% of the votes cast at the special meeting. The presence in person or by proxy, of two or more holders of more than 50% of the issued and outstanding common shares of FLAG Telecom as of November 1, 2003, the record date for the special meeting is necessary to constitute a quorum at the special meeting. If more than 30% of the shareholders entitled to vote at the special meeting do not vote in favor of the approval and adoption of the amalgamation agreement and exercise their dissenters' rights, the amalgamation agreement may be terminated by Reliance Gateway. See "INTRODUCTION—General."

How can I vote my common shares?

        You may vote in either of two ways:

    •
    by completing and returning the enclosed proxy card; or

    •
    by appearing at the special meeting of shareholders and voting in person.

        If you complete and return the enclosed proxy but wish to revoke it, you must either file with the Secretary of FLAG Telecom a written, later-dated notice of revocation or send a later-dated proxy relating to the same shares to the Secretary of FLAG Telecom at or before the special meeting or attend the special meeting and vote in person. The principal executive offices of the FLAG Telecom group companies are located at 9 South Street, London WIK 2XA, United Kingdom. See "INTRODUCTION—Voting at the Special Meeting of Shareholders."

When will the amalgamation be completed?

        We anticipate that the amalgamation will be effective on or about January 2, 2004. However, if any condition in the amalgamation agreement has not been fulfilled by that time, the completion of the amalgamation agreement could be delayed. See "INTRODUCTION—General."

What happens if the Company's shareholders do not approve the amalgamation?

        The Company would continue to operate and to be a public company and the Company's board of directors would continue to pursue strategies to maximize shareholder value. If the shareholders do not approve the amalgamation, the Company may be required, under certain circumstances, to pay a termination fee equal to $6,210,000 to Reliance Gateway. See "THE AMALGAMATION—The Amalgamation Agreement—Expenses."

Do FLAG Telecom's directors and executive officers have interests in the amalgamation that are different from, or in addition, to mine?

        Pursuant to FLAG Telecom's stock option plan, the vesting and exercisability of all outstanding stock options will be accelerated upon completion of the amalgamation. Directors and officers who are holders of options to purchase FLAG Telecom's common shares that remain outstanding at the closing of the amalgamation will be entitled to receive for each option cash equal to the difference between $95.61 and the applicable exercise price of the options, multiplied by the number of common shares covered by the option. All options outstanding as of the closing of the amalgamation will be canceled to the extent permitted by and in accordance with applicable law.

        In August 2003, during informal discussions about a proposed transaction between Reliance Gateway and FLAG Telecom, and then again after the issuance of a press release by FLAG Telecom on October 16, 2003 announcing the execution of the amalgamation agreement, Reliance Gateway indicated verbally to Mr. Patrick Gallagher, the Chief Executive Officer of FLAG Telecom, its intention to retain the majority of FLAG Telecom's employees following the amalgamation. Reliance Gateway has since indicated that it will offer employment to the officers of FLAG Telecom post-closing and may retain some of the current directors. However, as of the date hereof, no employees of FLAG Telecom have been officially offered employment by Reliance Gateway.

        Additionally, the employment contract of Mr. Edward McCormack, the Chief Operating Officer of FLAG Telecom, contains a "change of control" provision that provides that, in the event Mr. McCormack's employment with FLAG Telecom is terminated by him within one month of the date of a change of control, or in the absence of a change of control by October 1, 2004, then he will be entitled to receive one year's salary plus a bonus equal to one year's salary, or approximately $800,000.

        The amalgamation agreement provides for the maintenance of the exculpation and indemnification provisions currently contained in FLAG Telecom's amended and restated Bye-laws and of directors' and officers' liability insurance for a period of five years after the effective time of the amalgamation. See "THE AMALGAMATION—Interest of Directors and Officers in the Amalgamation" and "THE AMALGAMATION—Treatment of Stock Options and Other Stock-Based Compensation."

What are the United States federal income tax consequences to me of the amalgamation?

        The amalgamation will be a taxable transaction to United States shareholders. For United States federal income tax purposes, each United States shareholder will generally recognize gain or loss in the amalgamation in an amount determined by the difference between the cash received and the tax basis in its common shares of FLAG Telecom. The amalgamation may also be a taxable transaction for state, local and other purposes, including any applicable foreign taxes. Tax matters are complicated and the tax consequences of the amalgamation may vary among shareholders. You should therefore consult your own tax advisor in order to understand fully how the amalgamation will affect you. See "THE AMALGAMATION—Certain Federal Income Tax Consequences."

Will I have appraisal rights?

        If you do not vote in favor of the amalgamation you will have the right to apply to the Supreme Court of Bermuda for an appraisal of the fair value of your shares under Section 106 of the Bermuda Companies Act of 1981, as amended. If more than 30% of the shareholders entitled to vote at the special meeting do not vote in favor of the approval and adoption of the amalgamation agreement and exercise their dissenters' rights, the amalgamation agreement may be terminated by Reliance Gateway. See "THE AMALGAMATION—Certain Legal Matters; Regulatory Approvals—Rights of Dissenting Shareholders."

How will I get payment for my common shares in the amalgamation?

        Promptly after consummation of the amalgamation, a transmittal letter and instructions for surrendering certificates formerly representing common shares of FLAG Telecom will be mailed to each shareholder of record of FLAG Telecom at the effective time of the Amalgamation. We have appointed HSBC Bank USA to act as the distribution agent for the amalgamation. Do not send share certificates with your proxy. See "THE AMALGAMATION—Payment for the Shares."

How can I learn more about the amalgamation?

        The amalgamation agreement, including the conditions to the closing of the amalgamation, is described under the caption "THE AMALGAMATION—The Amalgamation Agreement" and the amalgamation agreement and its amendment are attached as Annex A to this proxy statement. Also attached as Annex C and Annex D, respectively, are a commitment letter from Reliance Industries and a side letter between FLAG Telecom and Reliance Gateway. You should carefully read the entire amalgamation agreement, the commitment letter and the side letter (including the amendments to each) because they are the legal documents that govern the amalgamation. See "THE AMALGAMATION—The Amalgamation," "THE AMALGAMATION—Other Agreements" and Annex A, Annex C and Annex D.

Who can help answer my questions?

        If you would like additional copies of this proxy statement (which copies will be provided to you without charge) or if you have questions about the amalgamation, including the procedures for voting your shares, you should contact MacKenzie Partners, Inc., the proxy solicitor, via telephone at (212) 929-5500 or toll-free at (800) 322-2885 or via e-mail at proxy@mackenziepartners.com.

INTRODUCTION

General

        This Proxy Statement is being furnished to shareholders of FLAG Telecom Group Limited, a company organized under the laws of Bermuda (the "Company" or "FLAG Telecom"), in connection with the solicitation of proxies by the board of directors (the "Board of Directors" or the "Board") of the Company from holders of the outstanding common shares, par value $1.00 per share (the "Shares"), of the Company for use at the Special General Meeting of Shareholders to be held at The Mark Hotel, 77th Street at Madison Avenue, New York, New York 10021, on December 22, 2003 at 10:00 a.m. New York time and at any adjournments or postponements thereof (the "Special Meeting").

        At the Special Meeting, shareholders will be asked to consider and vote on the proposed amalgamation (the "Amalgamation") between the Company and Gateway Net Bermuda Limited ("Amalgamation Sub"), a direct, wholly-owned subsidiary of Reliance Gateway Net Limited, a company incorporated under the laws of India ("Reliance Gateway"), under the terms of an Agreement and Plan of Amalgamation, dated as of October 16, 2003 (as amended on October 28, 2003, the "Amalgamation Agreement"), by and between the Company and Reliance Gateway. A copy of the Amalgamation Agreement is attached hereto as Annex A.

        Pursuant to the terms of the Amalgamation Agreement, after the approval of the Amalgamation by the shareholders of the Company, the satisfaction or waiver of the other conditions to the Amalgamation, the filing of a duly executed and verified application for registration of the Amalgamated Company (as defined in "THE AMALGAMATION—The Amalgamation Agreement—The Amalgamation" section below) and such other documents as required by the Bermuda Companies Act of 1981, as amended (the "Companies Act") with the Registrar of Companies of Bermuda (the "Registrar"), (i) each Share issued and outstanding immediately prior to the effective time of the Amalgamation (the "Effective Time") will be converted into the right to receive $95.61 in cash, without interest (the "Amalgamation Consideration"), and (ii) each option to purchase Shares granted to any employee or director (or former employee or director) of the Company outstanding immediately prior to the Effective Time under any employee stock option or compensation plan or arrangement of the Company (a "Company Option"), whether or not vested or exercisable, will be canceled as of the Effective Time, to the extent permitted by and in accordance with applicable law, and will represent only the right to receive an amount in cash determined by multiplying (A) the excess, if any, of the Amalgamation Consideration over the applicable exercise price of such Company Option by (B) the number of Shares such holder could have purchased (assuming full vesting of all Company Options) had such holder exercised such Company Option in full immediately prior to the Effective Time.

Voting at the Special Meeting of Shareholders

        The close of business on November 1, 2003 has been established as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting. At the close of business on the Record Date, there were 2,000,000 Shares issued and outstanding, each of which is entitled to one vote at the Special Meeting, held by approximately 20 holders of record.

        Approval of the Amalgamation at the Special Meeting requires the affirmative vote of the holders of 75% of the total votes cast at the Special Meeting. The presence, in person or by proxy, of two or more holders of more than 50% of the issued and outstanding Shares as of the Record Date is necessary to constitute a quorum at the Special Meeting. If holders of more than 30% of the Shares entitled to vote at the Special Meeting do not vote in favor of the approval and adoption of the Amalgamation Agreement and exercise their dissenters' rights, the Amalgamation Agreement may be terminated by Reliance Gateway. A vote may be cast in favor of or against the Amalgamation or a shareholder may abstain from voting on the Amalgamation. Under Bermuda law, only votes cast in favor of a resolution count as affirmative vote. If no instruction is given on the proxy, the Shares will be voted "FOR" Item 1 in the proxy. Votes which are withheld, represented by "broker non-votes" or which are abstained from voting are counted for quorum purposes only.

        In order to vote on the approval of the Amalgamation Agreement at the Special Meeting, shareholders may attend the Special Meeting and vote in person or deliver executed proxies to the following address:

MacKenzie Partners, Inc.
105 Madison Avenue, 14th Floor
New York, New York 10016
USA

        Instructions with regard to the surrender of share certificates to the distribution agent, together with a letter of transmittal to be used for this purpose, will be forwarded to the Company's shareholders as promptly as practicable following the Effective Time of the Amalgamation. Shareholders should surrender share certificates only after receiving a letter of transmittal. Shareholders should not send any share certificates at this time.

THE AMALGAMATION

Background of the Amalgamation

        Since July 2002, Reliance Infocomm Limited (together with its affiliates, "Reliance Infocomm"), a key customer of the Company, has initiated, through its majority shareholder, Reliance Industries Limited ("Reliance Industries"), several conversations to acquire the Company. The first of such conversations commenced during the bankruptcy proceedings of the Company's predecessor, FLAG Telecom Holdings Limited ("Predecessor"), and certain of its subsidiaries in July and August 2002, the second in February 2003 and the third in September and October 2003. However, despite the continuity of its interest, none of Reliance Industries' approaches (each of which was unsolicited) was actively considered until the receipt by the Company of the September 16, 2003 Letter (defined below). The background of the Amalgamation, each of these approaches, as well as the Company's assessment of various strategic alternatives since its emergence from bankruptcy, are described below. For a description of Reliance Infocomm's customer relationship with the Company see "—Customer Relationship with Reliance Infocomm."

        On April 12, 2002, Predecessor and certain of its subsidiaries filed for bankruptcy protection under chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court, Southern District of New York. On October 9, 2002, Predecessor transferred substantially all of its assets and certain liabilities, at fair value, to the Company, as a result of transactions contemplated by a Plan of Reorganization (the "Plan") under Chapter 11 of the United States Bankruptcy Code and related Bermuda Schemes of Arrangement. Following the consummation of the transactions contemplated by the Plan, the capitalization structure of the Company included authorized capital stock of 3,000,000 common shares, no preferred shares and debt capitalization of approximately $82 million. As more fully described in the Company's Annual Report on Form 10-K for the year ended December 31, 2002:

  •
  Predecessor's bondholders received a combination of cash, a series of notes issued under an indenture dated October 9, 2002 (the "Indenture"), and 100,000 Shares (approximately 5% of the issued and outstanding Shares);

  •
  FLAG Limited's bondholders received 1,255,800 Shares (approximately 63% of the issued and outstanding Shares);

  •
  FLAG Atlantic Limited's bank lenders received 525,000 Shares (approximately 26% of the issued and outstanding Shares) and $82 million in cash; and

  •
  Trade creditors amended agreements with Predecessor or its affiliates and received other consideration, including, among other things, promissory notes, Shares and cash.

        Equity holders of Predecessor did not receive any consideration.

        During the pendency of Predecessor's bankruptcy proceedings, Predecessor received an unsolicited indication of interest from Reliance Industries. By way of letter dated July 17, 2002 (the "July 17, 2002 Letter"), addressed to representatives of Predecessor's Official Committee of Unsecured Creditors, which was comprised of representatives of Predecessor's bondholders, FLAG Limited's bondholders and trade creditors, and FLAG Atlantic Limited's bank lenders, Reliance Industries indicated an interest in acquiring the Company and gave a valuation range of the post-reorganization of Predecessor of between $165 million and $210 million, including an assumed debt capitalization of $82 million. The July 17, 2002 Letter indicated that the valuation range was based upon publicly available information and that the proposal, though not subject to any financing condition, was subject to due diligence and that Reliance Industries acquire approximately 90% of the Company's post-reorganization equity. The July 17, 2002 Letter acknowledged Reliance Industries' understanding that a hearing date had been scheduled for August 6, 2002 by the bankruptcy court to approve Predecessor's proposed Disclosure Statement and stated that Reliance Industries expected to make a definitive offer prior to that date.

        From the period on or about July 24 through August 1, 2002, representatives of Reliance Industries conducted due diligence. On August 1, 2002, after the conclusion of its due diligence, Reliance Industries verbally indicated that it had revised its offer to reflect an equity valuation range of $110 million to $134 million but did not specifically address whether it would assume debt to be issued by the Company as contemplated by the Plan. Although representatives of Predecessor, the Predecessor's Official Committee of Unsecured Creditors Committee and the FLAG Atlantic bank lenders met with Reliance Industries on August 2, 2002, the parties were unable to agree upon a mutually satisfactory price or transaction structure prior to August 6, 2002, the date on which Predecessor's Disclosure Statement was approved. After that time, discussions with Reliance Industries ceased.

        The Predecessor's Plan was approved on September 26, 2002 and became effective on October 9, 2002. During the period October 2002 through January 2003, Mr. PMS Prasad of Reliance Industries contacted Mr. Eugene Davis, a member of the newly-constituted Office of the Chair Committee (the "Office of the Chair Committee") of the Board of Directors, by telephone and by e-mail on several occasions to discuss revisiting the proposal made by Reliance Industries in August 2002. However, none of these conversations led to material discussions.

        In February 2003, Mr. PMS Prasad of Reliance Industries verbally indicated to Mr. Mark Spagnolo, the Company's interim Chief Executive Officer and a member of the Office of the Chair Committee, that Reliance Industries was interested in recommencing negotiations to acquire all of the outstanding Shares. On February 10, 2003, Reliance Industries sent an e-mail addressed to Mr. Davis expressing a preliminary, non-binding indication of interest of $135 million for the acquisition of 100% of the Company's equity. Although several verbal and email communications between Mr. Prasad and Mr. Thakur Sharma of Reliance Infocomm, on the one hand, and Mr. Spagnolo and Mr. Davis, on the other, relating to various possible types of transactions occurred, none of these communications, which ceased in February 2003, led to active discussions between Reliance Industries and the Company.

        During the month of February 2003, in addition to Reliance Industries' indication of interest, the Company also received two other third-party indications of interest, both of which were written, relating to the acquisition of all or a majority of the Shares. In light of these inquiries, which the Company explored but later deemed to be not worthy of pursuit, as well as a view that the Board of Directors may wish to evaluate a number of strategic alternatives, such as a financing, recapitalization and/or share purchase, the Office of the Chair Committee authorized the engagement of Houlihan Lokey Howard & Zukin (UK) Ltd. ("Houlihan Lokey"), as the Company's exclusive financial advisor. Pursuant to the terms of an engagement letter dated February 10, 2003, Houlihan Lokey was retained to advise the Company on the various indications of interest, including that of Reliance Industries, but also to assist the Company in assessing various strategic alternatives that may be available to the Company.

        In May 2003, the Company asked Houlihan Lokey to advise the Company on an optimum capital structure by June 25, 2003. At a Board meeting held on June 25, 2003, Houlihan Lokey presented its assessment, which included a presentation of the current equity and debt capitalization of the Company and suggested proposals, including a suggestion to redeem each series of notes issued under the Indenture (collectively, the "Indenture Notes") in order to eliminate the covenant restrictions contained in the Indenture.

        On July 23, 2003, at a special meeting of the Board of Directors held by teleconference, the Board of Directors authorized and approved the redemption of the Indenture Notes. In determining whether to redeem the Indenture Notes, the Board considered the Company's current ability to redeem the Indenture Notes at a discount, the practical effect of the covenant restrictions contained in the Indenture and that the Indenture contained a "change of control" provision that could accelerate the payment of the notes at the full face value of $50.25 million if one or more large shareholders of the Company, inadvertently or otherwise, triggered the provision. On July 25, 2003, the Company notified The Bank of New York, the trustee under the Indenture, of its election to make the redemption. As permitted under the Indenture, on August 25, 2003, the Company redeemed the Indenture Notes, which had a combined face value of $50.25 million, for a discounted redemption value of $35.25 million and paid all accrued but unpaid interest.

        Following the redemption of the Indenture Notes, the Board of Directors continued to review its strategic alternatives and, in connection therewith, adopted certain changes to the Company's Bye-laws, subject to the approval of the Company's shareholders. On August 22, 2003, the Company gave notice of its Annual General Meeting of Shareholders (the "AGM") to be held on September 25, 2003. As more fully explained in the Company's Proxy Statement dated August 22, 2003, in order to, among other things, enable the Company to increase the liquidity of its Shares and its corporate flexibility, the Company proposed certain amendments to the Company's Bye-laws. At the AGM, proposals relating to a sub-division of the Shares and an increase of the number of authorized Shares from 3,000,000 to 20,000,000 Shares were approved. However, proposals relating to the Board's ability to designate the terms of any undesignated Shares of authorized capital stock, the authorization to create a class of 10,000,000 preferred shares and the clarification of the staggered terms of the Board of Directors by restricting the shareholders' ability to remove the directors without cause were not approved.

        On or about August 1, 2003, in the context of ongoing customer meetings, Mr. PMS Prasad of Reliance Industries initiated a discussion with Mr. Patrick Gallagher, the Chief Executive Officer of the Company and a member of the Office of the Chair Committee, regarding a renewed interest in a possible transaction to acquire all or substantially all of the Shares. Mr. Gallagher informed the Board of these discussions at a regularly held Board meeting on August 4 and 5, 2003 and was requested by the Board to assess the scope and seriousness of Reliance Industries' intent.

        On September 12, 2003, by way of letter addressed to Mr. Gallagher (the "September 12, 2003 Letter"), Reliance Industries, citing that it had conducted a considerable amount of due diligence on the Company last year, indicated that, based on such due diligence and the Company's current public documents, it was prepared to acquire 100% of the fully diluted capital stock of the Company (including all outstanding options to purchase capital stock) for an aggregate cash purchase price of $165 million, subject to confirmatory due diligence and approval from the Board of Directors. The letter indicated that the proposal was not subject to any financing condition and was to expire on September 18, 2003 at 5:00 p.m. New York time. Moreover, the letter indicated that Reliance Industries was interested in expediting a transaction so as to enable it to finalize "the many alternatives available to Reliance for meeting its international bandwidth needs."

        In connection with the September 12, 2003 Letter, on or about September 15, 2003, Mr. Gallagher contacted Mr. PMS Prasad and representatives of Houlihan Lokey contacted representatives of Deutsche Bank AG, the financial advisor to Reliance Industries ("Deutsche Bank"), in an attempt to understand the valuation techniques used by Reliance Industries. After some discussion, Houlihan Lokey advised Deutsche Bank of its belief that Reliance Industries' valuation appeared to exclude certain material considerations, each of which were publicly available, and, on September 16, 2003, by letter addressed to the Board of Directors (the "September 16, 2003 Letter"), Reliance Industries revised its offer to acquire all of the fully-diluted capital stock of the Company (including all outstanding options to purchase capital stock) for a cash purchase price in the range from $186 million to $201 million, subject to the same conditions set forth in the September 12, 2003 Letter. The September 16, 2003 Letter was to expire on September 18, 2003 at 5:00 p.m. New York time.

        On September 17, 2003, the Board of Directors held a special meeting telephonically. After a brief introduction by Mr. Gallagher explaining the revised terms contained in the September 16, 2003 Letter, Mr. Gallagher called upon Houlihan Lokey Howard & Zukin Financial Advisors, Inc., an affiliate of Houlihan Lokey ("HLHZ"), which indicated that it understood that if a decision were made to seek to enter into a transaction with Reliance Industries, the Board would likely request it to render an opinion as to the fairness from a financial point of view of the Amalgamation Consideration to be paid, but that today's meeting was for informational purposes only. HLHZ then reviewed generally with the Board the various valuation methodologies and analyses it typically follows in order to be able to render a fairness opinion and then specifically reviewed the proposed aggregate consideration of $186 million to $201 million based on the methods of valuation that are described in detail at "—Opinion of HLHZ."

        After extensive discussion, including a discussion of free cash flow projections for the years 2004 through 2006 (the "Projections"), which had been presented by management to the Office of the Chair Committee on September 15, 2003 and were reflective of various assumptions concerning the Company's business risks and opportunities, the Board authorized the members of the Office of the Chair Committee to negotiate and execute a confidentiality agreement, together with a standstill provision, with Reliance Industries in order to enable Reliance Industries to conduct due diligence. From the period September 18, 2003 through September 21, 2003, representatives of Akin Gump Strauss Hauer & Feld LLP, legal counsel to the Company ("Akin Gump"), and representatives of Davis Polk & Wardwell, legal counsel to Reliance Industries ("Davis Polk"), attempted to negotiate a mutually satisfactory confidentiality agreement to no avail. The primary issues related to the inability to agree on the terms of a standstill provision and the fact that Reliance Industries had requested that the Company postpone or withdraw the Bye-law proposals described above from the agenda at the AGM. Discussions with respect to a confidentiality agreement ceased as of September 21, 2003.

        On September 23, 2003, by letter addressed to the Board of Directors and the CEO (the "September 23, 2003 Letter"), citing "the discussions that the parties' respective advisors and we have had," Reliance Industries submitted an all cash offer of $195 million for all of the fully diluted capital stock of the Company (including all outstanding Company Options). The offer was conditioned upon receipt of approval of the Board of Directors and the execution of mutually definitive documentation containing customary provisions. The letter indicated that because of Reliance Industries' knowledge of the Company's industry and the level of due diligence that it had previously conducted with respect to the Company, the offer was not subject to any due diligence condition. The September 23, 2003 Letter went on to further state that "as an alternative to the acquisition of the Company, Reliance's options include building its own system, participating in SeaMeWe4 or contracting capacity on the I2I and/or SeaMeWE3." The offer was to expire on September 30, 2003 at 5:00 p.m. New York time.

        The Office of the Chair Committee met telephonically on September 23, 2003 to discuss the September 23, 2003 Letter and subsequently requested that Reliance Industries extend its offer until October 2, 2003, 5:00 p.m. New York time, as the Board of Directors had a regularly scheduled Board meeting on October 1, 2003.

        On October 1, 2003, prior to the Board of Directors' meeting, the Office of the Chair Committee, the Company's General Counsel, Akin Gump and Houlihan Lokey met with Reliance Industries, Davis Polk and Deutsche Bank, to clarify certain aspects of the September 23, 2003 Letter, including Reliance Industries' proposed timing and structure of a transaction.

        At the October 1, 2003 meeting of the Company's Board of Directors, the Board was apprised of the results of the AGM. The Board then reviewed and discussed the proposal contained in the September 23, 2003 Letter. HLHZ presented an overview of the Projections, including certain valuation considerations, recent developments in the relevant telecom markets and other risks and opportunities to the Company's business plan. Following HLHZ's presentation, a discussion among the Board members ensued. Subsequently, Messrs. Gallagher and Ed McCormack, a director and the Chief Operating Officer of the Company, along with senior management present at the meeting, were excused in lights of management's ongoing relationship with Reliance Infocomm and to allow the non-management directors to continue to discuss the offer. After a lengthy discussion, Messrs. Gallagher and McCormack were asked to return to the room and then the full Board appointed a Special Committee, comprised of Messrs. Robert Aquilina, Eugene Davis and Anthony Pacchia (the "Special Committee"), to negotiate definitive terms and conditions with respect to a possible transaction with Reliance Industries.

        Between October 2, 2003 and October 16, 2003, the Special Committee, with the assistance of the Company's General Counsel, Akin Gump and Houlihan Lokey, negotiated the principal terms and conditions of the Amalgamation Agreement with Reliance Gateway, Davis Polk and Deutsche Bank.

        At an October 12, 2003 special meeting of the Board of Directors convened for the purpose of updating the Board of Directors on the progress of the negotiations, the Special Committee, together with representatives of Akin Gump and Houlihan Lokey, informed the Board that Reliance Gateway had raised the offer to $207 million in cash, that Reliance Industries Limited had agreed to issue a performance commitment (although the terms and conditions of that commitment had yet to be negotiated fully), and that there were several conditions to consummating the transaction, including a right of Reliance Gateway to terminate the Amalgamation Agreement in the event that holders of 30% or more of the Shares exercised their dissenters' rights or in the event an injunction outside of India that restricts the transactions (in certain circumstances). In addition, the Board discussed the issue that both parties had the right to terminate the Amalgamation Agreement if the transactions contemplated thereby had not been consummated by February 28, 2004. The Board also discussed the risks of potential damage to the Company if the Amalgamation was announced but did not close. In connection therewith, the Board discussed a proposal that Reliance Infocomm commit to using the Company as its "preferred supplier" of telecom capacity in the event that the transactions contemplated by that Amalgamation Agreement had not been consummated by February 28, 2004 and Reliance Gateway terminates the Amalgamation Agreement based upon that condition. After extensive discussion, the Board of Directors authorized and directed the Special Committee to finalize the negotiations with Reliance Gateway, provided that the final documentation remain subject to the review and approval of the Board prior to it being executed.

        During the period October 12, 2003 through October 16, 2003, the Special Committee and its advisors negotiated the final terms of the outstanding issues. On October 14, 2003, the Special Committee requested that HLHZ be prepared to provide a fairness opinion if so requested by the Board at a special Board meeting to be held on October 15, 2003.

        At an October 15, 2003 special meeting of the Board of Directors, HLHZ provided an overview of the proposed transaction between the Company and Reliance Gateway, including a discussion regarding a proposed aggregate cash consideration of $207 million, or a per Share value to common shareholders of $95.61 in cash. In addition, the Special Committee announced that it had negotiated a termination fee payable by the Company in certain circumstances of $6.21 million, or 3% of the transaction value. Akin Gump advised the Board of the status of the transaction issues raised at the October 12, 2003 special meeting of the Board including the agreement in principal of the material terms of a performance commitment (as amended, the "Commitment Letter"), which is described in "THE AMALGAMATION AGREEMENT—Other Agreements—The Commitment Letter." HLHZ, upon request, then presented the Board of Directors with its opinion as to the fairness of the consideration to be received by the Company's shareholders from a financial point of view, concluding that the $95.61 per Share cash consideration was fair to the holders of the Shares. At the special meeting, the Board of Directors unanimously:

  •
  determined that the Amalgamation is fair to and in the best interests of the Company and its shareholders, and that the Amalgamation Consideration represents the fair value of the Shares;

  •
  approved the Amalgamation Agreement and the transactions contemplated thereby;

  •
  declared the Amalgamation Agreement advisable; and

  •
  recommended that the shareholders of the Company vote for the approval and adoption of the Amalgamation Agreement.

        On October 16, 2003 prior to the opening of the U.S. financial markets, the parties executed the Amalgamation Agreement and contemporaneously with the execution and delivery of the Amalgamation Agreement executed a side letter (as amended, the "Side Letter"), which is described in "THE AMALGAMATION AGREEMENT—Other Agreements—The Side Letter." Additionally, Reliance Industries Limited and the Company executed and delivered the Commitment Letter. Also on October 16, 2003 prior to the opening of the U.S. financial markets, the parties issued separate press releases announcing the execution of the Amalgamation Agreement.

Reasons for Amalgamation Agreement and the Amalgamation

        The Board of Directors has determined that the Amalgamation Agreement and Amalgamation are advisable and fair to and in the best interests of the Company and its shareholders. The Board of

Directors has unanimously adopted a resolution approving the Amalgamation Agreement and the resulting Amalgamation and has unanimously recommended that the Company's shareholders vote "FOR" the proposal to approve and adopt the Amalgamation Agreement and Amalgamation. In making those determinations, the Board of Directors considered the following factors:

  •
  the fact that the Amalgamation Consideration represented a substantial premium of approximately 52% over the closing market price of the Shares of $63.00 per Share on October 15, 2003, the last trading day before the public announcement of the Amalgamation Agreement;

  •
  the ability of the Company's shareholders to receive cash proceeds upon consummation of the Amalgamation;

  •
  the belief that the Amalgamation Consideration is attractive in light of the Company's historical and current financial operations, prospects (including the Projections), business strategy, and competitive position in its industry, including recently announced competing initiatives to the Company's business plan, especially in the Company's key geographical market segments, the Middle East and Asia and the Company's concerns over gaining further access to customers and increasing its capacity in the Indian market;

  •
  the risk to the Company's business plan in the event that Reliance Industries pursued any of the available capacity alternatives described in "—Discussions Relating to the September 23, 2003 Letter";

  •
  the availability of dissenters' rights for shareholders under the Companies Act. See "—Certain Legal Matters; Regulatory Approvals—Rights Of Dissenting Shareholders";

  •
  the fact that Reliance Gateway's obligation to consummate the Amalgamation is not subject to due diligence;

  •
  the terms and conditions of the Amalgamation and the Amalgamation Agreement, including the amount and form of the consideration and the ability of the Board of Directors under certain circumstances to negotiate with any person or entity that makes an unsolicited proposal to acquire the Company that meets the criteria contained in the Amalgamation Agreement required for the proposal to constitute a Superior Proposal (as defined in "—The Amalgamation Agreement—No Solicitation of Acquisition Proposals" section below), and to terminate the Amalgamation Agreement due to that Superior Proposal;

  •
  the nature and terms of the financing commitments made pursuant to the Commitment Letter attached hereto as Annex C. See "—Other Agreements—Commitment Letter";

  •
  the financial analysis of HLHZ and the fact that HLHZ is a nationally recognized, independent investment bank, regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions; and

  •
  the opinion of HLHZ to the Board of Directors, which as of October 15, 2003, and on the basis and subject to the matter reviewed with the Board of Directors, stated that the Amalgamation Consideration was fair to the shareholders from a financial point of view. See "THE AMALGAMATION—Opinion of HLHZ" and Annex B.

        The Board of Directors also considered a variety of risks and other potentially negative factors concerning the Amalgamation, including, among other things:

  •
  following the Amalgamation, the Company's shareholders will cease to participate in the Company's future earnings growth or benefit from any increase in the Company's value; and

  •
  a possibility that the Amalgamation will not be completed, including as a result of the Company's shareholders not approving the Amalgamation by the requisite three-fourths of the votes cast, or holders of more than 30% of the outstanding Shares exercising their dissenters' rights and Reliance Gateway terminates the Amalgamation Agreement, in which event there are substantial fees and expenses associated with the pursuit of the Amalgamation. See "THE AMALGAMATION—The Amalgamation Agreement—Termination and Effect of Termination."

        In view of the large number of factors considered by the Board of Directors in connection with the evaluation of the Amalgamation and the complexity of these matters, the Board of Directors did not consider it practicable to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision, nor did it evaluate whether these factors were of equal importance. In addition, each member of the Board of Directors may have given different weight to the various factors. The Board of Directors held extensive discussions with, and relied on the experience and expertise of HLHZ when analyzing the quantitative and qualitative analysis of the financial terms of the Amalgamation. The Board of Directors conducted a discussion of, among other things, the factors described above, including asking questions of the Board of Directors' financial and legal advisors, and receiving advice on its duties under Bermuda law, and reached the conclusion that the Amalgamation was in the best interests of the Company and its shareholders.

Subsequent Third Party Proposals

        On October 16, 2003 after the public announcement of the execution of the Amalgamation Agreement, Mr. Aquilina received a phone call and an e-mail from Pivotal Private Equity, a private equity firm ("Pivotal"), which indicated an interest in acquiring the Company. The Board of Directors met to discuss the communications on October 22 and 23, 2003. After lengthy discussions, and after consultation with Akin Gump, Houlihan Lokey and Bermuda counsel, the Board of Directors determined that these indications of interest did not constitute an offer or proposal that could reasonably be expected to lead to a Superior Proposal. Accordingly, and in light of the Company's contractual obligations under Section 6.03 of the Amalgamation Agreement, and the Board's duties under Bermuda law, the Board determined that neither the Company nor its directors, officers or representatives was at liberty to pursue conversations with Pivotal based upon the phone call and e-mail. As a result, on October 24, 2003, pursuant to instructions by the Board of Directors, Akin Gump advised Pivotal of such determination by letter.

        On October 28, 2003, Akin Gump received a letter from Pivotal, which indicated that it is Pivotal's intention, following confirmatory due diligence, to submit an offer that would constitute a Superior Proposal. The Board of Directors met on October 29 and 30, 2003 to discuss the letter. After lengthy discussions, and after consultation with Akin Gump, Houlihan Lokey and Bermuda counsel, the Board of Directors determined that this letter did not constitute an offer or proposal that could reasonably be expected to lead to a Superior Proposal. Accordingly, and in light of the Company's contractual obligations under Section 6.03 of the Amalgamation Agreement and the Board's duties under Bermuda law, the Board determined that neither the Company nor its directors, officers or representatives was at liberty to pursue conversations with Pivotal based upon the letter. As a result, on October 30, 2003, pursuant to instructions by the Board of Directors, Akin Gump advised Pivotal of such determination by letter.

        On November 17, 2003, Akin Gump received another letter from Pivotal, which indicated that Pivotal would be willing to enter into an agreement and plan of amalgamation on terms substantially similar to those set forth in the Amalgamation Agreement, with "total amalgamation consideration of not less than $220 Million U.S. (plus amounts payable in respect of Company Options pursuant to section 2.05 of the 'Reliance Agreement')," subject to confirmatory due diligence and that such offer would not be subject to a financing contingency. The Board of Directors met on November 18, 2003 to discuss the terms of this letter and, after consultation with Akin Gump, Houlihan Lokey and Bermuda counsel, determined that the communications contained in this letter did constitute an offer or proposal that could reasonably be expected to lead to a Superior Proposal. Accordingly, the Company intends to contact Pivotal to enter into discussions with Pivotal as permitted by the Amalgamation Agreement.

        In addition to the foregoing advances by Pivotal, on November 7, 2003, Mr. Mark Spagnolo, a member of the Board of Directors, received an unsolicited telephone call from another third party that stated that it would be interested in "beating the Reliance offer." Mr. Spagnolo informed the third party that, pursuant to the terms of the Amalgamation Agreement, he was restricted from participating in any discussions with respect to such indication of interest. Such third party has not made any further contact with the Company.

Subsequent Discussions with Harbert

        From the period on or about November 13, 2003 through November 18, 2003, representatives of the Company's largest shareholder, Harbert Distressed Investment Master Fund, Ltd. and certain of its affiliates (collectively, "Harbert"), contacted representatives of each of the Company and Reliance Gateway in an effort to resolve an issue of profit disgorgement that Harbert, as a holder of more than 10% of the Shares, may face as a result of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "1934 Act"). During such period, the Company suggested that it may be prepared to terminate the registration of the Shares under the 1934 Act ("Deregistration") in exchange for a voting agreement pursuant to which Harbert would agree to vote in favor of the approval and adoption of the Amalgamation Agreement. Deregistration would potentially eliminate any disgorgement issues posed by Section 16(b) of the 1934 Act. The process required for Deregistration could take up to 90 days from the date a Form 15 is filed with the Securities and Exchange Commission (the "Commission") although the Company would likely seek to accelerate the effectiveness of a Deregistration. If the Company were to initiate a Deregistration and such Deregistration were not accelerated, the Special Meeting could be postponed. In addition, the Company is aware of discussions between Harbert and Reliance Gateway during the same period relating to a proposed agreement pursuant to which Harbert would agree to vote in favor of the approval and adoption of the Amalgamation Agreement in exchange for cash consideration. As of the date of this Proxy Statement, there is no agreement with respect to any of the foregoing proposals nor can there be any assurances that any such agreement, or whether any other agreements, can or will be reached.

Markets and Market Price

        The Shares trade on the over-the-counter bulletin board under the symbol "FTGLF.PK." On October 15, 2003, the last trading day prior to the public announcement of the execution of the Amalgamation Agreement, the composite closing price of the Shares, as reported on the pink sheets, was $63.00 per Share. At $95.61 per Share, the cash consideration represents a premium of approximately 52% over the $63.00 composite closing price of the Shares as reported on the pink sheets of the over-the-counter-market on October 15, 2003. On November 17, 2003, the last trading day prior to the date of the printing of this Proxy Statement, the composite closing price of the Shares, as reported on the pink sheets of the over-the-counter market, was $85.25 per Share.

Customer Relationship with Reliance Infocomm

        Reliance Infocomm has been a key customer of the Company since December 2002 when FLAG Atlantic France SAS, a subsidiary of the Company, entered into a capacity sale agreement (the "Capacity Agreement") with Reliance Infocomm, under which Reliance Infocomm purchased capacity (combined with a small amount of co-location space) on a long-term right of use ("ROU") basis and retained an option to acquire a limited amount of additional ROU capacity at agreed prices. The initial ROU capacity was purchased by Reliance Infocomm for $12.6 million.

        The Capacity Agreement was subsequently restated on the same terms but with Reliance Communications Incorporated ("Reliance Communications") as a co-signatory with Reliance Infocomm and Reliance Infocomm acquired additional capacity under the option with some of such capacity being purchased by its affiliates Reliance Communications and Reliance Communications Infrastructure Limited for a further $22.4 million, bringing the total ROU capacity acquired to US$35.0 million or approximately 44% of the Company's 2003 new contract values through the six month period ended June 30, 2003. The total revenue, based upon generally accepted accounting principles ("GAAP"), derived from the Capacity Agreement for the six months ended June 30, 2003 was $218,000 or less than 1% of the Company's total GAAP revenue for the period then ended. Access to this additional capacity is currently blocked by the local landing party, VSNL, and the additional capacity has not yet been activated.

        Annual operations and maintenance fees are payable on the ROU capacity for the lifetime of the FLAG Europe Asia cable system. These fees are calculated as a percentage of the initial ROU capacity purchase price.

        Reliance Infocomm and its affiliates also have the option to purchase up to two STM-1s of additional ROU capacity on the terms agreed in the initial capacity sale agreement.

Opinion of HLHZ to the Board of Directors

        The Company retained HLHZ in connection with Reliance Industries' Amalgamation proposal to render an opinion as to whether the consideration to be received by the holders of the Shares in the Amalgamation was fair to such holders from a financial point of view. The fairness opinion was prepared to assist the Board of Directors in evaluating the terms of the Amalgamation. The Company retained HLHZ based upon the Company's existing relationship with Houlihan Lokey, an affiliate of HLHZ, and HLHZ's qualifications, expertise and reputation. HLHZ is a nationally recognized investment banking firm that is engaged in providing financial advisory services and rendering fairness opinions in connection with mergers and acquisitions, leveraged buyouts, business and securities valuations for a variety of regulatory and planning purposes, recapitalizations, financial restructurings and private placements of debt and equity securities.

        HLHZ presented its analysis as described below at meetings of the Board of Directors on October 1, 2003 and October 15, 2003, in connection with the Board's consideration of Reliance Industries' Amalgamation proposal of cash consideration to the shareholders of the Company of $95.61 per Share in cash. HLHZ rendered to the Board of Directors its oral opinion (subsequently confirmed in writing) that, as of October 15, 2003, and subject to the assumptions, limitations and qualifications set forth in its written opinion, the consideration to be received by the shareholders of the Company in connection with the transaction was fair to them from a financial point of view.

        The summary of the fairness opinion set forth below is qualified in its entirety by reference to the full text of the fairness opinion, which is attached as Annex B to this Proxy Statement. You are urged to read the fairness opinion in its entirety.

        In arriving at its fairness opinion, among other things, HLHZ did the following:

  •
  reviewed the Company's annual report to shareholders on its Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed on July 3, 2003, its Annual Report on Form 10-K/A for the fiscal year ended December 31, 2002 filed August 14, 2003, and quarterly reports on Form 10-Q for the quarters ended March 31, 2003, and June 30, 2003;

  •
  reviewed the Third Amended and Restated Disclosure Statement of Predecessor dated August 8, 2002;

  •
  reviewed a draft of the Amalgamation Agreement and reviewed the Indenture;

  •
  reviewed the Company's Definitive Proxy Statement dated August 22, 2003;

  •
  met with certain members of the senior management of the Company to discuss the Company's operations, financial condition, future prospects and projected operations and performance of the Company, and met with representatives of Akin Gump;

  •
  reviewed forecasts and projections prepared by the Company's management with respect to the Company for the years ending December 31, 2003 through 2006;

  •
  reviewed the historical market prices and trading volume for the Shares;

  •
  reviewed certain other publicly available financial data for certain companies that HLHZ deemed comparable to the Company, and publicly available prices paid in other transactions that HLHZ considered similar to the transaction;

  •
  reviewed drafts of certain documents to be delivered at the signing of the Amalgamation Agreement; and

  •
  conducted such other studies, analyses and inquiries as HLHZ deemed appropriate.

        HLHZ used several methodologies to assess the fairness of the consideration to be received by the Company's shareholders in connection with the Amalgamation. HLHZ made qualitative judgments as to the significance and relevance of each methodology. The following is a summary of the material points of the financial analyses used by HLHZ in connection with providing its opinion in connection with the Amalgamation. This summary is qualified in its entirety by reference to the full text of such opinion, which is attached as Annex B to this Proxy Statement. HLHZ utilized each of the following analyses based upon its view that it is reflective of generally accepted valuation methodologies and appropriate given the accessibility of information regarding comparable publicly traded companies, available information regarding similar change of control transactions, and the availability of forecasts from management of the Company. Each analysis provides an indication of the Company's per Share equity value in order to assess the fairness of the consideration to be received by the shareholders of the Company in connection with the Amalgamation. Equity value is a term used to describe the portion of a company's enterprise value together with the value of its non-operating assets that is available to the company's stockholders. Enterprise value is a term used to describe the total value of a company's ongoing business operations. One can calculate a company's equity value by subtracting total debt from and adding cash to the enterprise value.

        Although HLHZ utilized all of the methodologies detailed below to arrive at its conclusions, it considered the discounted cash flow methodology to be more appropriate than the other methodologies for the following reasons:

  •
  First, the companies deemed most comparable to the Company are not public entities, and for those generally comparable companies that are public entities, there was a lack of reliable public information regarding their cash revenues, which together made the market multiple methodology less reliable.

  •
  Second, most comparable telecom transactions that have occurred over the last 18 months involved distressed companies or companies with different types of assets or in different lines of business than the Company, which made the comparable transaction methodology less reliable.

        Therefore, while comparable company and comparable transaction methodologies were considered relevant by HLHZ, they were given less emphasis in HLHZ's methodology than the discounted cash flow analysis.

        HLHZ performed the following analyses:

        Discounted Cash Flow Methodology.    The discounted cash flow methodology provides a valuation of a company based on the present value of the free cash flows generated by the company over time. The free cash flows analyzed are the projected cash flows of the company's ongoing business operations after the effects of taxes, working capital changes, and capital expenditures have been taken into consideration. These free cash flows are projected by the company's management. The free cash flows for all periods following the last projected period are represented by a single value called a terminal value, which is based on the final period's free cash flows multiplied by an appropriate valuation factor. In this approach, called the "Gordon Growth Approach," this valuation factor is calculated based on a selected growth rate appropriate for the business that is assumed to apply to the company's free cash flows each year after the final period. The terminal value thus represents the value of the free cash flows for all periods following the last projected period, assuming they grow at the selected growth rate into perpetuity. To calculate the present value of the company's free cash flows, the total free cash flow for each projected period is multiplied by a factor called a discount factor that discounts that free cash flow depending on how far in the future the free cash flow occurs. Free cash flows that are projected to occur later in time are discounted more. The discount factor for a given time period also depends on another quantity, expressed as a percentage, called a weighted average cost of capital ("WACC") that determines by how much the free cash flow is discounted. Higher WACCs produce more severe discounts. WACCs are selected based on, among other things, an inspection of the WACCs for the company's publicly traded comparable companies, the U.S. treasury rate, or risk-free rate, observed in the market, the average return provided in the equity markets in excess of the risk-free rate over time, and the average return provided by smaller companies in the equity markets in excess of larger companies over time. A company's WACC is an average rate of return, expressed as a percentage, that is calculated for all of that company's securities based on the interest rates of its debt securities and the volatility of the price of its common stock in the public market.

        In the discounted cash flow methodology, HLHZ considered projected free cash flows provided by the Company's management. In doing so, HLHZ analyzed the Company's free cash flow projections using assumptions initially provided by the Company's management in preparing such projections. HLHZ further analyzed the Company's management's free cash flow projections using alternative assumptions concerning the Company's business risks and opportunities as provided by the Company's management.

        HLHZ selected a terminal value based on a Gordon Growth valuation factor calculated based on a free cash flow growth rate of 2% and a WACC of 18%, multiplied by the Company's projected free cash flow for 2006, the last projected period. HLHZ selected a WACC of 18% based on, among other things, an analysis of the WACCs for the Company's publicly traded comparable companies, the risk-free rate observed in the market, the average return provided in the equity markets in excess of the risk-free rate over time, and the average return provided by smaller companies in the equity markets in excess of larger companies over time. HLHZ considered a range of free cash flow growth rates for calculating a range of Gordon Growth factors as well as a range of WACCs. The discounted cash flow methodology produced a range of indicated aggregate equity values of $121 million to $221 million. The breadth of the valuation range reflected the range of free cash flow growth rates and WACCs selected, as well as the various different assumptions concerning the Company's business risks and opportunities which were used to analyze the Company's projected free cash flow.

        Market Multiple Methodology.    The market multiple methodology provides a valuation of a company based on a comparison between the company and publicly traded companies deemed comparable to it. To value a company using this methodology, different measures of a company's earnings, such as revenues or earnings before interest expense and taxes, are multiplied by quantities known as valuation multiples that are deemed appropriate to the company. The selection of appropriate valuation multiples is guided by an inspection of the comparable companies themselves and their valuation multiples based on the public market for their common stock. To calculate valuation multiples for a given comparable company, its enterprise value is divided by different measures of its earnings, such as revenues or earnings before interest expense and taxes. The resulting number is a ratio of the given comparable company's enterprise value to its different earnings measures. In other words, the ratio indicates the company's enterprise value as a multiple of its earnings. More valuable companies have higher multiples. Once valuation multiples for the comparable companies have been calculated, the company's financial characteristics are compared to those of the comparable companies. Based on this comparison, valuation multiples appropriate to the company are selected and applied to the company's earnings as discussed above. After the company's enterprise value is calculated, equity value is calculated as discussed above.

        HLHZ deemed the selected companies reasonably comparable to the Company based on the industry in which the Company operates. The Company's principal operations are to provide international wholesale network transport and communications services. Most direct comparables to the Company are no longer (or were never) public entities. HLHZ, therefore, in addition to selecting pure-play wholesale bandwidth and raw service providers, selected companies that own their own fiber network and service primarily the multi-national corporation or business segments. Due to a lack of information regarding cash revenue multiples, HLHZ restricted its analysis to revenue multiples calculated using financial information presented in accordance with GAAP used in the jurisdiction which governed the preparation of the financial statements. The comparable companies selected by HLHZ included Cable & Wireless PLC, COLT Telecom Group PLC, Equant N.V., Infonet Services

Corp. and Level 3 Communications Inc. Based on publicly available information, HLHZ calculated enterprise valuation multiples based on GAAP revenues for the comparable companies.

        The analysis showed that the multiples exhibited by the comparable companies as of October 13, 2003, were as follows:

Comparable Company Valuation Statistics
Total Enterprise Value / Revenues

Actual
	Latest Fiscal Year	Last Twelve Months	Projected Next Fiscal Year
Mean	1.5x	1.3x	1.4x
Median	1.0x	1.0x	1.1x

        HLHZ selected a range of 2003 GAAP revenue valuation multiples of 1.0x to 1.3x based on, among other things, an analysis of the financial characteristics and business models associated with the comparable companies. This range of valuation multiples was then applied to the Company's 2003 projected GAAP revenues. The market multiple methodology produced a range of indicated aggregate equity values of $170 million to $210 million. As mentioned above, the companies deemed most comparable to the Company were not public entities at the time the analysis was performed, and for those companies that were public entities, the lack of reliable public information regarding their cash revenues made the market multiple methodology less reliable. As a result, HLHZ placed less importance on this methodology compared to the discounted cash flow methodology.

        Comparable Transaction Methodology.    The comparable transaction methodology provides a valuation of a company based on a comparison between a company and other companies deemed comparable to it that have been acquired. As with the market multiple methodology, to value the company using this methodology, different measures of a company's earnings are multiplied by valuation multiples that are deemed appropriate to the company. The selection of appropriate valuation multiples is guided by an inspection of the acquired comparable companies themselves and the valuation multiples implied by their acquisitions. To calculate valuation multiples for a given acquired company, its enterprise value is divided by different measures of its operating performance. In the case of an acquisition, an acquired company's enterprise value is calculated by adding its total debt prior to the acquisition to the aggregate value paid for the company's common stock and then subtracting the company's cash balance prior to the acquisition. The resulting number is a ratio of the acquired company's implied enterprise value to its different earnings measures. In other words, the ratio indicates the company's enterprise value as a multiple of its earnings.

        More valuable companies have higher multiples. Once valuation multiples for the acquired companies have been calculated, the company's financial characteristics are compared to those of the acquired companies. Based on this comparison, valuation multiples appropriate to the company are selected and applied to the company's earnings as discussed above. After the company's enterprise value is calculated, equity value is calculated as discussed above.

        Under the comparable transaction methodology, HLHZ reviewed a total of eight transactions announced between August 2002 and July 2003 and focused on transactions involving companies deemed most comparable to the Company. HLHZ identified announced change of control acquisitions of the following companies: Broadwing Communications, Inc., Genuity, Inc., Global Crossing Ltd., GT Group Telecom Inc., Japan Telecom Co., Teleglobe International Holdings Ltd. and WilTel

Communications Group, Inc. The analysis showed that the multiples exhibited in the change of control transactions were as follows:

Total Enterprise Value/ Last Twelve Months GAAP Revenue
Low	0.1x
High	1.0x
Mean	0.3x
Median	0.2x

        HLHZ selected a range of GAAP revenue valuation multiples of 0.70x to 1.0x based on, among other things, an analysis of the financial characteristics and lines of business associated with the comparable companies. This range of valuation multiples was then applied to the Company's 2003 GAAP revenues. The comparable transaction methodology produced a range of indicated aggregate equity values of $130 million to $170 million. As mentioned above, most precedent transactions considered involved distressed companies or companies with different assets or in different lines of business than the Company, making the comparable transaction methodology less reliable. As a result, HLHZ placed less importance on this methodology compared to the discounted cash flow methodology.

        HLHZ also noted that the offering price of $95.61 in cash for each Share in the proposed Amalgamation represented a premium of approximately 52% over the closing Share price of $63.00 on the over-the-counter market on October 14, 2003 (one trading day prior to the date on which the Board of Directors approved the Amalgamation).

        No company, transaction or business used in the market multiple analysis or the comparable transaction analysis as a comparison is identical to the Company or the transaction. Accordingly, an analysis of the results of the foregoing is not entirely mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition, public trading and other values of the comparable companies, selected transactions or the business segment, company or transactions to which they are being compared. The analyses were prepared solely for purposes of HLHZ providing its opinion to the Company's Board of Directors as to the fairness of the consideration to be received by the shareholders of the Company from a financial point of view.

        Summary of Analysis.    The table below illustrates the indications of value reached by HLHZ based on the Discounted Cash Flow Methodology, Market Multiple Methodology, and Comparable Transaction Methodology. For purposes of comparison with the consideration proposed by Reliance Industries, the per Share values shown below were calculated by dividing the aggregate equity values by the fully diluted number of Shares.

Equity Value
	Aggregate	Per Share
($ in millions, except per Share values)
Value Based on a Discounted Cash Flow Methodology	$121 — $221	$54.90 — $100.55
Value Based on a Market Multiple Methodology	$170 — $210	$77.42 — $95.69
Value Based on Comparable Transaction Methodology	$130 — $170	$59.15 — $77.42

        Determination of Fairness.    After determining the equity value of the Company, HLHZ noted that the consideration of $95.61 per Share in cash as provided for in the transaction equated to an aggregate equity value of approximately $210 million divided by the fully diluted number of Shares. HLHZ noted that this consideration was in the top half of or exceeded the ranges of indicated value that resulted from HLHZ's analyses. Accordingly, HLHZ determined that the consideration to be received by the shareholders of the Company in connection with the transaction is fair to them from a financial point of view, subject to the assumptions, limitations and qualifications set forth in its written opinion.

        In arriving at its fairness opinion, HLHZ reviewed key economic and market indicators, including, but not limited to, inflation rates, interest rates, consumer spending levels, unemployment rates and general stock market performance. HLHZ's opinion is based on the business, economic, market and other conditions as they existed as of October 15, 2003, and on the confidential financial projections of the Company provided to HLHZ in September 2003. In rendering its opinion, HLHZ relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information provided to HLHZ by the management of the Company, including the confidential financial projections, and that the confidential financial projections had been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Company; that no material changes have occurred in the information reviewed between the date of the information provided and the date of the HLHZ opinion; and that there were no facts or information regarding the Company that would cause the information supplied by HLHZ to be incomplete or misleading in any material respect. HLHZ did not independently verify the accuracy or completeness of the information supplied to it with respect to the Company and does not assume responsibility for it.

        HLHZ did not make any independent appraisal of the specific properties or assets of the Company. HLHZ assumed that the Company is not involved in any material transaction other than the proposed Amalgamation and those activities undertaken by the Company in the ordinary course of business.

        HLHZ WAS NOT ASKED TO OPINE AND DOES NOT EXPRESS ANY OPINION AS TO: (i) THE TAX OR LEGAL CONSEQUENCES OF THE TRANSACTIONS CONTEMPLATED BY THE AMALGAMATION; (ii) THE REALIZABLE VALUE OF THE COMPANY'S COMMON SHARES OR THE PRICES AT WHICH THE COMPANY'S COMMON SHARES MAY TRADE; AND (iii) THE FAIRNESS OF ANY ASPECT OF THE TRANSACTION NOT EXPRESSLY ADDRESSED IN ITS FAIRNESS OPINION.

        THE OPINION DOES NOT ADDRESS THE UNDERLYING BUSINESS DECISION TO EFFECT THE TRANSACTIONS CONTEMPLATED BY THE AMALGAMATION; NOR DOES IT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO HOW THEY SHOULD VOTE IN CONNECTION WITH THE TRANSACTION. HLHZ HAS NO OBLIGATION TO UPDATE THE OPINION.

        The summary set forth above describes the material points of more detailed analyses performed by HLHZ in arriving at its fairness opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and application of those methods to the particular circumstances and is therefore not readily susceptible to summary description. In arriving at its opinion, HLHZ made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, HLHZ believes that its analyses and summary set forth herein must be considered as a whole and that selecting portions of its analyses, without considering all analyses and factors, or portions of this summary, could create an incomplete and/or inaccurate view of the processes underlying the analyses set forth in HLHZ's fairness opinion. In its analyses, HLHZ made numerous assumptions with respect to the Company, the transaction, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the respective entities. The estimates contained in such analyses are not necessarily indicative of actual values or predictive of future results or values, which may be more or less favorable than suggested by such analyses. Additionally, analyses relating to the value of businesses or securities of the Company are not appraisals. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

        In the ordinary course of trading activities of HLHZ affiliates, they may from time to time have long or short positions in and buy or sell debt or equity securities or options on securities of the Company and other companies that are or may be involved in the same industry as the Company.

        The Company has paid HLHZ a fee of $500,000 for its services in connection with rendering its opinion. No portion of HLHZ's fee was contingent upon the consummation of the Amalgamation or the conclusions reached by HLHZ in its written opinion. The Company has agreed to indemnify and hold harmless HLHZ or any employee, agent, officer, director, attorney, shareholders or any person who controls HLHZ, against and from all losses arising out of or in connection with its engagement by the Company.

        The Company has agreed to pay a fee of approximately $3.1 million to Houlihan Lokey, an affiliate of HLHZ, which acted as financial advisor to the Company with respect to the Company's assessment of various strategic alternatives, upon consummation of the Amalgamation.

Payment for the Shares

        Promptly after the consummation of the Amalgamation, HSBC Bank USA, in its capacity as distribution agent (the "Distribution Agent"), will send a transmittal letter and instructions to each person that was a record holder of Shares immediately prior to the Effective Time advising such holder of the procedure for surrendering his or her certificate or certificates in exchange for $95.61 in cash for each formerly outstanding Share. To receive the payment to which they are entitled pursuant to the terms of the Amalgamation Agreement, shareholders must carefully comply with the instructions on such transmittal letter and return it, along with their certificates, to the Distribution Agent pursuant to the terms thereof. Do not send share certificates with your proxy. Interest will not be paid on the amounts payable upon surrender of certificates which formerly represented the Shares. If any portion of the Amalgamation Consideration is to be paid to a person other than the person in whose name the surrendered certificate is registered, it shall be a condition to such payment that the certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment shall pay to the Distribution Agent any transfer or other taxes required as a result of such payment to a person other than the registered holder of such Shares or establish to the satisfaction of the Distribution Agent that such tax has been paid or is not payable.

        Any portion of the cash funds made available to the Distribution Agent as Amalgamation Consideration (and any interest or other income earned thereon) that remains unclaimed by the holders of Shares six months after the Effective Time will be returned to Reliance Gateway, upon demand, and any such holder who has not surrendered his Shares for the Amalgamation Consideration prior to that time will thereafter look only to Reliance Gateway or the Amalgamated Company for payment of the Amalgamation Consideration in respect of his Shares. Notwithstanding the foregoing, none of Reliance Gateway, Amalgamation Sub, the Company, the Amalgamated Company or the Distribution Agent will be liable to any person in respect of any Amalgamation Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Subject to applicable law and public policy, if any share certificates shall not have been surrendered immediately prior to such date on which any Amalgamation Consideration in respect of such share certificate would otherwise escheat to or become the property of any governmental entity, any amounts payable in respect of such share certificate shall, to the extent permitted by applicable law and public policy, become the property of Reliance Gateway, free and clear of all claims or interest of any person previously entitled thereto.

Interest of Directors and Officers in the Amalgamation

        Some of the Company's directors and officers may be deemed to have interests in the Amalgamation that are different from, or are in addition to, the interests of shareholders. The Board of Directors knew about these additional interests and considered them when they approved the Amalgamation Agreement. These interests include the following:

        Pursuant to the Incentive Plan (defined below), the vesting and exercisability of all outstanding Company Options will be accelerated upon completion of the Amalgamation. Pursuant to the Amalgamation Agreement, holders of Company Options to purchase Shares that remain outstanding at the closing of the Amalgamation will be entitled to receive for each Company Option cash equal to the difference between $95.61 and the applicable exercise price of the Company Option, multiplied by the number of Shares covered by the Company Option. All Company Options outstanding as of the closing of the Amalgamation will be canceled to the extent permitted by and in accordance with applicable law.

        In August 2003, during informal discussions about a proposed transaction between Reliance Gateway and the Company, and then again after the issuance of a press release by the Company on October 16, 2003 announcing the execution of the Amalgamation Agreement, Reliance Gateway indicated verbally to Mr. Patrick Gallagher, the Chief Executive Officer of the Company, its intention to retain the majority of the Company's employees following the Amalgamation. Reliance Gateway has since indicated that it will offer employment to the officers of the Company post-closing and may retain some of the current directors. However, as of the date hereof, no employees of the Company have been officially offered employment by Reliance Gateway.

        Additionally, the employment contract of Mr. Edward McCormack, the Chief Operating Officer of the Company, contains a "change of control" provision that provides that, in the event Mr. McCormack's employment with the Company is terminated by him within one month of the date of a change of control, or in the absence of a change of control by October 1, 2004, then he will be entitled to receive one year's salary plus a bonus equal to one year's salary, or approximately $800,000.

        The Amalgamation Agreement provides for the maintenance of the exculpation and indemnification provisions currently contained in the Company's Amended and Restated Bye-Laws and of directors' and officers' liability insurance for a period of five years after the Effective Time. See "—The Amalgamation Agreement—Directors' and Officers' Insurance and Indemnification."

        The negotiations of the Amalgamation Agreement were conducted by the Special Committee. The Amalgamation Agreement was unanimously approved by the Board of Directors, 11 of 13 of which are independent, non-management members of the Board.

Treatment of Stock Options and Other Stock-Based Compensation

        In January 2003, the Board of Directors adopted the FLAG Telecom Group Limited 2002 Stock Incentive Plan (the "Incentive Plan"). The general purpose of the Incentive Plan is to enable the Company to retain the services of eligible employees, directors and consultants through the granting of incentive stock options, nonstatutory stock options, stock bonuses and rights to acquire restricted stock (collectively "Awards").

        The Incentive Plan is administered by the Compensation Committee of the Board of Directors (the "Compensation Committee"), whose members are appointed by the Board of Directors. The Compensation Committee has broad discretion, subject to the terms of the Incentive Plan, to determine which eligible participants shall be granted Awards, prescribe the terms and conditions of Awards, establish rules and regulations for the interpretation and administration of the Incentive Plan and adopt any modifications, procedures and sub-plans that may be necessary or desirable to comply with the laws of foreign countries in which the Company or its affiliates operate to assure the viability of Awards granted under the Incentive Plan.

        The Board, at anytime, and from time to time, may amend the Incentive Plan. However, no amendment shall be effective unless approved by the Company's shareholders to the extent shareholder approval is necessary to satisfy any applicable law or any Nasdaq National Market or national securities exchange listing requirements and no amendment shall be made that would adversely affect rights previously granted under the Incentive Plan. The Compensation Committee may suspend or terminate the Incentive Plan at any time.

        The number and kind of Shares reserved or deliverable under the Incentive Plan and the number and kind of Shares subject to outstanding Awards are subject to adjustment in the event of certain events affecting the capitalization of the Company.

        The number of Shares that may be subject to Awards under the Incentive Plan may not exceed 222,222. As of October 16, 2003, Company Options to acquire 198,475 Shares were outstanding under the Incentive Plan. Company Options to acquire 145,325 Shares are held by the directors and officers of the Company.

        The following table reflects the aggregate payments to be made to the officers and directors of the Company in cancellation of the Company Options upon the consummation of the Amalgamation.

Name	Position	Cancellation of Options	Total Payments
Patrick Gallagher	Co-Chairman, Chief Executive Officer and Director	44,500	$3,631,645
Eugene Davis	Co-Chairman and Director	5,600	$457,016
Robert Aquilina	Co-Chairman and Director	5,600	$457,016
Edward McCormack	Chief Operating Officer and Director	13,300	$1,085,413
Alexander Gersh	Chief Financial Officer	8,000	$510,880
Kees van Ophem	General Counsel and Assistant Secretary	8,675	$707,966.75
Andrew Evans	Chief Technology Officer	9,250	$754,892.50
Mark Spagnolo	Director	5,600	$457,016
David Wilson	Director	5,600	$457,016
Ian Akhurst	Director	5,600	$457,016
Jack Dorfman	Director	5,600	$457,016
Bradley Scher	Director	5,600	$457,016
Charles Macaluso(1)	Director	5,600	$457,016
Harry Hobbs	Director	5,600	$457,016
Anthony Cassara	Director	5,600	$457,016
Anthony Pacchia	Director	5,600	$457,016

(1)
Charles Macaluso resigned from the Board of Directors on November 5, 2003. He retained his Company Options pursuant to a consultancy arrangement he entered into with the Company upon his resignation.

Certain Legal Matters; Regulatory Approvals

        Rights of Dissenting Shareholders.    Shareholders who do not vote in favor of the Amalgamation ("Dissenting Shareholders") have the right to apply to the Supreme Court of Bermuda (the "Court") for an appraisal of the fair value of their Shares under Section 106 of the Companies Act. Under the Companies Act, any Dissenting Shareholder may within one month of the giving of the notice of the Special Meeting apply to the Court to appraise the fair value of such Dissenting Shareholder's Shares (shareholders will not be further notified of the date of this deadline). There is no right of appeal from an appraisal by the Court. The Amalgamated Company will pay each Dissenting Shareholder the amount equal to the value appraised by the Court less any amount received by such Dissenting Shareholder under the Amalgamation Agreement. The relevant portion of Section 106 of the Companies Act is as follows:

        (6)   Any shareholder who did not vote in favor of the amalgamation and who is not satisfied that he has been offered fair value for his shares may within one month of the giving of the notice referred to in subsection (2) apply to the Court to appraise the fair value of his shares.

        (6A)     Subject to subsection (6B), within one month of the Court appraising the fair value of any shares under subsection (6) the company shall be entitled either: (a) to pay the dissenting shareholder an amount equal to the value of his shares as appraised by the Court or (b) to terminate the Amalgamation in accordance with subsection (7).

        (6B)   Where the Court has appraised any shares under subsection (6) and the amalgamation has proceeded prior to the appraisal then, within one month of the Court appraising the value of the shares, if the amount paid to the dissenting shareholder for his shares is less than that appraised by the Court the amalgamated company shall pay to such shareholder the difference between the amount paid to him and the value appraised by the Court.

        (6C)   No appeal shall lie from an appraisal by the Court under this section.

        (6D)   The costs of any application to the Court under this section shall be in the discretion of the Court.

        (7)   An amalgamation agreement may provide at any time before the issue of a certificate of amalgamation the agreement may be terminated by the directors of an amalgamating company, notwithstanding approval of the agreement by the shareholders of all or any of the amalgamating companies.

        If holders of more than 30% of the Shares entitled to vote at the Special Meeting do not vote in favor of the approval and adoption of the Amalgamation Agreement and exercise their dissenters' rights, the Amalgamation Agreement may be terminated by Reliance Gateway.

        Regulatory approvals.    The consummation of the Amalgamation is conditioned upon certain filings with, notices to and consents, approvals and actions of, various governmental entities with respect to the transactions contemplated by the Amalgamation Agreement being made and received prior to the Effective Time. These approvals are summarized below.

        Antitrust.    Under the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976 as amended (the "HSR Act") and the rules that have been promulgated thereunder by the Federal Trade Commission ("FTC"), certain mergers and acquisitions may not be consummated unless certain information has been furnished to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the FTC and certain waiting period requirements have been satisfied.

        The Amalgamation is not subject to the pre-merger notification provisions of the HSR Act and the rules that have been promulgated thereunder by the FTC.

        The Antitrust Division and the FTC may scrutinize the legality under the antitrust laws of transactions such as the proposed Amalgamation, even though the Amalgamation is not subject to the HSR Act. At any time before or after consummation of the Amalgamation, the FTC or the Antitrust Division could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the Amalgamation, seeking divestiture of Shares acquired by Reliance or divestiture of substantial assets of Reliance, the Company or any of their respective subsidiaries. State attorney generals may also bring legal action under the antitrust laws, and private parties may bring such action under certain circumstances. There can be no assurance that a challenge to the Amalgamation on antitrust grounds will not be made or, if a challenge is made, what the result will be.

        Consent to Transfer of Control of License by FCC.    As a condition to the consummation of the Amalgamation, the Company must seek and obtain consent from the United States Federal Communications Commission (the "FCC") to transfer control of FLAG Telecom Global Network Limited, licensee of FLAG Atlantic-1 submarine cable landing license (SCL-LIC-19990301-00005), to the Amalgamated Company. An application seeking such consent was submitted to the FCC on October 24, 2003 and such application was placed on public notice in the FCC's November 7, 2003 release.

        Singapore Approval.    As a condition to the consummation of the Amalgamation, the Company must seek and obtain approvals from the Info-communications Development Authority of Singapore (the "IDA") for a change in ownership of the license to provide facilities-based operations, filed pursuant to Condition 32.2 of the license. An application seeking such approval was submitted to the IDA on November 10, 2003.

        Exon-Florio.    The Exon-Florio Statute, Sec. 721 of Title VII of the Defense Production Act of 1950, as amended (50 U.S.C. App. 2170) ("Exon-Florio") authorizes the President of the United States or his designee to make an investigation to determine the effects on national security of mergers, acquisitions and takeovers by or with foreign persons which could result in foreign control of persons engaged in interstate commerce in the United States. The President has delegated authority to investigate proposed transactions to the Committee on Foreign Investments in the United States ("CFIUS").

        Absent certain conditions, the Exon-Florio Amendment does not obligate the parties to an acquisition to notify CFIUS of a proposed transaction. However, if notice of a proposed acquisition is not submitted, then the transaction remains indefinitely subject to review by the President under the Exon-Florio Amendment. The Company and Reliance Gateway have decided not to file such a notification with CFIUS.

The Amalgamation Agreement

        The following is a summary of the material terms of the Amalgamation Agreement. The summary is qualified in its entirety by reference to the Amalgamation Agreement, a copy of which is attached hereto as Annex A.

        The Amalgamation.    At the Effective Time, Amalgamation Sub will be amalgamated with the Company in accordance with the provisions of the Companies Act and the Amalgamation Agreement, and the separate existence of Amalgamation Sub and the Company will thereupon cease. The company resulting from the Amalgamation will operate under the name of "FLAG Telecom Group Limited" and continue under the provisions of the Companies Act and other applicable Bermuda law and is referred to herein as the "Amalgamated Company."

        At the Effective Time, the memorandum of association and the bye-laws of Amalgamation Sub in effect at the Effective Time shall be the memorandum of association and the bye-laws of the Amalgamated Company until amended in accordance with applicable law. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, the directors and officers of Amalgamation Sub at the Effective Time will be the directors and officers of the Amalgamated Company.

        Effect of the Amalgamation on the Capital Stock of the Company and Reliance Gateway.    At the Effective Time, each issued and outstanding Share will be converted into the right to receive the Amalgamation Consideration. Each ordinary share of Amalgamation Sub that is issued and outstanding immediately prior to the Effective Time will be converted into and become one ordinary share of the Amalgamated Company by virtue of the Amalgamation and without any action on the part of Reliance Gateway (or any other holder of any shares of Amalgamation Sub).

        As of the Effective Time, each Company Option, whether or not vested and exercisable, will be canceled to the extent permitted by and in accordance with applicable law by the Company. Thereafter, each Company Option will represent only the right to receive an amount in cash determined by multiplying (i) the excess, if any, of the Amalgamation Consideration over the applicable exercise price of such Company Option by (ii) the number of Shares such holder could have purchased (assuming full vesting of all Company Options) had such holder exercised such Company Option in full immediately prior to the Effective Time.

        Representations and Warranties.    Each of the Company and Reliance Gateway have made a number of customary representations and warranties relating to itself and its respective subsidiaries.

        Representations and Warranties of the Company.    The Company has made representations and warranties regarding, among other things:

  •
  its due incorporation, good standing and qualification;

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  its corporate power, authority and action;

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  governmental filings required to be made by it in connection with the Amalgamation;

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  the absence of certain specified violations as a result of the Amalgamation Agreement;

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  its capital stock;

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  its subsidiaries;

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  its SEC filings;

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  its financial statements;

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  the absence of certain changes in the business of the Company since June 30, 2003;

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  the absence of undisclosed material liabilities;

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  its compliance with laws and court orders;

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  litigation and regulatory actions;

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  its use of brokers or finders;

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  its tax matters;

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  its employee benefit plans;

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  its licenses and permits;

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  its intellectual property;

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  the full force and effect of material contracts;

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  the required shareholder vote in regard to the Amalgamation;

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  the absence of a shareholder rights plan; and

  •
  this Proxy Statement and related documentation.

        Representations and Warranties of Reliance Gateway    Reliance Gateway has made representations and warranties regarding, among other things:

    •
    its due incorporation, good standing and qualification;

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    its corporate power, authority and action;

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    governmental filings required to be made by it in connection with the Amalgamation;

    •
    the absence of certain specified violations as a result of the Amalgamation Agreement;

    •
    the absence of any untrue statement or omission of a material fact in the information it provides to the Company for inclusion in this Proxy Statement and related documentation;

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    its failure to use brokers or finders that would be entitled to a fee or commission from the Amalgamated Company;

    •
    its ability to finance the Amalgamation Consideration; and

    •
    the absence of ownership interest of it and its affiliates, at the date of the Amalgamation Agreement, in any Shares or Company Options.

        Conduct of Business of the Company.    The Company has agreed that prior to the Effective Time, the Company and its subsidiaries will conduct their business in the ordinary course consistent with past practice and will use their commercially reasonable efforts to preserve intact their respective business organizations and relationships with third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, from the date of the Amalgamation Agreement until the Effective Time, the Company has agreed that it will not (and will cause its subsidiaries not to) without the prior written consent of Reliance Gateway (which consent will not be unreasonably withheld or delayed):

    •
    adopt or propose any change in its Memorandum of Association or Amended and Restated Bye-laws or similar organizational documents or any reclassification, recapitalization, stock split or combination, exchange or readjustment of Shares, or stock dividend thereon;

    •
    amalgamate, merge or consolidate with any other person or acquire a material amount of assets of any other person;

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    sell, lease, license or otherwise dispose of any material assets or property except (i) pursuant to existing contracts or commitments and (ii) in the ordinary course consistent with past practice;

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    knowingly take or omit to take any actions, that, individually or in the aggregate with other such actions or omissions by the Company or any of its subsidiaries, would reasonably be expected to have a material adverse effect;

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    other than in the ordinary course of business consistent with past practice, waive, release, grant, or transfer any assets of material value;

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    other than in the ordinary course of business consistent with past practice, modify or change in any material respect any existing material license or customer contract;

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    assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person (other than any majority-owned subsidiary) which, are in excess of $15 million in the aggregate;

    •
    make any loans, advances or capital contributions to, or investments in, any other person (other than any majority-owned subsidiary) which are in excess of $15 million in the aggregate;

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    other than in the ordinary course of business consistent with past practice, make or change any material tax election or settle or compromise any material income tax liability in excess of $15 million in the aggregate;

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    adopt, propose or enter into any (i) employment, deferred compensation, severance, retirement or other similar agreement with any director or executive officer of the Company or any subsidiary (or any amendment to any such existing agreement), (ii) grant of any severance or termination pay to any director or executive officer of the Company or any subsidiary or (iii) material increase in compensation, bonus or other benefits payable to any director or executive officer of the Company or any subsidiary pursuant to any employment agreement or severance or retirement plans or policies thereof, other than, in the case of clause (ii) or (iii), any increase prior to the date of the Amalgamation Agreement in the ordinary course of business consistent with past practice or as otherwise required by law; or

    •
    agree or commit to do any of the foregoing.

        No Solicitation of Acquisition Proposals.    The Company has agreed that neither the Company nor its subsidiaries will:

    •
    solicit, initiate or take any action to knowingly facilitate or encourage the submission of any Acquisition Proposal (as defined below);

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    enter into or participate in any discussions or negotiations with, furnish any information relating to the Company or any of its subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its subsidiaries (except access that may be required to be afforded to shareholders of the Company pursuant to the laws of Bermuda) to, otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or encourage any effort by any third party that may reasonably be expected to be seeking to make, or has made, an Acquisition Proposal; or

    •
    enter into any agreement with respect to an Acquisition Proposal.

        Notwithstanding the foregoing, if, prior to the date when the Amalgamation and the Amalgamation Agreement have been approved by the shareholders of the Company, the Company receives a proposal or offer that was not solicited, initiated or knowingly facilitated or encouraged by the Company and that did not otherwise result from a breach of the non-solicitation provisions outlined above and that the Board of Directors determines in good faith (after consultation with its outside legal counsel and its financial advisor) could reasonably be expected to result in a third party making a Superior Proposal (as defined below), and subject to certain limitations (as outlined below), the Company may, to the extent it determines it is necessary to comply with the applicable fiduciary duties of the Board of Directors, as determined in good faith by it after consultation with outside counsel, (i) furnish information or access with respect to the Company and its subsidiaries to such third party pursuant to an appropriate confidentiality agreement (a copy of which will be provided to Reliance Gateway) and (ii) participate in discussions or negotiations with such person regarding such proposal or offer. The Company has agreed that it will, and will cause its subsidiaries and the advisors, employees and other agents of the Company and any of its subsidiaries to, cease immediately and cause to be terminated any and all existing activities, discussions and negotiations, if any, with any third party conducted prior to the date of the Amalgamation Agreement with respect to any Acquisition Proposal and will use its reasonable best efforts to cause any such third party (or its agents or advisors) in possession of confidential information about the Company that was furnished by or on behalf of the Company to return or destroy all such information.

        The Board of Directors has agreed that it will not participate in discussions or negotiations with any person regarding a proposal or offer or provide information unless the Company has delivered to Reliance Gateway a prior written notice advising Reliance Gateway that it intends to take such action, and the Company will continue to advise Reliance Gateway with respect to such matters after taking such action. In addition, the Company has agreed that it will notify Reliance Gateway promptly after receipt by the Company (or any of its advisors) of any Acquisition Proposal, any inquiry with respect to or that could reasonably be expected to lead to an Acquisition Proposal or any request for information relating to the Company or any of its subsidiaries or for access to the business, properties, assets, books or records of the Company or any of its subsidiaries by any third party that, to the knowledge of the Company, may be considering making, or has made, an Acquisition Proposal. The Company has agreed that it will provide such notice orally and in writing and will identify the third party making, and the terms and conditions of, any such Acquisition Proposal, indication or request. If the Company provides any non-public information or access to such third parties, the Company has agreed that it will offer to provide to Reliance Gateway the same information and access as is provided to such third party on the same terms (including execution of a confidentiality agreement). The Company has agreed that it will use its reasonable best efforts to keep Reliance Gateway fully informed, on a current basis, of the status and details of any such Acquisition Proposal, indication or request.

        The foregoing will not prohibit the Company (i) from taking and disclosing to its shareholders a position and making the disclosure required by Rule 14e-2 promulgated under the 1934 Act or (ii) from making any other required disclosure to the Company's shareholders if, in the good faith judgment of the Board of Directors, after consultation with its outside counsel, failure to make such other disclosure would be inconsistent with its obligations under law.

        "Acquisition Proposal" means, other than the transactions contemplated by the Amalgamation Agreement, any offer, proposal or inquiry by a third party relating to, or any indication of interest by a third party in, (i) any acquisition or purchase, direct or indirect, of 20% or more of the consolidated assets of the Company and its subsidiaries or over 20% of any class of equity or voting securities of the Company or any of its subsidiaries whose assets, individually or in the aggregate, constitute more than 20% of the consolidated assets of the Company, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any third party's beneficially owning 20% or more of any class of equity or voting securities of the Company or any of its subsidiaries whose assets, individually or in the aggregate, constitute more than 20% of the consolidated assets of the Company, or (iii) an amalgamation or a merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its subsidiaries whose assets, individually or in the aggregate, constitute more than 20% of the consolidated assets of the Company.

        "Superior Proposal" means any bona fide, unsolicited written Acquisition Proposal for at least a majority of the outstanding Shares on terms that the Board of Directors determines in good faith by a majority vote, after considering the advice of a financial advisor of nationally recognized reputation and taking into account all the terms and conditions of the Acquisition Proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation, are more favorable and provide greater value to all the Company's shareholders than as provided under the Amalgamation Agreement and for which financing, to the extent required, is then fully committed or reasonably determined to be available by the Board of Directors.

        Recommendation and Meeting of Shareholders.    The Company is required to, as soon as reasonably practicable, after the date of the Amalgamation Agreement, cause a meeting of its shareholders to be duly called and held for the purpose of voting on the approval and adoption of the Amalgamation Agreement and the Amalgamation by the Company's shareholders in accordance with the applicable provisions of the Companies Act. The Amalgamation Agreement requires that unless the Board of Directors determines in good faith, after consultation with its outside legal counsel, that recommending approval and adoption of the Amalgamation Agreement by the Company would, as a result of material new events or developments arising or occurring after the date of the Amalgamation Agreement (including receipt by the Company of a Superior Proposal) that were not caused by any action or intentional inaction by the Company or any of its subsidiaries, violate its fiduciary duties, the Board of Directors recommend approval and adoption of the Amalgamation Agreement and the Amalgamation by the Company's shareholders at the Special Meeting.

        Stock Options.    Each Company Option, whether or not vested or exercisable, will be canceled as of the Effective Time to the extent permitted by and in accordance with applicable law. Thereafter, each Company Option whether or not vested or exercisable will represent only the right to receive an amount in cash determined by multiplying (i) the excess, if any, of the Amalgamation Consideration over the applicable exercise price of such Company Option by (ii) the number of Shares such holder could have purchased (assuming full vesting of all Company Options) had such holder exercised such Company Option in full immediately prior to the Effective Time.

        Prior to the Effective Time, the Company has agreed that it will obtain any consents from holders of Company Options, and make any amendments to the terms of the applicable stock option or compensation plans or arrangements, that are necessary to give effect to the transactions contemplated in the first paragraph of this subsection. Payment may be withheld in respect of any employee stock option until such necessary consents are obtained.

        Directors' and Officers' Insurance and Indemnification.    For a period of five years after the Effective Time, the Amalgamated Company will, and Reliance Gateway has agreed that it will cause the Amalgamated Company to, cause to be maintained in effect the current provisions regarding exculpation and indemnification of, and advance of expenses to, current or former officers and directors (each an "Indemnified Party") with respect to action taken since October 9, 2002 contained in the Amended and Restated Bye-laws of the Company or the organizational documents of its subsidiaries and in any agreements between an Indemnified Party and the Company or its subsidiaries on the date of the Amalgamation Agreement. For a period of five years after the Effective Time, the Amalgamated Company will, and Reliance Gateway has agreed that it will cause the Amalgamated Company to, provide and maintain policies of directors' and officers' liability insurance with respect to actions taken since October 9, 2002 (a) providing at least the same coverage and amounts and containing terms and conditions which are, in the aggregate, materially no less advantageous to the insured as those policies currently maintained by the Company on the date of the Amalgamation Agreement, (b) which will not result in any gaps or lapses in coverage with respect to matters occurring after October 9, 2002 and prior to the Effective Time, (c) providing coverage for a five year period after the Effective Time with respect to claims arising from acts, facts, errors, omissions or events that occurred since October 9, 2002 and on or before the Effective Time, including, without limitation, in respect of the transactions contemplated by the Amalgamation Agreement, and (d) so long as the premium to be paid by the Company for such policies does not exceed 200% of the premium to be paid for the 12-month period ending on October 16, 2003; provided that if such policies cannot be obtained at such cost, the Company will obtain as much of such policies as can be so obtained at a cost equal to 200% of the premium to be paid for the 12-month period ending on October 16, 2003.

        Public Announcements.    Reliance Gateway and the Company will consult with each other before issuing any press release or making any public statement with respect to the Amalgamation Agreement or the transactions contemplated thereby and, except as may be required by applicable law or any listing agreement with any securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

        Other Covenants in the Amalgamation Agreement.    The Company and Reliance Gateway have made the additional covenants and agreements in the Amalgamation Agreement as set forth below:

    •
    Reliance Gateway and the Company each agreed to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by the Amalgamation Agreement.

    •
    The Company and Reliance Gateway each agreed to cooperate with one another in (i) the preparation of this Proxy Statement and other documents, (ii) determining whether any governmental or other consents, filings or other actions are required in connection with the consummation of the transactions contemplated by the Amalgamation Agreement and (iii) taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

    •
    The Company and Reliance Gateway each agreed to promptly make all required filings and submissions, and to use their reasonable best efforts to take all actions necessary, proper or advisable under applicable laws and regulations to obtain any required governmental approvals.

    •
    Reliance Gateway and the Company agreed that if, (i) any law, regulation, judgment, injunction, order or decree would cause any condition to the closing of the amalgamation not to be satisfied prior to February 28, 2004 or (ii) any investigation, proceeding, suit or action shall be pending or instituted that Reliance Gateway reasonably determines in good faith would have an adverse impact on and be material to the Company and its subsidiaries (taken as a whole) or Reliance Infocomm and its subsidiaries (taken as a whole), then Reliance Gateway and the Company will use their reasonable best efforts for 45 days to restructure the Amalgamation into a Substantially Equivalent Transaction (as defined below) that would minimize the effect or impact of any such legal impediment.

        If the 45-day period extends beyond February 28, 2004, the parties would not be able to terminate the Amalgamation Agreement on February 28, 2003 (as permitted by the Amalgamation Agreement see "—Termination and Effect of Termination" below) until such 45-day period expires and after February 28, 2003, the exceptions to the Company's obligations under "—No Solicitation of Acquisition Proposals" above would no longer be applicable.

        "Substantially Equivalent Transaction" means a transaction or related transactions that provide the Company and Reliance Gateway with substantially the same benefits as the transactions contemplated by the Amalgamation Agreement on terms substantially equivalent to the terms contained in the Amalgamation Agreement; provided that the consideration paid to the shareholders of the Company in any Substantially Equivalent Transaction cannot be less than the aggregate Amalgamation Consideration.

  Conditions to the Amalgamation

        Conditions to the Obligations of Each Party.    The respective obligation of each of Reliance Gateway, Amalgamation Sub and the Company to effect the Amalgamation is subject to the satisfaction or waiver by each party of the following conditions:

    •
    No provision of any applicable law or regulation and no judgment, injunction, order or decree will be in effect in any jurisdiction (other than India), which seeks to prohibit the consummation of the Amalgamation; provided, however, that the parties will use their reasonable best efforts to cause any such law, regulation, judgment, injunction, order or decree to be rescinded, vacated, lifted or otherwise resolved in a manner favorable to the parties to the Amalgamation Agreement. Notwithstanding the foregoing, this condition will be deemed satisfied unless Reliance Gateway reasonably determines in good faith that any such law, regulation, judgment, injunction, order or decree would have an adverse impact that would be material to the Company and its subsidiaries (taken as a whole) or Reliance Infocomm and its subsidiaries (taken as a whole).

    •
    The Amalgamation and the Amalgamation Agreement will have been approved and adopted by the requisite affirmative vote of the shareholders of the Company at a special general meeting convened to vote on the Amalgamation and the Amalgamation Agreement, or any adjournment or postponement thereof, in accordance with Bermuda law and the Company's Memorandum of Association and Amended and Restated Bye-laws.

    •
    The governmental consents, orders and approvals which are legally required for the consummation of the Amalgamation and the transactions contemplated by the Amalgamation Agreement will have been obtained and be in effect at the Effective Time.

    •
    With respect to the Amalgamation, any applicable waiting period, or consent, approval or authorization required, under (i) the HSR Act or (ii) the laws, rules and regulations analogous to the HSR Act existing in non-U.S. jurisdictions, if any, where outside legal counsel for the parties reasonably determine in good faith that filings are required to be made, will have expired, been terminated or obtained.

        Conditions to the Obligations of Reliance Gateway and Amalgamation Sub.    The obligations of Reliance Gateway and Amalgamation Sub to consummate the Amalgamation are subject to the satisfaction or waiver by Reliance Gateway of the following further conditions:

    •
    Each of the representations and warranties of the Company regarding its capitalization or subsidiaries made in the Amalgamation Agreement must be true and correct as of the Effective Time, as though made on and as of the Effective Time, except that such representations and warranties that address matters only as of a particular date must remain true and correct as of such date. Except as set forth in the preceding sentence, each of the representations and warranties of the Company contained in the Amalgamation Agreement (in each case, without regard to material adverse effect or other materiality qualifiers contained therein) must be true and correct as of the Effective Time, as though made on and as of the Effective Time, except (i) that such representations and warranties that address matters only as of a particular date shall remain true and correct as of such date and (ii) where the failure of such representations and warranties to be true and correct in all material respects would not reasonably be expected to have a material adverse effect or materially to impair the ability of the Company to consummate the Amalgamation. Reliance Gateway must have received a certificate of an authorized officer of the Company to the foregoing effect.

    •
    The Company must have performed or complied in all material respects with all agreements and covenants required by the Amalgamation Agreement to be performed or complied with by it on or prior to the Effective Time and Reliance Gateway will have received a certificate of an authorized officer of the Company to the foregoing effect.

    •
    The last day on which shareholders of the Company may exercise rights pursuant to Section 106(6) of the Companies Act will have occurred.

    •
    The percentage of Shares with respect to which shareholders of the Company have exercised rights pursuant to Section 106(6) of the Companies Act must not exceed 30% of all Shares entitled to vote.

    •
    No provision of any applicable law or regulation and no judgment, injunction, order or decree will be in effect in any jurisdiction (other than India) that would have the effect of restraining or prohibiting Reliance Gateway's ownership or operation (or that of its respective subsidiaries or affiliates) of all or any portion of the business or assets of

      Reliance Gateway or its affiliates, as the case may be, or of the Company and its subsidiaries (taken as a whole), which assets or business provide telecommunication access in, to or from India or compelling Reliance Gateway or the Company or any of their subsidiaries or affiliates to dispose of or hold separate all or any portion of its business or assets or that provide telecommunication access in, to or from India; provided, however, that the parties to the Amalgamation Agreement must use their reasonable best efforts to cause any such law, regulation, judgment, injunction, order or decree to be rescinded, vacated, lifted or otherwise resolved in a manner favorable to Reliance Gateway and its affiliates. Notwithstanding the foregoing, this condition will be deemed satisfied (i) if any such law, regulation, judgment, injunction, order or decree contemplated by this subsection is instigated or originated by Reliance Gateway or any of its affiliates or (ii) unless Reliance Gateway reasonably determines in good faith that any such law, regulation, judgment, injunction, order or decree would have an adverse impact that would be material to the Company and its subsidiaries (taken as a whole) or Reliance Infocomm and its subsidiaries (taken as a whole).

        Termination and Effect of Termination.    The Amalgamation Agreement may be terminated under the circumstances described in this section. In some cases, this may require the Company to pay a termination fee as described below.

        The Amalgamation Agreement may be terminated and the Amalgamation may be abandoned at any time prior to the Effective Time (notwithstanding any approval of the Amalgamation Agreement by the shareholders of the Company):

    •
    by mutual written agreement of the Company and Reliance Gateway;

    •
    by either the Company or Reliance Gateway, if the Amalgamation has not been consummated on or before February 28, 2004 (as such date may be extended pursuant to the terms of the Amalgamation Agreement); provided that this Agreement may not be terminated by a party pursuant to the foregoing if (i) such party is in material breach of its obligations under the Amalgamation Agreement or (ii) the 45-day period commencing with respect to any law, regulation, judgment, injunction, order or decree going into effect that would cause the failure of the conditions to the Amalgamation to be satisfied has not yet expired;

    •
    by either the Company or Reliance Gateway, if the Board of Directors has failed to make, withdrawn, or modified in a manner adverse to Reliance Gateway, its approval or recommendation of the Amalgamation Agreement or the Amalgamation; provided, that the Amalgamation Agreement cannot be terminated by the Company unless, (i) the Company will have complied with all of its obligations under the "—No Solicitation of Acquisition Proposals" Section above, (ii) the Company intends to terminate the Amalgamation Agreement and to enter into a binding written agreement concerning a Superior Proposal, (iii) the Company notifies Reliance Gateway, in writing, of such intent and at least 72 hours prior to termination of the Amalgamation Agreement, attaching thereto the most current version of such binding agreement (or a description of all material terms and conditions thereof), (iv) Reliance Gateway does not make, within 72 hours of receipt of such written notification, an offer that the Board of Directors determines in good faith, after consultation with its financial advisors, is at least as favorable to the shareholders of the Company as such Superior Proposal, it being understood that the Company shall not enter into any such binding agreement with respect to the Superior Proposal during such 72 hour period and (v) the Company shall have paid any amounts due pursuant to the "—Expenses" section below;

    •
    by either the Company or Reliance Gateway, if the Amalgamation and the Amalgamation Agreement was not approved and adopted by the requisite affirmative vote of the shareholders of the Company at a special general meeting convened to vote on the Amalgamation and the Amalgamation Agreement, or any adjournment or postponement thereof, in accordance with Bermuda law and the Company's Memorandum of Association and Amended and Restated Bye-laws;

    •
    by Reliance Gateway, if the Company has breached any representation, warranty, covenant or other agreement contained in the Amalgamation Agreement which would give rise to the failure of the conditions to the obligations of Reliance Gateway and Amalgamation Sub to consummate the Amalgamation and is incapable of being, or is not, cured within five days after the giving of written notice to the Company with regard to any breach of the Company's obligation under the Amalgamation Agreement, (i) to have the Board of Directors recommend approval and adoption of the Amalgamation Agreement and the Amalgamation and cause the Special Meeting to be held, (ii) use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by the Amalgamation Agreement and (iii) make the necessary filings to obtain any required approvals of any governmental authority with jurisdiction over the transactions contemplated by the Amalgamation Agreement, and within 45 days after the giving of written notice to the Company with regard to any other breaches; provided, however, that Reliance Gateway will not have the right to terminate the Amalgamation Agreement pursuant to the foregoing with respect to a specific breach if more than 45 days have elapsed since the end of the 45 day cure period;

    •
    by Reliance Gateway, if the percentage of Shares with respect to which shareholders of the Company have exercised rights pursuant to Section 106(b) of the Companies Act exceeds 30% of all Shares entitled to vote at the Special Meeting; provided that such termination right must be exercised within 15 days of notice that this condition to the consummation of the Amalgamation has not been satisfied; and

    •
    by Reliance Gateway, if the Company has breached in any material respect the provisions of the "—No Solicitation of Acquisition Proposals" section above.

        If the Amalgamation Agreement is terminated pursuant to the foregoing provisions, the Amalgamation Agreement will become void and of no effect with no liability on the part of Reliance Gateway or the Company, except that certain provisions relating to termination, notices, expenses, successor and assigns, governing law, jurisdiction, waiver of jury trial, severability and no third party beneficiaries will survive the termination of the Amalgamation Agreement. Notwithstanding the foregoing, (i) if a termination resulted from the (A) willful failure of a party to fulfill a condition to the performance of the obligations of the other party, (B) breach by any party of any representation or warranty made as of the date of the Amalgamation Agreement, the party whose breach or failure resulted in such termination shall be fully liable for any and all damages incurred or suffered by the other party as a result of such failure or breach or (ii) if a termination of the Amalgamation Agreement results in the Termination Fee (as defined below) becoming payable, the Company will be obligated to pay such Termination Fee. Neither Reliance Gateway nor the Company will be liable for punitive, exemplary or special damages under any circumstances.

        If the Amalgamation Agreement is terminated by Reliance Gateway for failure to consummate the Amalgamation on or before February 28, 2004 (or any extension thereof), Reliance Gateway agreed that if Reliance Infocomm Limited or any of its subsidiaries (collectively, "Infocomm") thereafter requires additional capacity into or out of India (by lease or purchase, including indefeasible rights of use) from a third party provider any or all of which is available on the Company's network ("Required

Capacity"), Infocomm will notify the Company of such need and ask the Company to submit a proposal to supply such Required Capacity. If the Company submits a proposal for such Required Capacity within 10 days after such request, and such proposal would satisfy any or all of the Required Capacity and is on terms that are substantially equal to or better than the most favorable bona fide proposal submitted to Infocomm by any bona fide third party alternative providers, Infocomm will purchase the Required Capacity from the Company on the Company's proposed terms. If the terms of such proposal are not substantially equal to or better than the most favorable such bona fide proposal, Infocomm will negotiate with the Company in good faith to reach agreement on terms for the Required Capacity that are reasonably acceptable to Infocomm and are at least substantially equal to or better than the most favorable bona fide proposal that Infocomm receives from any bona fide third party alternative providers with respect to the Required Capacity. Infocomm will purchase the Required Capacity from the Company if, following a reasonable period for such negotiations as is customary in the industry, the Company is able to provide terms that are substantially equal to or better than the most favorable terms offered by other third party alternative providers. For purposes of this subsection, terms will be considered "substantially equal", "better" or "most favorable" as determined in good faith by Infocomm based upon its needs for the Required Capacity and the price, quality, delivery and other reasonable criteria.

        Infocomm's obligations under this subsection will terminate upon the earlier to occur of (i) the third anniversary of the date that Reliance Gateway terminates the Amalgamation Agreement for failure to consummate the Amalgamation on or before February 28, 2004 (or any extension thereof) and (ii) the date when a change of control of the Company occurs.

        Expenses.    Each party will bear all costs and expenses incurred by it in connection with the Amalgamation Agreement, except as described below:

    •
    The Company will pay Reliance Gateway the Termination Fee (as defined below) in the event that the Amalgamation is not consummated in circumstances where the Amalgamation Agreement has been terminated (i) by either Reliance Gateway or the Company on the basis that the Board of Directors failed to make, withdraw, or modify in a manner adverse to Reliance Gateway, its approval or recommendation of the Amalgamation Agreement or the Amalgamation, or (ii) by Reliance Gateway on the basis that the Company breached the provisions of the "—No Solicitation of Acquisition Proposals" section above. The Company will pay the Termination Fee upon, or promptly following the Company's receipt of notices of, such termination.

    •
    In the event that the Amalgamation is not consummated in circumstances where the Amalgamation Agreement has been terminated by either Reliance Gateway or the Company on the basis that the shareholders of the Company have approved the Amalgamation and the Amalgamation Agreement at the Special Meeting, or any adjournment or postponement thereof, the Company will pay Reliance Gateway the Termination Fee if (i) any Acquisition Proposal is pending or publicly announced at the time of the Special Meeting and within nine months of the date of termination of the Amalgamation Agreement, the Company consummates such Acquisition Proposal or enters into an agreement to consummate such Acquisition Proposal which is thereafter consummated or (ii) within nine months of the date of termination of the Amalgamation Agreement, the Company consummates any Acquisition Proposal or enters into an agreement to consummate any Acquisition Proposal which is thereafter consummated and provides the shareholders of the Company cash, securities or other consideration with an aggregate value in excess of the aggregate Amalgamation Consideration. In either case, such Termination Fee shall be payable upon, or promptly following, the consummation of such Acquisition Proposal.

    •
    In the event the Amalgamation is not consummated in circumstances where this Agreement has been terminated as a result of a breach of any covenant or other agreement by the Company, then the Company will pay Reliance Gateway the Termination Fee if within nine months of the date of termination of the Amalgamation Agreement, the Company consummates any Acquisition Proposal or enters into an agreement to consummate any Acquisition Proposal which is thereafter consummated. Such Termination Fee will be payable upon, or promptly following, the consummation of such Acquisition Proposal.

        "Termination Fee" means (i) $6,210,000 in cash, or, (ii) if the Termination Fee is owed because the shareholders of the Company have not approved and adopted the Amalgamation Agreement at the Special Meeting, the lesser of (A) $6,210,000 and (B) the amount by which the aggregate value of cash, securities or other consideration payable to the Company's shareholders pursuant to the Acquisition Proposal that is the cause of the Termination Fee being owed exceeds the aggregate Amalgamation Consideration.

Other Agreements

        Commitment Letter.    In consideration of the Company's undertaking to execute and deliver the Amalgamation Agreement, Reliance Industries Limited has agreed pursuant to the Commitment Letter (i) to provide the necessary financial resources to enable Reliance Gateway to timely pay the entire amount of the Amalgamation Consideration to the Distribution Agent pursuant to the terms and conditions of the Amalgamation Agreement and (ii) to cause Reliance Gateway to timely discharge its other obligations under the Amalgamation Agreement in accordance with the terms and conditions thereof. The Commitment Letter will expire, and Reliance Industries' obligations thereunder will terminate in full, upon the earlier of (i) termination of the Amalgamation Agreement in accordance with its terms, (ii) the date and time when Reliance Gateway has provided the entire amount of the Amalgamation Consideration to the Distribution Agent in accordance with the terms and conditions of the Amalgamation Agreement (such amount not to be withdrawn) and (iii) prior to the Effective Time, the date and time when Reliance Gateway has provided an irrevocable Letter of Credit reasonably acceptable to the Company, established or confirmed by a UK or US Bank, for the benefit of the Company, for the entire amount of the Amalgamation Consideration (such irrevocable Letter of Credit not to be withdrawn until the earlier of six (6) months after the Effective Time or the termination of the Amalgamation Agreement in accordance with its terms). A copy of the Commitment Letter is attached hereto as Annex C.

        Side Letter.    The Company and Reliance Gateway have entered into the Side Letter whereby it is agreed that, if the Company determines, in its sole discretion, that it is necessary, proper or advisable for it to enter into or execute any agreement with any of its shareholders (each, a "Contracting Shareholder") to waive the Company's rights to recover, and/or to agree not to take or facilitate any action to seek to recover, profits under Section 16(b) of the 1934 Act from such Contracting Shareholder or its affiliates arising out of the consummation of the Amalgamation and the payment of the Amalgamation Consideration to such Contracting Shareholder or its affiliates (each such agreement, a "Non-Action Agreement"), it may do so. Promptly after such a determination by the Company, Reliance Gateway (on behalf of itself and its subsidiaries) will, and will cause Amalgamation Sub to, execute with any Contracting Stockholder a Non-Action Agreement in a form substantially similar to that executed with such Contracting Shareholder by the Company. A copy of the Side Letter is attached hereto as Annex D.

Certain United States Federal Income Tax Consequences

        The following summarizes the material United States federal income tax consequences of the Amalgamation to certain U.S. Shareholders (as defined below). This discussion is based on current law, which is subject to change at any time, possibly with retroactive effect. This summary applies only to a shareholder who is a U.S. Shareholder and who holds Shares as a capital asset. This summary does not deal with the tax consequences of the Amalgamation to special classes of shareholders, such as insurance companies, tax-exempt organizations, financial institutions, dealers in securities, non-United States persons, persons who acquired the Shares pursuant to an exercise of employee stock options or rights or otherwise as compensation, persons who hold Shares as part of a position in a "straddle" or as part of a "hedging" or "conversion" transaction for United States federal income tax purposes, and persons with a "functional currency" other than the United States dollar. Further this summary does not address the tax consequences of the Amalgamation under applicable state, local or foreign laws. Each shareholder should consult with his or her own tax advisor about the tax consequences of the Amalgamation in light of his or her particular circumstances, including the application of any state, local or foreign law.

        As used herein, the term "U.S. Shareholder" means for United States federal income tax purposes the beneficial owner of Shares that is a "United States person" as defined in Section 7701(a)(30) of the United States Internal Revenue Code of 1986, as amended.

        The receipt of cash in exchange for Shares pursuant to the Amalgamation will generally be a fully taxable transaction for United States federal income tax purposes. Each U.S. Shareholder's gain or loss per Share will be equal to the difference between the per Share cash consideration and the U.S. Shareholder's adjusted tax basis per Share. The U.S. Shareholder's gain or loss pursuant to the Amalgamation will generally be capital gain or loss. This gain or loss will generally be long term if the U.S. Shareholder has held the Shares for more than one year prior to the Amalgamation. Under current law, net long-term capital gains of individuals are subject to a maximum United States federal income tax rate of 15%. There are certain limitations on the deductibility of capital losses.

        A U.S. Shareholder may be subject, under certain circumstances, to backup withholding with respect to the cash received in exchange for Shares pursuant to the Amalgamation, unless such shareholder provides proof of an applicable exemption or a correct taxpayer identification number ("TIN"), and otherwise complies with applicable requirements of the backup withholding rules. To prevent the possibility of backup withholding, each U.S. Shareholder must provide the Distribution Agent with its correct TIN by completing a Form W-9 or Substitute Form W-9. A U.S. Shareholder that does not provide the Distribution Agent with its correct TIN may be subject to penalties imposed by the United States Internal Revenue Service, a well as backup withholding. Any amounts required to be withheld under the backup withholding rules are not an additional tax and may be refunded or credited against the shareholder's United States federal income tax liability if the required information is furnished to the United States Internal Revenue Service.

        The foregoing discussion is for general information only and is not a complete description of all of the potential tax consequences that may occur as a result of the Amalgamation. Regardless of your particular situation, you should consult your own tax advisor regarding the federal, state, local, and foreign tax consequences to you as a result of the Amalgamation.

INFORMATION CONCERNING THE COMPANY

The Company

        FLAG Telecom Group Limited, the parent company of the FLAG Telecom group of companies, is a company organized under the laws of Bermuda. The address of the group's principal executive offices is 9 South Street, London W1K 2XA, United Kingdom. The telephone number of the Company at such offices is +44 20 7317 0800.

        The Company is a multinational corporate organization made up of multiple corporate entities. It operates a global telecommunications network comprised of advanced fiber-optic cable systems and interfaces that are owned by, leased to, or otherwise available to the Company. Over the Company's global network, it offers a variety of telecommunications products and services, including internet protocol ("IP") transit, IP point-to-point, leased capacity services, managed bandwidth service, co-location services and long-term rights of use in capacity. The Company is a "carrier's carrier", meaning that its target customer base is the international wholesale broadband market, consisting of established carriers or major public telephone operator incumbents, alternate carriers, application service providers, internet service providers and other bandwidth intensive users, rather than individual telecommunications consumers.

        The Company is subject to the information and reporting requirements of the 1934 Act and, in accordance therewith, is required to file reports and other information with the Commission relating to its business, financial condition and other matters. Certain information as of particular dates, concerning the Company's directors and officers, their remuneration, stock options granted to them, the principal holders of the Company's securities, any material interests of such persons in transactions with the Company and other matters is required to be disclosed in Proxy Statements distributed to the Company's shareholders and filed with the Commission. These reports, Proxy Statements and other information should be available for inspection at the public reference facilities of the Commission located in Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and also should be available for inspection and copying at prescribed rates at regional offices of the Commission located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of this material may also be obtained by mail, upon payment of the Commission's customary fees, from the Commission's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. Electronic filings filed through the Commission's Electronic Data Gathering, Analysis and Retrieval system ("EDGAR"), including those made by or in respect of the Company, are publicly available through the Commission's home page on the Internet at http://www.sec.gov.

        The Commission allows the Company to "incorporate by reference" information into this Proxy Statement, which means that we can disclose important information by referring you to another document filed separately with the Commission. All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act, subsequent to the date hereof and prior to the Special Meeting shall be, except to the extent expressly identified to the contrary, deemed to be incorporated by reference into this Proxy Statement and will be provided to shareholders upon request and at no additional cost.

Directors and Executive Officers of the Company

        Set forth below, for each director and executive officer of the Company, is information regarding their age as of the Record Date, position(s) with the Company, the period they have served as a director and/or executive officer, any family relationship with any other director or executive officer of the Company, the directorships currently held by them in corporations whose shares are publicly registered and their principal occupations and employment during the past five years.

Name	Age	Position
Patrick Gallagher	48	Co-Chairman, Chief Executive Officer and Director
Eugene Davis	48	Co-Chairman and Director
Robert Aquilina	48	Co-Chairman and Director
Edward McCormack	48	Chief Operating Officer and Director
Alexander Gersh	39	Chief Financial Officer
Kees van Ophem	40	General Counsel and Assistant Secretary
Andrew Evans	40	Chief Technology Officer
Ian Akhurst	57	Director
Anthony Cassara	48	Director
Jack Dorfman	73	Director
Harry Hobbs	49	Director
Charles Macaluso	59	Director
Anthony Pacchia	48	Director
Bradley Scher	43	Director
Mark Spagnolo	51	Director
David Wilson	57	Director

        Mr. Gallagher has served as Co-Chairman of the Board of Directors and Chief Executive Officer of the Company since March 1, 2003. Before joining the Company, Mr. Gallagher worked for British Telecommunications plc in the United Kingdom since 1995. His last position was Group Director—Strategy and Development from 2000 to 2002. Prior to this, he was President of BT Europe from 1995 to 2000.

        Mr. Davis has served as Co-Chairman of the Board of Directors of the Company since October 2002. He has served as Chairman and Chief Executive Officer of Pirinate Consulting Group L.L.C., a privately held consulting firm, since 1999. Mr. Davis has also served as the Chairman and Chief Executive Officer of RBX Industries, Inc., a manufacturer and distributor of rubber and plastic based foam products serving North America, since September 2001. From January 2001 to September 2001, Mr. Davis served as the Chief Restructuring Officer of RBX Industries, Inc. From 1999 to 2001, Mr. Davis served as Chief Executive Officer of Smartalk Teleservices, Inc., a provider of prepaid calling cards in the United States, which filed for chapter 11 in January 1999. From 1998 to 1999, Mr. Davis served as the Chief Operating Officer of Total-Tel USA Communications, Inc. (now Covister Communications), an integrated telecommunications provider.

        Mr. Aquilina has served as Co-Chairman of the Board of Directors of the Company since October 2002. He currently serves as an independent consultant to various corporations. Mr. Aquilina held several senior executive positions with AT&T Corporation from 1980 to 2001. From 2000 to 2001, he served as Co-President of AT&T Consumer Services, a $15 billion unit with approximately 60 million customers. From 1997 to 1999, he served as President and Managing Director of the company's Europe Middle East and Asia region. From 1996 to 1997, he served as Vice President of Business Product Management.

        Mr. McCormack has served as Chief Operating Officer and as a member of the Board of Directors of the Company since October 2002. Mr. McCormack had served on the board of Predecessor from October 1999 to October 2002 and served as Deputy Chairman of the board of Predecessor from March 2000 to October 2002. He served as the Chief Financial Officer of Predecessor from February 1996 to November 2000 and was appointed Chief Operating Officer in March 2000. Mr. McCormack was a director and officer of Predecessor at the time it filed for chapter 11 protection in April 2002. Prior to his service with Predecessor, Mr. McCormack spent 17 years with Bechtel, an engineering and construction company. His final position with Bechtel was Chief Financial Officer of Bechtel Europe, Africa, Middle East and South West Asia.

        Mr. Gersh has served as Chief Financial Officer of the Company since June 2003. Prior to this, he served as Executive Vice President and Chief Financial Officer of NextiraOne LLC, a services and solutions provider focused on communication networks in north America, from September 2002 to June 2003. Prior to that, Mr. Gersh was Finance Director—BT Europe and Finance Director—BT Cellnet, respectively, with British Telecommunications from 1998 to 2002. He was also Finance Director—NMG Group Europe Middle East Africa of Motorola, as well as Chief Financial Officer of St Petersburg Telecom (a subsidiary of Motorola in Russia) from 1994 to 1998.

        Mr. van Ophem has served as General Counsel and Assistant Secretary of the Company since October 2002. He served as General Counsel and Assistant Secretary of Predecessor from October 2001 to October 2002, during which time Predecessor filed for chapter 11 protection in April 2002. Prior to this, he worked for Carrier 1 in Zurich, a Nasdaq and Frankfurt Neuer Market listed company which provides access, internet, bandwidth, data center and voice outsourcing solutions to large telecommunications users, where he was co-founder and Executive Vice President, Corporate Services and General Counsel, from March 1998 to October 2001. Carrier 1 filed for bankruptcy in February 2002. Prior to that, Mr. van Ophem was the General Counsel for Unisource Carrier Services in Zurich from 1994. Before this, Mr. van Ophem was in-house counsel to Royal PTT Netherlands (KPN) in The Hague and an associate with various law firms both in the U.S. and Europe.

        Mr. Evans has served as Chief Technology Officer of the Company since October 2002. He served as Chief Technology Officer of Predecessor from January 14, 2002 to October 2002, during which time Predecessor filed for chapter 11 protection in April 2002. From March 2001 to January 2002, he was Head of Strategy & Partnerships with Netscalibur, a European business Internet Service Provider. Prior to this, he was Vice President of Strategy and Marketing of Predecessor from April 1998 to March 2001. From 1990 to 1998, Mr. Evans worked at McKinsey & Company, where he served as a Senior Telecommunications Specialist in the European Telecommunications practice. Mr. Evans started his career with British Telecom in 1982, subsequently becoming an Executive Engineer and leading the development of British Telecom's real-time network traffic management systems.

        Mr. Akhurst has served as a member of the Board of Directors of the Company since October 2002. He has over 30 years of experience with Barclays Bank plc, in both its European and United States offices. Mr. Akhurst was most recently Director and Chief Credit Officer for the Latin America Region, where he was jointly responsible for the reduction and restructuring of the Bank's exposure in Argentina and Brazil during 2001 and 2002. Prior to that, Mr. Akhurst was the Head of Large Corporate and International Credit, leading a team of over 40 credit professionals, and he has held various positions in both the Banking Division and the former BZW Risk Management Division, and as a Relationship Director in Corporate Banking.

        Mr. Cassara has served as a member of the Board of Directors of the Company since October 2002. He currently serves as the President of Cassara Management Group, Inc., a business counseling practice focused on the telecommunications industry. From 2001 to 2002, Mr. Cassara served as the President and Chief Executive Officer of Pangea Ltd., a European fiber-optic network start-up that targeted the carrier market. From 1999 to 2000, he served as President of Carrier Services for Global Crossing Ltd., where he oversaw global operations and the North American carrier organization with over 600 people. Global Crossing Ltd. filed for chapter 11 in January 2002 and is currently reorganizing. From 1996 to 1999, Mr. Cassara served as President of Carrier Services for Frontier Corporation.

        Mr. Dorfman has served as a member of the Board of Directors of the Company since October 2002. He has over 40 years of experience as a senior credit executive, most significantly with Nat West USA, the United States subsidiary of National Westminster Bank plc. At Nat West,

Mr. Dorfman held the positions of Senior Vice President, Co-Manager of the bank's Asset Recovery Division and Vice Chairman of the Senior Loan Committee, with responsibility for reviewing all requests for credit in excess of the presenting unit's lending authority. Most recently, Mr. Dorfman was affiliated with two financial consulting firms that assisted troubled commercial debtors in the development of remedial strategies and the location of replacement lenders.

        Mr. Hobbs has served as a member of the Board of Directors of the Company since October 2002. He has held several senior executive positions for PSINet, Inc. which filed for chapter 11 in June 2001, from August 1997 to May 2002. From 2001 to 2002, he served as PSINet, Inc.'s President and Chief Executive Officer. From 2000 to 2001, he served as President and Chief Operating Officer of PSINet, Inc. and PSINet International, Inc. From 1998 to 2000, he served as President and Chief Operating Officer of PSINet Europe, Inc. From 1997 to 1998, he served as Vice President of Customer Administration. Prior to joining PSINet, from 1995 to 1997, Mr. Hobbs served as Vice President of Customer Care for American Personal Communications, LP.

        Mr. Macaluso served as a member of the Board of Directors of the Company from October 2002 until his resignation on November 5, 2003. He is a founding principal and the Chief Executive Officer of East Ridge Consulting, Inc., a management consulting and corporate advisory firm founded in 1996. From 1996 to 1998, Mr. Macaluso was a partner at Miller Associates, Inc., a company principally involved in corporate workouts. From 1989 to 1996, Mr. Macaluso was a partner at The Airlie Group, LLP, a $1.5 billion fund specializing in leveraged buyout, mezzanine and equity investments. Mr. Macaluso currently serves as Chairman of the Board for NCH NuWorld Marketing Limited, Crescent Public Telephone, Inc., and Prime Succession, Inc., an entity which filed for chapter 11 in July 2000 and emerged in December of the same year. He also currently serves on the board of directors of each of Lazy Days Recreational Vehicles, Inc. and Elder Beerman Stores, where he is a member of the audit and finance committee and the executive committee. Elder Beerman Stores filed for chapter 11 in October 1995 and emerged in 1997.

        Mr. Pacchia has served as a member of the Board of Directors of the Company since October 2002. He is the founder of Traxi LLC, a boutique advisory and restructuring firm based in New York City. Mr. Pacchia has served as the Managing Director of Traxi and its predecessor entity since 1994. Prior to establishing Traxi, Mr. Pacchia spent 11 years at First Fidelity Bank in a variety of legal and executive positions. In addition to his service on the Board of Directors of the Company, Mr. Pacchia was appointed by the U.S. Bankruptcy Court to be Plan Administrator of the FLAG Atlantic Debtors.

        Mr. Scher has served as a member of the Board of Directors of the Company since October 2002. He has served as the Managing Member of Ocean Ridge Capital Advisors, LLC, a financial advisory company established to assist financially and operationally underperforming companies, since February 2002. From September 1996 to February 2002, Mr. Scher served as a Managing Director of PPM America, Inc., where he managed investments in four distressed investment vehicles with aggregate capital in excess of $1 billion. From 1990 to 1996, Mr. Scher held several positions for Teachers Insurance and Annuity Association of America, where he managed a number of investments in a variety of industries.

        Mr. Spagnolo has served as a member of the Board of Directors of the Company since October 2002 and served as interim Chief Executive Officer of the Company from October 2002 to February 2003, when Mr. Gallagher was appointed Chief Executive Officer. Mr. Spagnolo has served as the Chief Executive Officer of Broadwing Communications, LLC since July 2003. Mr. Spagnolo has also served as President of Spagnolo Group, LP, an executive consulting firm focused on telecommunications, since May 2002. From July 2000 to September 2001, Mr. Spagnolo served as Chairman, President and Chief Executive Officer of Sitesmith, an internet infrastructure management services company which was acquired by Metromedia Fiber Network, Inc. ("MFN") in February 2001.

Mr. Spagnolo became President and Chief Operating Officer of MFN in October 2001 and later President and Chief Executive Officer, which position he held until April 2002. MFN filed for chapter 11 in May 2002 and is currently reorganizing. From 1997 to 2000, Mr. Spagnolo served as President and Chief Executive Officer of UUNET, a subsidiary of WorldCom.

        Mr. Wilson has served as a member of the Board of Directors of the Company since October 2002. He currently is President of Gateway Associates, a business development firm working with public and private companies in the areas of strategic planning, venture capital financing, deal structuring, market research, strategic partnering, mergers and acquisitions and international expansion. Mr. Wilson has over 25 years of U.S. and international business experience, including as a Managing Director of Wang Development and Investment Corporation and the Managing General Partner of the Golden Gate Development and Investment Fund, a venture capital fund raised in Taiwan for the purpose of investing in U.S. high technology companies. Mr. Wilson also was a senior corporate attorney at Wang Laboratories, an entity which emerged from chapter 11 in September 1993 and was subsequently acquired by Centronics in January 1999. Prior to that, Mr. Wilson was the Assistant General Counsel for a $600 million privately-held international manufacturing company.

        There is no family relationship among any of the above named officers or directors of the Company.

Ownership of Shares by Directors, Officers and Principal Shareholders

        The following table sets forth information as of the Record Date, with respect to the beneficial ownership, as defined in Rule 13(d) under the 1934 Act, of Shares and the applicable voting rights attached to such share ownership in accordance with the Company's Bye-laws by (i) each person known by the Company to beneficially own, as defined in Rule 13d-3 under the 1934 Act, 5% or more of the outstanding Shares, (ii) each director of the Company, (iii) the Company's Chief Executive Officer and each of the four remaining most highly compensated executive officers during 2002 (collectively, the

"Named Executive Officers") and (iv) all executive officers and directors of the Company as a group. As of the Record Date, there were 2,000,000 Shares issued and outstanding.

Beneficial Owner	Number of Common Shares Owned Beneficially(1)	% of Outstanding Common Shares Owned Beneficially
The Goldman Sachs Group, Inc.(2)	188,170	9.4%
HMC Investors L.L.C., Philip Falcone, Raymond J. Harbert and Michael D. Luce(3)	771,815	38.6%
Leonid Frenkel(4)	123,823	6.2%
Patrick Gallagher	—	—
Eugene Davis	—	—
Robert Aquilina	—	—
Edward McCormack	—	—
Alexander Gersh	—	—
Kees van Ophem	—	—
Andrew Evans	—	—
Ian Akhurst	—	—
Anthony Cassara	—	—
Jack Dorfman	—	—
Harry Hobbs	—	—
Charles Macaluso	—	—
Anthony Pacchia	100	*
Bradley Scher	—	—
Mark Spagnolo	—	—
David Wilson	—	—
All directors and executive officers as a group (16 persons)(5)	—	—

*
Less than 1%

(1)
The amounts and percentages shown are amounts and percentages owned beneficially as of the Record Date, based on information furnished or publicly disclosed by the persons named. A person is deemed to be the beneficial owner of Shares if such person, either alone or with others, has the power to vote or to dispose of such Shares.

(2)
The beneficial ownership of The Goldman Sachs Group, Inc. is based solely on the Schedule 13G filed with the Commission dated February 10, 2003 in which The Goldman Sachs Group, Inc. and its affiliate, Goldman, Sachs & Co. (together "Goldman Sachs"), reported that they have shared voting and dispositive power over 188,170 Shares. The address of Goldman Sachs, as stated on its Schedule 13G, is 85 Broad Street, New York, NY 10004, USA.

(3)
The beneficial ownership of HMC Investors, L.L.C., Philip Falcone, Raymond J. Harbert and Michael D. Luce is based solely on the Form 4 filed with the Commission dated October 2, 2003, by Harbert Distressed Investment Master Fund, Ltd. (the "Master Fund"), HMC Distressed Investment Offshore Manager, L.L.C., ("HMC Management"), the investment manager of the Master Fund, HMC Investors, L.L.C., its managing shareholder ("HMC Investors"), Philip Falcone, a shareholder of HMC Management and the portfolio manager of the Master Fund, Raymond J. Harbert, a shareholder of HMC Investors, and Michael D. Luce, a shareholder of HMC Investors. This amount consists of (i) 742,952 shares held for the account of Harbert Distressed Investment Master Fund, Ltd., (ii) 17,168 shares held for the account of PCMG Trading Partners XII LP and (iii) 11,695 shares held for the account of Alpha U.S. Sub Fund VI, LLC. The Master Fund is a Cayman Islands corporation with its principal business address at c/o International Fund Services (Ireland) Limited, Third Floor, Bishop's Square, Redmond's Hill, Dublin 2, Ireland. Each of HMC Management and HMC Investors is a Delaware limited liability company. Each of Philip Falcone, Raymond J. Harbert and Michael D. Luce is a United States citizen. The principal business address for each of HMC Management, HMC Investors, Philip Falcone, Raymond J.

  Harbert and Michael D. Luce is 555 Madison Avenue, Suite 2800, New York, New York 10022. The Shares reported herein are held in the name of the Master Fund, PCMG Trading Partners XII LP, a Delaware limited partnership or Alpha US Sub Fund VI, LLC, a Delaware limited liability company. The Shares held by PCMG Trading Partners XII LP and Alpha Sub Fund VI, LLC may be deemed to be beneficially owned by HMC Investors, L.L.C., Philip Falcone, who is the portfolio manager of PCMG Trading Partners XII LP and Alpha Sub Fund VI, LLC, Raymond J. Harbert and Michael D. Luce. Each of the HMC Investors executed the Voting Agreement described in "THE AMALGAMATION AGREEMENT—Other Agreements—Voting Agreement and Deregistration."

(4)
The beneficial ownership of Leonid Frenkel is based solely on the Schedule 13G filed with the Commission dated October 21, 2003 in which Leonid Frenkel reported that he has shared voting and dispositive power over 123,823 Shares. As reported, Leonid Frenkel is the managing member of Triage Management LLC, a Delaware limited liability company that serves as the general partner, investment manager and/or investment advisor to, and exercises investment discretion over the accounts of, a number of investment vehicles. Mr. Frenkel also has certain limited investment discretion, personally, over other investment entities, as well as his individual retirement account. None of those investment vehicles has benefical ownership of 5% or more of the Shares. The address of Mr. Frenkel, as stated on the Schedule 13G, is c/o Triage Management LLC, 401 City Avenue, Suite 526, Bala Cynwyd, Pennsylvania 19004.

(5)
As of October 16, 2003, Company Options to purchase 145,325 Shares have been granted, in aggregate, to the directors and officers of the Company. None of these Company Options granted were subject to vesting as of the Record Date, or within 60 days of the Record Date, unless there is an event of change of control as defined in Incentive Plan.

INFORMATION CONCERNING THE RELIANCE ENTITIES

        Reliance Gateway is a company organized under the laws of India and a wholly-owned subsidiary of Reliance Infocomm. Reliance Infocomm is a company organized under the laws of India and is a leading telecommunications company that offers a complete range of telecom services for mobile and fixed line telephony including broadband, national and international long distance services, data services and a wide range of value added services and applications that enhance productivity of enterprises and individuals. Reliance Infocomm is revolutionizing telecommunication in India by providing services that would match those offered by the leading telecommunications operators of the most developed countries.

        Reliance Infocomm is part of a group of companies affiliated with Reliance Industries Limited, a company organized under the laws of India. Reliance Industries believes it is one of India's largest private sector enterprises. It has operations that include the exploration and production of oil and gas, the manufacture of petroleum products, polyester products, polyester intermediates, plastics, polymer intermediates, chemicals and synthetic textiles and fabrics. In addition, Reliance Industries has subsidiaries and affiliates engaged in petrochemicals, financial and insurance services, the generation, transmission and distribution of power, the provision of basic and cellular telephony services and other value-added communications services.

        Amalgamation Sub is a company organized under the laws of Bermuda and a direct, wholly-owned subsidiary of Reliance Gateway and was recently formed for the purpose of acquiring FLAG Telecom.

        The address of the principal executive office of Reliance Gateway is Dhirubhai Ambani Knowledge City, Block E, SB-14, 1st Floor, Thane-Belapur Road, Koparkhairane, Navi Mumbai 400 709, India. The telephone number of Reliance Gateway at such office is +91-22-3038-3333. The address of the principal executive office of Gateway Net Bermuda is Milner House 18 Parliament Street, Hamilton HM FX Bermuda. The telephone number of Gateway Net Bermuda at such office is 441-295-4630

PROXY SOLICITATION; REVOCATION OF PROXIES

        Proxies are being solicited by and on behalf of the Board of Directors. All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of the Company in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses, in connection with such solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation material to beneficial owners of Shares held of record by such persons, and the Company may reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

        If the Special Meeting is adjourned for any reason, the approval of the Amalgamation Agreement shall be considered and voted upon by shareholders at the subsequent adjourned meeting.

        It is urged that proxies be returned promptly. Therefore, shareholders are urged to fill in, sign and return the accompanying form of proxy in the enclosed envelope.You may revoke your proxy at any time prior to its exercise by sending in a proxy bearing a later date, by delivering a written notice of revocation or by attending the Special Meeting in person and casting a ballot or delivering notice of revocation of your proxy.

OTHER MATTERS

        The Board does not know of any other business which may be presented for consideration at the Special Meeting. If any business not described herein should come before the Special Meeting, the persons named in the enclosed proxy will vote on those matters in accordance with their discretion.

SHAREHOLDER PROPOSALS

        The Company does not expect to hold another annual meeting of shareholders. There are therefore no deadlines for submitting shareholder proposals at the Company's next annual meeting of shareholders.

BY ORDER OF THE BOARD OF DIRECTORS
Kees van Ophem Assistant Secretary and General Counsel November 19, 2003 London, UK

ANNEX A

THE AMALGAMATION AGREEMENT

Annex A

EXECUTION COPY

AGREEMENT AND PLAN OF AMALGAMATION

dated as of

October 16, 2003

between

FLAG Telecom Group Limited

and

Reliance Gateway Net Private Limited

A-ii

SCHEDULES
Schedule 3.03	Directors of Amalgamated Company
Schedule 4.03	Governmental Authorizations
Schedule 4.05	Company Options
Schedule 4.06	Company Subsidiary Securities
Schedule 7.02	Director and Officer Indemnification and Insurance Arrangements
Schedule 9.01(c)	Governmental Approvals

A-iii

EXECUTION COPY

AGREEMENT AND PLAN OF AMALGAMATION

        AGREEMENT AND PLAN OF AMALGAMATION (this "Agreement") dated as of October 16, 2003 between FLAG Telecom Group Limited, a company incorporated under the laws of Bermuda (the "Company") and Reliance Gateway Net Private Limited, a company incorporated under the laws of India ("Gateway").

        WHEREAS, the Boards of Directors of Gateway and the Company have each determined that it is advisable and in the best interests of their respective shareholders for Gateway and the Company to enter into a business combination upon the terms and subject to the conditions set forth herein;

        WHEREAS, it is contemplated that, subject to the terms and conditions set forth herein, the business combination transaction will be effected by way of an Amalgamation (as defined herein);

        WHEREAS, Gateway intends to form a direct or indirect wholly owned subsidiary under the laws of Bermuda ("Amalgamation Sub") for purposes of effecting the Amalgamation; and

        WHEREAS, the Boards of Directors of Gateway and the Company have each approved this Agreement and the transactions contemplated hereby, including the Amalgamation;

        The parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

        Section 1.01.    Definitions.    (a) The following terms, as used herein, have the following meanings:

        "Acquisition Proposal" means, other than the transactions contemplated by this Agreement, any offer, proposal or inquiry by a Third Party relating to, or any indication of interest by a Third Party in, (i) any acquisition or purchase, direct or indirect, of 20% or more of the consolidated assets of the Company and its Subsidiaries or over 20% of any class of equity or voting securities of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute more than 20% of the consolidated assets of the Company, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any Third Party's beneficially owning 20% or more of any class of equity or voting securities of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute more than 20% of the consolidated assets of the Company or (iii) an amalgamation or a merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute more than 20% of the consolidated assets of the Company.

        "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided that, for the purposes of this Agreement, an "Affiliate" of Gateway shall not include the Company or any of its Affiliates and an "Affiliate" of the Company shall not include Gateway or any of its Affiliates.

        "Balance Sheet" means the consolidated balance sheet of the Company as of June 30, 2003 and the footnotes thereto set forth in the Company 10-Q.

        "Balance Sheet Date" means June 30, 2003.

        "Business Day" means any day, other than Saturday, Sunday or a U.S. or Bermuda federal holiday.

        "Companies Act" means the Bermuda Companies Act of 1981, as amended.

        "Company 10-Q" means the Company's quarterly report on Form 10-Q for its period ended June 30, 2003.

        "Company SEC Filings" means (i) the Company's annual report on Form 10-K for its fiscal year ended December 31, 2002, (ii) its quarterly reports on Form 10-Q for its fiscal quarters ended March 31, 2003 and June 30, 2003 (iii) its proxy statement relating to a meeting of the shareholders of the Company held on September 25, 2003, and (iv) all of its other reports, statements, schedules and registration statements filed with the SEC since October 9, 2002 other than the Company Proxy Statement.

        "FCC" means the Federal Communication Commission.

        "HSR Act" means the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

        "Material Adverse Effect" means a material adverse effect on the assets or liabilities of the Company and its Subsidiaries, taken as a whole other than a Material Adverse Effect resulting, directly or indirectly from (i) adverse changes in the global telecommunications industry, (ii) actions taken by competitors of the Company, (iii) actions taken by competitors of Reliance Infocomm Limited, a company incorporated under the laws of India, and its Affiliates, including, without limitation Gateway and Amalgamation Sub, in India or (iv) the public announcement of the transactions contemplated by this Agreement.

        "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

        "SEC" means the United States Securities and Exchange Commission.

        "Shares" means the common shares, $1.00 par value per share, of the Company.

        "Subsidiary" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person. As used in Article 4, "Subsidiary" means Subsidiary of the Company, and as used in Article 5 "Subsidiary" means Subsidiary of Gateway.

        "Third Party" means any Person other than Gateway or any of its Affiliates.

  (b)
  Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Amalgamation	2.01
Amalgamated Company	2.01
Amalgamation Consideration	2.02
Amalgamation Sub	Recitals
Board of Directors	4.20
Certificates	2.03
Change of Control	10.02
Closing	2.01
Communication Licenses	4.16
Company	Recitals
Company Option	2.05
Company Proxy Statement	4.21
Company Securities	4.05
Company Shareholder Meeting	6.02
Company Subsidiary Securities	4.06
Dissenting Shareholder	2.04
Dissenting Shares	2.04
Effective Time	2.01
Employee Plans	4.15
Exchange Agent	2.03
Exchange Documents	2.03
Exon-Florio	4.03
Extension Period	8.05
FEMA	5.03
Filing Deadline	8.02
GAAP	4.08
Indemnified Party	7.02
Infocomm	10.02
Intellectual Property	4.17
Gateway	Recitals
Permits	4.16
RBI	5.03
Registrar	2.01
Required Capacity	10.02
Resolution Period	8.05
Substantially Equivalent Transaction	8.05
Superior Proposal	6.03
Tax	4.14
Taxing Authority	4.14
Tax Return	4.14
Termination Fee	11.04
  (c)
  All references to "$" or "dollar" are to U.S. dollars unless otherwise indicated.

ARTICLE 2
THE AMALGAMATION

        Section 2.01.    The Amalgamation.    (a) Gateway agrees that promptly, but in any event within 20 days after the date hereof, it will cause Amalgamation Sub to be formed under the laws of Bermuda. Gateway agrees that it will own 100% of the common shares of the Amalgamation Sub at the Effective Time. At the Effective Time, Amalgamation Sub shall be amalgamated (the "Amalgamation") with the Company in accordance with the provisions of the Companies Act and this Agreement, and the separate existence of Amalgamation Sub and the Company shall thereupon cease. The company resulting from the Amalgamation shall operate under the name of "FLAG Telecom Group Limited" and continue under the provisions of the Companies Act and other applicable Bermuda law and is referred to herein as the "Amalgamated Company".

        (b)   The Amalgamation shall be consummated by filing with the Registrar of Companies of Bermuda (the "Registrar") a duly executed and verified application for registration of the Amalgamated Company and such other documents as are required by the Companies Act. The Amalgamation shall be effective on the date shown in the Certificate of Amalgamation issued by the Registrar (the "Effective Time"). Prior to the filing referred to in this Section 2.01(b), a closing (the "Closing") shall be held, which shall take place at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, on the first Business Day on which each of the conditions set forth in Article 9 shall have been fulfilled or waived (if permissible under applicable law), or at such other time and place as Gateway and the Company may agree.

        (c)   From and after the Effective Time, the Amalgamated Company shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Amalgamation Sub, all as provided in the applicable provisions of the Companies Act.

        Section 2.02.    Treatment of Shares in the Amalgamation.    At the Effective Time:

        (a)   Each Share issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive $95.61 in cash, without interest (the "Amalgamation Consideration"). The sum of the aggregate Amalgamation Consideration and all amounts payable in respect of Company Options pursuant to Section 2.05 shall not exceed $207,000,000.

        (b)   Each ordinary share of Amalgamation Sub that is issued and outstanding immediately prior to the Effective Time shall be converted into and become one ordinary share of the Amalgamated Company by virtue of the Amalgamation and without any action on the part of Gateway (or any other holder of any shares of Amalgamation Sub).

        Section 2.03.    Surrender and Payment.    (a) Prior to the Effective Time, the Company shall appoint an agent (the "Exchange Agent") reasonably satisfactory to Gateway for the purpose of exchanging certificates representing Shares (or any other evidence of ownership of Shares) (the "Certificates") for the Amalgamation Consideration. Prior to the Effective Time, Gateway will provide to the Exchange Agent, in full, the Amalgamation Consideration to be paid in respect of the Shares (such amount not to be withdrawn). Promptly after the Effective Time, Gateway will send, or will cause the Exchange Agent to send, to each registered holder of Shares at the Effective Time a letter of transmittal (which shall specify that the delivery of the Amalgamation Consideration shall be effected only upon proper delivery of the Certificates to the Exchange Agent) and all other documents that may be reasonably required from each holder to effect the transfer of the Amalgamation Consideration to each such holder or its designee (collectively, the "Exchange Documents").

        (b)   Upon surrender to the Exchange Agent of a Certificate, together with properly completed Exchange Documents, each holder of a Certificate will be entitled to receive the Amalgamation Consideration payable in respect of each Share formerly represented by such Certificate. Until so surrendered, each such Certificate shall, after the Effective Time, represent for all purposes only the right to receive such Amalgamation Consideration.

        (c)   If any portion of the Amalgamation Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition to such payment that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Shares or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

        (d)   From and after the Effective Time, there shall be no further registration of transfers of Shares. If, after the Effective Time, Certificates formerly representing Shares are presented to the Amalgamated Company, they shall be cancelled and the Amalgamation Consideration shall be paid in accordance with the procedures set forth in this Article 2.

        (e)   Any portion of the Amalgamation Consideration made available to the Exchange Agent pursuant to Section 2.03(a) (and any interest or other income earned thereon) that remains unclaimed by the holders of Shares six months after the Effective Time shall be returned to Gateway, upon demand, and any such holder who has not surrendered his Shares for the Amalgamation Consideration in accordance with this Section prior to that time shall thereafter look only to Gateway or the Amalgamated Company for payment of the Amalgamation Consideration in respect of his Shares. Notwithstanding the foregoing, none of Gateway, Amalgamation Sub, the Company, the Amalgamated Company or the Exchange Agent shall be liable to any Person in respect of any Amalgamation Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Subject to applicable law and public policy, if any Certificates shall not have been surrendered immediately prior to such date on which any Amalgamation Consideration in respect of such Certificate would otherwise escheat to or become the property of any governmental entity, any amounts payable in respect of such Certificate shall, to the extent permitted by applicable law and public policy, become the property of Gateway, free and clear of all claims or interest of any Person previously entitled thereto.

        (f)    Any portion of the Amalgamation Consideration made available to the Exchange Agent pursuant to Section 2.03(a) to pay for Shares for which appraisal rights have been perfected shall be returned to Gateway, upon demand.

        Section 2.04.    Dissenting Shareholders.    Notwithstanding anything in this Agreement to the contrary, any Shares that are held by shareholders of the Company who voted against, or decline to vote in favor of, the Amalgamation ("Dissenting Shareholder") shall be cancelled at the Effective Time and the Amalgamation Consideration shall be paid at the Effective Time pursuant to this Agreement, subject to the rights of Dissenting Shareholders to require appraisal of their Shares ("Dissenting Shares") under Section 106 of the Companies Act. In the event that Dissenting Shareholders fail to perfect, effectively withdraw or otherwise lose any right to appraisal and payment under the Companies Act such Dissenting Shareholder shall no longer have any right to appraisal thereunder. The Company shall give Gateway (i) prompt notice of any written demands by Dissenting Shareholders for appraisal of Dissenting Shares or withdrawals of such demands received by the Company pursuant to the Companies Act and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands by Dissenting Shareholders for appraisal of Dissenting Shares under the Companies Act. Except as required by Section 106 of the Companies Act, prior to the Effective Time, the Company shall not make any payment with respect to any demands by Dissenting Shareholders for appraisal of Dissenting Shares or offer to settle or settle or otherwise negotiate any such demands.

        Section 2.05.    Stock Options.    (a) The Company shall cause each option to purchase Shares granted to any employee or director (or former employee or director) of the Company outstanding immediately prior to the Effective Time under any employee stock option or compensation plan or arrangement of the Company (a "Company Option"), whether or not vested or exercisable, to be canceled as of the Effective Time. Thereafter, each Company Option whether or not vested or exercisable shall represent only the right to receive an amount in cash determined by multiplying (i) the excess, if any, of the Amalgamation Consideration over the applicable exercise price of such Company Option by (ii) the number of Shares such holder could have purchased (assuming full vesting of all Company Options) had such holder exercised such Company Option in full immediately prior to the Effective Time.

        (b)   Prior to the Effective Time, the Company shall use its best efforts to (i) obtain any consents from holders of Company Options and (ii) make any amendments to the terms of the applicable stock option or compensation plans or arrangements that, in the case of either clauses (i) or (ii), are necessary to give effect to the transactions contemplated by Section 2.05(a). Notwithstanding any other provision of this Section 2.05, payment may be withheld in respect of any employee stock option until such necessary consents are obtained.

        Section 2.06.    Withholding Rights.    Each of the Amalgamated Company and Gateway shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article 2 such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. If the Amalgamated Company or Gateway, as the case may be, so withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which the Amalgamated Company or Gateway, as the case may be, made such deduction and withholding.

        Section 2.07.    Lost Certificates.    If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Amalgamated Company, the posting by such Person of a bond, in such reasonable amount as the Amalgamated Company may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall pay, in exchange for such lost, stolen or destroyed Certificate, the Amalgamation Consideration to be paid in respect of the Shares represented by such Certificate, as contemplated by this Article 2.

ARTICLE 3
THE AMALGAMATED COMPANY; GATEWAY

        Section 3.01.    Memorandum of Association of Amalgamated Company.    The memorandum of association of Amalgamation Sub in effect at the Effective Time shall be the memorandum of association of the Amalgamated Company until amended in accordance with applicable law.

        Section 3.02.    Bye-laws of Amalgamated Company.    The bye-laws of Amalgamation Sub in effect at the Effective Time shall be the bye-laws of the Amalgamated Company until amended in accordance with applicable law.

        Section 3.03.    Directors and Officers of Amalgamated Company.    From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (i) the directors of Amalgamation Sub at the Effective Time shall be the directors of the Amalgamated Company and (ii) the officers of the Amalgamation Sub at the Effective Time shall be the officers of the Amalgamated Company. The names and addresses of such directors are set forth in Schedule 3.03 (which Schedule may be delivered to the Company after the date hereof but prior to the Closing).

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to Gateway that:

        Section 4.01.    Corporate Existence and Power.    The Company is a corporation duly incorporated, validly existing and in compliance with the laws of Bermuda and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

        Section 4.02.    Corporate Authorization.    The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby are within the Company's corporate powers and, except for any required approval by the Company's shareholders in connection with the consummation of the Amalgamation, have been duly authorized by all necessary corporate action on the part of the Company. This Agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy and similar laws or by general principles of equity (whether considered in a proceeding in equity or at law).

        Section 4.03.    Governmental Authorization.    Except as set forth on Schedule 4.03, the execution, delivery and performance by the Company of this Agreement and the consummation of the Amalgamation by the Company require no action by or in respect of, or filing with, any governmental body, agency, official or authority by the Company or any of its Subsidiaries other than (i) the registration of the Amalgamation with the Registrar in accordance with the Companies Act, (ii) compliance with any applicable requirements of the 1934 Act, (iii) compliance with any applicable requirements of the HSR Act and of laws, rules and regulations analogous to the HSR Act existing in non-U.S. jurisdictions, (iv) compliance with any applicable requirements of the Exon-Florio Statute, Sec. 721 of Title VII of the Defense Production Act of 1950, as amended (50 U.S.C. App. 2170) ("Exon-Florio") and (v) any actions or filings the absence of which would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect or materially to impair the ability of the Company to consummate the transactions contemplated by this Agreement.

        Section 4.04.    Non-contravention.    The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not, assuming shareholder approval as contemplated by Section 4.19, (i) violate the Memorandum of Association or Amended and Restated Bye-Laws of the Company, (ii) assuming compliance with the matters referred to in Section 4.03, violate any applicable law, rule, regulation, judgment, injunction, order or decree, (iii) except as set forth in the Company SEC Filings filed prior to the date hereof, require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company or any Subsidiary or to a loss of any benefit to which the Company or any Subsidiary is entitled under any provision of any agreement or other instrument binding upon the Company or any Subsidiary or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or liabilities of the Company and its Subsidiaries or (iv) result in the creation or imposition of any Lien on any asset of the Company or any Subsidiary, except for, in the case of clause (ii), (iii) and (iv), violations, failures to obtain any such consent or other action, defaults, terminations, cancellations, accelerations, losses or Liens that would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect or materially to impair the ability of the Company to consummate the actions contemplated by this Agreement.

        Section 4.05.    Capitalization.    The authorized capital stock of the Company consists of 20,000,000 Shares. As of the date hereof, there were 2,000,000 outstanding Shares and Company Options to purchase an aggregate of 198,475 Shares. The exercise price of each of the Company Options is set forth on Schedule 4.05. All outstanding Shares have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in this Section 4.05, there are no outstanding (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company or other obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses (i), (ii) and (iii) above being referred to collectively as the

"Company Securities"). There are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any Company Securities.

        Section 4.06.    Subsidiaries.    (a) Each Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation (except where good standing may be deemed not to exist due to the proceedings described in the annotations to Schedule 4.06), has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        (b)   Except as set forth in Schedule 4.06, all of the outstanding capital stock of, or other voting securities or ownership interests in, each Subsidiary, is owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests). There are no outstanding (i) securities of the Company or any Subsidiary convertible into or exchangeable for shares of capital stock or other voting securities of or ownership interests in any Subsidiary or (ii) options or other rights to acquire from the Company or any Subsidiary, or other obligation of the Company or any Subsidiary to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, any Subsidiary (the items in Section 4.06(b)(i) and Section 4.06(b)(ii) being referred to collectively as the "Company Subsidiary Securities"). There are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any outstanding Company Subsidiary Securities.

        Section 4.07.    SEC Filings.    (a) As of its filing date (or, if amended or superceded by a filing prior to the date hereof, on the date of such filing), each Company SEC Filing filed pursuant to the 1934 Act did not, and each such Company SEC Filing filed after the date hereof will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

        (b)   Each Company SEC Filing that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such statement or amendment became effective, did not, and each such Company SEC Filing filed after the date hereof will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

        (c)   The representations and warranties contained in this Section 4.07 will not apply to statements or omissions included in the Company SEC Filings based upon information furnished to the Company in writing by Gateway or its Affiliates specifically for use therein.

        Section 4.08.    Financial Statements.    The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in the Company SEC Filings fairly present, in conformity with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal or recurring year end adjustments in the case of any unaudited interim financial statements).

        Section 4.09.    Absence of Certain Changes.    Since the Balance Sheet Date through and including the date hereof, except as disclosed in the Company SEC Filings filed prior to the date hereof, or after the date hereof, to the extent expressly permitted by or consented to pursuant to Section 6.01, the business of the Company and its Subsidiaries has been conducted in the ordinary course consistent with past practices and there has not been:

          (a)   any event, occurrence, development or state of circumstances or facts which has had or would reasonably be expected to have a Material Adverse Effect;

          (b)   any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company or any repurchase, redemption or other acquisition by the Company or any Subsidiary of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any Subsidiary;

          (c)   any amendment of any material term of any outstanding security of the Company or any Subsidiary or of any material indebtedness for borrowed money;

          (d)   any incurrence, assumption or guarantee by the Company or any Subsidiary of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices;

          (e)   any creation by the Company or any Subsidiary of any Lien on any material asset other than in the ordinary course of business consistent with past practices, except Liens that would not reasonably be expected to have a Material Adverse Effect or prohibit the ability of the Company to consummate the transactions contemplated by this Agreement;

          (f)    any making of any loan, advance or capital contributions to or investment in any Person other than loans, advances or capital contributions to or investments in wholly-owned Subsidiaries in the ordinary course of business consistent with past practices;

          (g)   any (i) entering into of any employment, deferred compensation, severance, retirement or other similar agreement with any director or executive officer of the Company or any Subsidiary (or any amendment to any such existing agreement), (ii) grant of any severance or termination pay to any director or executive officer of the Company or any Subsidiary or (iii) material increase in compensation, bonus or other benefits payable to any director or executive officer of the Company or any Subsidiary pursuant to any employment agreement or severance or retirement plans or policies thereof, other than, in the case of clause (ii) or (iii), any such actions prior to the date hereof in the ordinary course of business consistent with past practice or as otherwise required by law; or

          (h)   any cancellation of any licenses, sublicenses, franchises, permits or agreements to which the Company or any Subsidiary is a party, or any written notification to the Company or any Subsidiary that any party to any such arrangements intends to cancel or not renew such arrangements beyond the expiration date thereof as in effect on the date hereof, except where such cancellation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or materially to impair the ability of the Company to consummate the actions contemplated by this Agreement.

        Section 4.10.    No Undisclosed Material Liabilities.    There are (a) no liabilities of the Company or any Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is (b) no existing conditions, situations or set of circumstances which would reasonably be expected to result in such a liability, in each case other than:

            (i)  liabilities disclosed and provided for in the Balance Sheet or in the notes thereto or in the Company SEC Filings filed prior to the date hereof;

           (ii)  liabilities relating to or arising out of the business of the Company or its Subsidiaries that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and

          (iii)  liabilities incurred after the date hereof to the extent permitted by, and in accordance with, Section 6.01.

        Section 4.11.    Compliance with Laws and Court Orders.    Neither the Company nor any Subsidiary is in violation of, or has since October 9, 2002 violated, or to the knowledge of the Company is under investigation with respect to or has been threatened to be charged with or given notice of any violation of, any applicable law, rule, regulation, judgment, injunction, order or decree, except for violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

        Section 4.12.    Litigation.    Except as set forth in the Company SEC Filings filed prior to the date hereof, there is no action, suit, investigation or proceeding (or any basis therefor) pending against, or, to the knowledge of the Company, threatened against or affecting, the Company, any of its Subsidiaries, any present or former officer, director or employee of the Company or any of its Subsidiaries or any other Person for whom the Company or any of such Subsidiary may be liable or any of their respective properties before any court or arbitrator or before or by any governmental body, agency or official, domestic, foreign or supranational, that, if determined or resolved adversely in accordance with the plaintiff's demands, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially to impair the ability of the Company to consummate the transaction contemplated by this Agreement.

        Section 4.13.    Finders' Fees.    Except for Houlihan Lokey Howard & Zukin (UK) Ltd., the Company's financial advisor, a copy of whose engagement agreement will be promptly provided to Gateway or its legal counsel, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company or any Subsidiary who might be entitled to any fee or commission from the Amalgamated Company or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

        Section 4.14.    Taxes.    (a) All material Tax Returns required by applicable law to be filed with any Taxing Authority by, or on behalf of, the Company or any of its Subsidiaries have been filed when due in accordance with all applicable laws, and all such Tax Returns are, or shall be at the time of filing, true and complete in all material respects.

        (b)   The Company and each of its Subsidiaries has paid (or has had paid on its behalf) or has withheld and remitted to the appropriate Taxing Authority all Taxes due and payable, except where the validity or amount thereof is being contested in good faith by appropriate proceedings.

        (c)   "Tax" means (i) any tax, governmental fee or other like assessment or charge of any kind whatsoever (including, but not limited to, withholding on amounts paid to or by any Person), together with any interest, penalty, addition to tax or additional amount imposed by any governmental authority (a "Taxing Authority") responsible for the imposition of any such tax (whether U.S. or non-U.S.), and any liability for any of the foregoing as transferee, (ii) in the case of the Company or any of its Subsidiaries, liability for the payment of any amount of the type described in clause (i) as a result of being or having been before the Effective Time a member of an affiliated, consolidated, combined or unitary group, or a party to any agreement or arrangement, as a result of which liability of the Company or any of its Subsidiaries to a Taxing Authority is determined or taken into account with reference to the activities of any other Person, and (iii) liability of the Company or any of its Subsidiaries for the payment of any amount as a result of being party to any Tax sharing agreement or with respect to the payment of any amount imposed on any person of the type described in (i) or (ii) as a result of any existing express or implied agreement or arrangement (including, but not limited to, an indemnification agreement or arrangement). "Tax Return" means any report, return, document, declaration or other information or filing required to be supplied to any Taxing Authority with respect to Taxes, including information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

        Section 4.15.    Employee Benefit Plans.    (a) "Employee Plans" means, collectively, each "employee benefit plan", as defined in Section 3(3) of ERISA, each employment, severance or similar contract, plan, arrangement or policy and each other plan or arrangement (written or oral) providing for compensation, bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance (including any self-insured arrangements, health or medical benefits, employee assistance program, disability or sick leave benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) which is maintained, administered or contributed to by the Company, any Subsidiary or any of their Affiliates and covers any employee or former employee or service provider or any dependent or beneficiary thereof of the Company or the Subsidiaries, or with respect to which the Company or the Subsidiaries has any liability.

        (b)   Each Employee Plan has been maintained in compliance with its terms and conditions and with the requirements prescribed by any and all applicable laws, statutes, orders, rules and regulations (including any special provisions relating to qualified plans where such Plan was intended to so qualify) and has been maintained in good standing with applicable regulatory authorities, except, in each case, as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

        (c)   There has been no amendment to, written interpretation of or announcement (whether or not written) by the Company or any Subsidiary relating to, or change in employee participation or coverage under, any Employee Plan that would increase materially the expense of maintaining such Employee Plan above the level of the expense incurred in respect thereof for the most recent fiscal year ended prior to the date hereof.

        (d)   Except as set forth in the Company SEC Filings filed prior to the date hereof and with respect to the acceleration of, and payment to, the Company Options as contemplated by this Agreement, the consummation of the transactions contemplated by this Agreement will not (either alone or with any other event), entitle any employee or independent contractor of the Company or any Subsidiary to severance pay or accelerate the time of payment or vesting or trigger any payment of funding of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any Employee Plan. Except as set forth in the Company SEC Filings filed prior to the date hereof, there is no contract, plan or arrangement (written or otherwise) covering any employee or former employee of the Company or the Subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Sections 280G or 162(m) of the Code.

        Section 4.16.    Licenses and Permits.    (a) Except where the failure of the following to be true would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (i) the Company or its Subsidiaries own, hold or possess adequate right to use all licenses, franchises, permits, certificates, approvals or other similar authorizations affecting, or relating in any way to, the assets or business of the Company and its Subsidiaries (the "Permits") required in connection with the operation of the business of the Company and its Subsidiaries, including, without limitation, all required regulatory permits, licenses or other authorizations issued by governmental entities (whether U.S. or non-U.S.) that regulate communications (whether by radio, television, wire, satellite and cable) in each jurisdiction in which the Company and its Subsidiaries operate (the

"Communication Licenses"), (ii) the Permits are valid and in full force and effect, (iii) neither the Company nor any Subsidiary is in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, the Permits, (iv) none of the Permits will be terminated or impaired or become terminable, in whole or in part, as a result of the transactions contemplated hereby, (v) none of the Permits is subject to conditions or requirements that are not generally imposed on such authorizations and (vi) each Permit is validly held and free and clear of all Liens.

        (b)   Except as would not, individually or in the aggregate, reasonably be expected to have, a Material Adverse Effect, with respect to any of the Company and its Subsidiaries that holds a Communications License, such holder (i) has operated in all respects in compliance with all terms thereof including all system build-out requirements and (ii) has filed all registrations, statements, documents and reports and paid all fees required by all applicable law relating to, or governmental entity issuing, such Communications License. Except as would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect, (A) there is no pending or, to the knowledge of the Company, threatened action by or before any U.S. or non-U.S. governmental entity to revoke, cancel, suspend, modify or refuse to renew any of the Communications Licenses and (B) to the knowledge of the Company, no Person has asserted in writing to a governmental entity that a Communications License should be modified or revoked, or that the Company or any Subsidiary is not in compliance with any Communications License and (C) no event has occurred which would permit the revocation or termination of any of the Communications Licenses or the imposition of any restriction thereon, or that would prevent any of the Communications Licenses from being renewed on a routine basis or in the ordinary course.

        Section 4.17.    Intellectual Property.    The Company and the Subsidiaries own or possess adequate licenses or other rights to use all Intellectual Property Rights necessary to conduct the business now operated by them, except where the failure to own or possess such licenses or rights has not had and would not be reasonably likely to have a Material Adverse Effect and, to the knowledge of the Company, the Intellectual Property Rights of the Company and the Subsidiaries do not conflict with or infringe upon any Intellectual Property Rights of others to the extent that, if sustained, such conflict or infringement has had and would be reasonably likely to have a Material Adverse Effect. For purposes of this Agreement, "Intellectual Property Right" means any trademark, service mark, trade name, mask work, copyright, patent, software license, other data base, invention, trade secret, know-how (including any registrations or applications for registration of any of the foregoing) or any other similar type of proprietary intellectual property right.

        Section 4.18.    Material Contracts.    Except as set forth in the Company SEC Filings filed prior to the date hereof or as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each agreement, contract, plan and lease to which the Company or any Subsidiary is a party is a valid and binding agreement of the Company or a Subsidiary, as the case may be, and is in full force and effect, and none of the Company, any Subsidiary or, to the knowledge of Company, any other party thereto is in default or breach in any material respect under the terms of any such agreement, contract, plan or lease, and, to the knowledge of the Company, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute any event of default thereunder.

        Section 4.19.    Required Shareholder Vote.    The affirmative vote by shareholders of the Company representing 75% of those Shares present in person or by proxy and entitled to vote and voting at the Company Shareholder Meeting (at which there is a quorum of two persons present in person or by proxy representing more than 50% of the issued and outstanding Shares) is the only vote of Company shareholders required for the adoption and approval of this Agreement and the Amalgamation.

        Section 4.20.    Rights Plan.    The Company has not entered into, and its Board of Directors (the "Board of Directors") has not adopted or authorized the adoption of, a shareholder rights plan or similar agreement.

        Section 4.21.    Disclosure Documents.    (a) At the time the proxy or information statement of the Company to be filed with the SEC in connection with the Amalgamation (the "Company Proxy Statement") or any amendment or supplement thereto is first mailed to shareholders of the Company, and at the time such shareholders vote on adoption of this Agreement and the Amalgamation, the Company Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The foregoing notwithstanding, this Section 4.21 shall not be deemed to have been breached by virtue of the fact that the Company filed an amendment or supplement to the Company Proxy Statement after it is first mailed to shareholders of the Company and prior to such shareholders vote of adoption of this Agreement and the Amalgamation if such amendment or supplement is not material to the Company and its Subsidiaries, taken as a whole.

        (b)   The representations and warranties contained in this Section 4.21 will not apply to statements or omissions included in the Company Proxy Statement based upon information furnished to the Company in writing by Gateway or its Affiliates specifically for use therein.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF GATEWAY

        Gateway represents and warrants to the Company that:

        Section 5.01.    Corporate Existence and Power.    Gateway is, and Amalgamation Sub will be, a corporation duly incorporated, validly existing and in compliance with the laws of the jurisdiction of its incorporation and has (or in the case of Amalgamation Sub will have) all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business, except for those licenses, authorizations, permits, consents and approvals the absence of which would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on Gateway and Amalgamation Sub. After its formation, Amalgamation Sub will not engage in any activities other than in connection with or as contemplated by this Agreement.

        Section 5.02.    Corporate Authorization.    (a) The execution, delivery and performance by Gateway of this Agreement and the consummation by Gateway of the transactions contemplated hereby are within the corporate powers of Gateway and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of Gateway enforceable against Gateway in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy and similar laws or by the general principles of equity (whether considered in a proceeding in equity or at law).

        (b)   At and as of the Closing Date, the consummation by Amalgamation Sub of the transactions contemplated hereby will be within the corporate powers of Amalgamation Sub and will have been duly authorized by all necessary corporate action.

        Section 5.03.    Governmental Authorization.    The execution, delivery and performance by Gateway of this Agreement and the consummation by Gateway and Amalgamation Sub of the transactions contemplated hereby require no material action by or in respect of, or material filing with, any governmental body, agency, official or authority other than (i) the registration of the Amalgamation with the Registrar in accordance with the Companies Act, (ii) compliance with any applicable requirements of the 1934 Act, (iii) compliance with any applicable requirements of the HSR Act and of laws, rules and regulations analogous to the HSR Act existing in non-U.S. jurisdiction, (iv) compliance with Indian Foreign Exchange Management Act of 2001 ("FEMA"), which compliance has been effected (v) approvals of the Reserve Bank of India ("RBI"), which approvals have been obtained, (vi) compliance with any applicable requirements of the FCC, (vii) compliance with any applicable requirements of Exon-Florio, (viii) actions and/or filings in connection with the formation of Amalgamation Sub, and (ix) any actions or filings the absence of which would not prohibit the ability of Gateway and Amalgamation Sub to consummate the transactions contemplated by this Agreement.

        Section 5.04.    Non-contravention.    The execution, delivery and performance by Gateway of this Agreement and the consummation by Gateway and Amalgamation Sub of the transactions contemplated hereby do not (with respect to Gateway) and will not (with respect to Gateway and Amalgamation Sub) (a) violate the organizational documents of Gateway or Amalgamation Sub or (b) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Gateway or Amalgamation Sub or to a loss of any benefit to which Gateway or Amalgamation Sub is entitled under any provision of any agreement or other instrument binding upon Gateway or Amalgamation Sub or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of Gateway or Amalgamation Sub, except for failures to obtain any such consent or other action, defaults, terminations, cancellations, accelerations or losses that would not have, individually or in the aggregate, a material adverse effect on Gateway or Amalgamation Sub or prohibit the ability of Gateway or Amalgamation Sub to consummate the actions contemplated by this Agreement.

        Section 5.05.    Disclosure Documents.    The information with respect to Gateway and any of its Subsidiaries that Gateway furnishes to the Company in writing specifically for use in any Company Disclosure Document will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading at the time of the filing of such Company Disclosure Document or any supplement or amendment thereto and at the time of any distribution or dissemination thereof.

        Section 5.06.    Finders' Fees.    There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Gateway who might be entitled to any fee or commission from the Amalgamated Company or any of its subsidiaries upon consummation of the transactions contemplated by this Agreement.

        Section 5.07.    Financing.    Prior to the Effective Time, Gateway will have sufficient cash, available lines of credit or other sources of immediately available funds, outside of India, to enable it to pay the aggregate Amalgamation Consideration payable in respect of all of the Shares and Company Options and to pay all related fees and expenses.

        Section 5.08.    Share Ownership.    As of the date hereof, neither Gateway, or any of its Affiliates owns or has any beneficial interest in any Shares or Company Options.

ARTICLE 6
COVENANTS OF THE COMPANY

        The Company agrees that:

        Section 6.01.    Conduct of the Company.    From the date hereof until the Effective Time, the Company and its Subsidiaries shall conduct their business in the ordinary course consistent with past practice and shall use their commercially reasonable efforts to preserve intact their respective business organizations and relationships with third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the

Effective Time, the Company shall not (and shall cause its Subsidiaries not to) without the prior written consent of Gateway (which consent shall not be unreasonably withheld or delayed):

          (a)   adopt or propose any change in its Memorandum of Association or Amended and Restated Bye-Laws or similar organizational documents or any reclassification, recapitalization, stock split or combination, exchange or readjustment of Shares, or stock dividend thereon;

          (b)   amalgamate, merge or consolidate with any other Person or acquire a material amount of assets of any other Person;

          (c)   sell, lease, license or otherwise dispose of any material assets or property except (i) pursuant to existing contracts or commitments and (ii) in the ordinary course consistent with past practice;

          (d)   knowingly take or omit to take any actions, that, individually or in the aggregate with other such actions or omissions by the Company or any of its Subsidiaries, would reasonably be expected to have a Material Adverse Effect;

          (e)   other than in the ordinary course of business consistent with past practice, waive, release, grant, or transfer any assets of material value;

          (f)    other than in the ordinary course of business consistent with past practice, modify or change in any material respect any existing material license or customer contract;

          (g)   assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person (other than any majority-owned Subsidiary) which, are in excess of $15 million in the aggregate;

          (h)   make any loans, advances or capital contributions to, or investments in, any other Person (other than any majority-owned Subsidiary) which are in excess of $15 million in the aggregate;

          (i)    other than in the ordinary course of business consistent with past practice, make or change any material tax election or settle or compromise any material income tax liability in excess of $15 million in the aggregate;

          (j)    adopt, propose or enter into any (i) employment, deferred compensation, severance, retirement or other similar agreement with any director or executive officer of the Company or any Subsidiary (or any amendment to any such existing agreement), (ii) grant of any severance or termination pay to any director or executive officer of the Company or any Subsidiary or (iii) material increase in compensation, bonus or other benefits payable to any director or executive officer of the Company or any Subsidiary pursuant to any employment agreement or severance or retirement plans or policies thereof, other than, in the case of clause (ii) or (iii), any increase prior to the date hereof in the ordinary course of business consistent with past practice or as otherwise required by law; or

          (k)   agree or commit to do any of the foregoing.

        Section 6.02.    Shareholder Meeting; Proxy Material.    (a) Unless the Board of Directors determines in good faith, after consultation with its outside legal counsel, that recommending approval and adoption of this Agreement and the Amalgamation by the Company would, as a result of material new events or developments arising or occurring after the date hereof (including receipt by the Company of a Superior Proposal in compliance with Section 6.03) that were not caused by any action or intentional inaction by the Company or any of its Subsidiaries, violate its fiduciary duties, the Board of Directors shall recommend approval and adoption of this Agreement and the Amalgamation by the Company's shareholders in accordance with the applicable provisions of the Companies Act. Notwithstanding the foregoing, the Company shall cause a meeting of its shareholders (the "Company Shareholder Meeting") to be duly called and held as soon as reasonably practicable after the date hereof for the purpose of voting on the approval and adoption of this Agreement and the Amalgamation. In connection with such meeting, the Company shall (i) promptly prepare and file with the SEC, use its commercially reasonable efforts to have cleared by the SEC and thereafter mail to its shareholders as promptly as practicable, the Company Proxy Statement and all other proxy materials for such meeting, (ii) use its commercially reasonable efforts to obtain the necessary approvals by its shareholders of this Agreement and the transactions contemplated hereby and (iii) otherwise comply with all legal requirements applicable to such meeting.

        (b)   No amendment or supplement to the Company Proxy Statement will be made by the Company without prior consultation with Gateway, except to the extent such consultation is not practicable, given time constraints and Gateway's unavailability. The Company will promptly notify Gateway of any request by the SEC for amendment of the Company Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information.

        Section 6.03.    No Solicitation; Other Offers.    (a) Neither the Company nor any of its Subsidiaries shall, nor shall the Company or any of its Subsidiaries authorize or permit the Board or, with the knowledge of any executive officer or other member of the management team of the Company, permit any of its or the Company's Subsidiaries officers, directors, employees, investment bankers, attorneys, accountants, consultants or other agents or advisors to, directly or indirectly, (i) solicit, initiate or take any action to knowingly facilitate or encourage the submission of any Acquisition Proposal, (ii) enter into or participate in any discussions or negotiations with, furnish any information relating to the Company or any of its Subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries (except access that may be required to be afforded to shareholders of the Company pursuant to the laws of Bermuda) to, otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or encourage any effort by any Third Party that may reasonably be expected to be seeking to make, or has made, an Acquisition Proposal or (iii) enter into any agreement with respect to an Acquisition Proposal.

        (b)   Notwithstanding the foregoing if, prior to the date when the condition set forth in Section 9.01(b) shall have been satisfied, the Company receives a proposal or offer that was not solicited, initiated or knowingly facilitated or encouraged by the Company and that did not otherwise result from a breach of Section 6.03(a) and that the Board of Directors determines in good faith (after consultation with its outside legal counsel and its financial advisor) could reasonably be expected to result in a Third Party making a Superior Proposal, and subject to compliance with Section 6.03(c), the Company may, to the extent it determines it is necessary to comply with the applicable fiduciary duties of the Board of Directors, as determined in good faith by it after consultation with outside counsel, (i) furnish information or access with respect to the Company and its Subsidiaries to such Third Party pursuant to an appropriate confidentiality agreement (a copy of which shall be provided to Gateway) and (ii) participate in discussions or negotiations with such Person regarding such proposal or offer. The Company shall, and shall cause its Subsidiaries and the advisors, employees and other agents of the Company and any of its Subsidiaries to, cease immediately and cause to be terminated any and all existing activities, discussions and negotiations, if any, with any Third Party conducted prior to the date hereof with respect to any Acquisition Proposal and shall use its reasonable best efforts to cause any such Third Party (or its agents or advisors) in possession of confidential information about the Company that was furnished by or on behalf of the Company to return or destroy all such information.

        (c)   The Board of Directors shall not participate in discussions or negotiations with any Person regarding a proposal or offer or provide information as permitted by Section 6.03(b) unless the Company shall have delivered to Gateway a prior written notice advising Gateway that it intends to take such action, and the Company shall continue to advise Gateway with respect to such matters after taking such action. In addition, the Company shall notify Gateway promptly after receipt by the Company (or any of its advisors) of any Acquisition Proposal, any inquiry with respect to or that could reasonably be expected to lead to an Acquisition Proposal or any request for information relating to the Company or any of its Subsidiaries or for access to the business, properties, assets, books or records of the Company or any of its Subsidiaries by any Third Party that, to the knowledge of the Company, may be considering making, or has made, an Acquisition Proposal. The Company shall provide such notice orally and in writing and shall identify the Third Party making, and the terms and conditions of, any such Acquisition Proposal, indication or request. If the Company provides any non-public information or access to such Third Parties, the Company shall offer to provide to Gateway the same information and access as is provided to such Third Party on the same terms (including execution of a confidentiality agreement). The Company shall use its reasonable best efforts to keep Gateway fully informed, on a current basis, of the status and details of any such Acquisition Proposal, indication or request.

        (d)   Nothing contained in this Section 6.03 shall prohibit the Company (i) from taking and disclosing to its shareholders a position and making the disclosure required by Rule 14e-2 promulgated under the 1934 Act, as amended or (ii) from making any other required disclosure to the Company's shareholders if, in the good faith judgment of the Board of Directors, after consultation with its outside legal counsel, failure to make such other disclosure would be inconsistent with its obligations under law.

        "Superior Proposal" means any bona fide, unsolicited written Acquisition Proposal for at least a majority of the outstanding Shares on terms that the Board of Directors determines in good faith by a majority vote, after considering the advice of a financial advisor of nationally recognized reputation and taking into account all the terms and conditions of the Acquisition Proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation, are more favorable and provide greater value to all the Company's shareholders than as provided hereunder and for which financing, to the extent required, is then fully committed or reasonably determined to be available by the Board of Directors.

        Section 6.04.    Notices of Certain Events.    The Company shall promptly notify Gateway of any of the following of which it has knowledge:

          (a)   any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

          (b)   any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

          (c)   any actions, suits, claims, investigations or proceedings commenced or threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Sections 4.12 or 4.16, as the case may be, or that relate to the consummation of the transactions contemplated by this Agreement.

ARTICLE 7
COVENANTS OF GATEWAY

        Gateway agrees that:

        Section 7.01.    Obligations of Amalgamation Sub.    Gateway will take all action necessary to cause Amalgamation Sub to promptly perform its obligations under this Agreement and to consummate the Amalgamation on the terms and conditions set forth in this Agreement.

        Section 7.02.    Indemnification; Directors' and Officers' Insurance.    If the Amalgamation shall occur, the Amalgamated Company shall, and Gateway shall cause the Amalgamated Company to, cause to be maintained in effect for a period of five (5) years after the Effective Time, the current provisions regarding exculpation and indemnification of, and advance of expenses to, current or former officers and directors (each an "Indemnified Party") with respect to action taken since October 9, 2002 contained in the Amended and Restated Bye-Laws of the Company or the organizational documents of its Subsidiaries and in any agreements between an Indemnified Party and the Company or its Subsidiaries set forth on Schedule 7.02 on the date of this Agreement. For a period of five (5) years after the Effective Time, the Amalgamated Company shall, and Gateway shall cause the Amalgamated Company to, provide and maintain policies of directors' and officers' liability insurance with respect to actions taken since October 9, 2002 (a) providing at least the same coverage and amounts and containing terms and conditions which are, in the aggregate, materially no less advantageous to the insured as those policies currently maintained by the Company set forth on Schedule 7.02 on the date of this Agreement, (b) which shall not result in any gaps or lapses in coverage with respect to matters occurring after October 9, 2002 and prior to the Effective Time, (c) providing coverage for a five (5) year period after the Effective Time with respect to claims arising from acts, facts, errors, omissions or events that occurred since October 9, 2002 and on or before the Effective Time, including, without limitation, in respect of the transactions contemplated hereby, and (d) so long as the premium to be paid by the Company for such policies does not exceed 200% of the premium to be paid for the 12-month period ending on the date hereof; provided that if such policies cannot be obtained at such cost, the Company shall obtain as much of such policies as can be so obtained at a cost equal to 200% of the premium to be paid for the 12-month period ending on the date hereof. This covenant shall survive the Effective Time and is intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their respective heirs and legal representatives.

ARTICLE 8
COVENANTS OF GATEWAY AND THE COMPANY

        The parties hereto agree that:

        Section 8.01.    Reasonable Best Efforts.    Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement.

        Section 8.02.    Certain Filings.    (a) The Company and Gateway shall cooperate with one another (i) in connection with the preparation of the Company Disclosure Documents, including, without limitation, the Company Proxy Statement, each conforming to the requirements of the 1934 Act and other applicable statutes and regulations, (ii) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official, or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (iii) in taking such actions or making any such filings, furnishing information required in connection therewith or with the Company Disclosure Documents and seeking timely to obtain any such actions, consents, approvals or waivers.

        (b)   The Company and Gateway shall, and Gateway shall cause the Amalgamation Sub to, promptly make all required filings and submissions, and shall use their reasonable best efforts to take all actions, in each case, necessary, proper or advisable under applicable laws and regulations to obtain any required approvals of any governmental authority with jurisdiction over the transactions contemplated by this Agreement. In connection with, and without limiting, the foregoing, each of the parties hereto agree to file any filing or submission with any governmental authority, the absence of which would cause the conditions set forth in Sections 9.01(c) or 9.01(d) to fail, no later than the date (the "Filing Deadline") that is 21 days after the date of this Agreement (with respect to the FCC) and that is 30 days after the date of this Agreement (with respect to the HSR Act and the laws, rules and regulations analogous to the HSR Act existing in non-U.S. jurisdictions, if any); provided that if, despite the reasonable best efforts of each of the parties (made in good faith), such filings are not made by the Filing Deadline, then the date set forth in Section 10.01(b) shall be extended for a number of days equal to the number of days between the Filing Deadline and the date such filings are actually made (exclusive).

        Section 8.03.    Public Announcements.    Gateway and the Company will consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

        Section 8.04.    Further Assurances.    At and after the Effective Time, the officers and directors of the Amalgamated Company will be authorized to execute and deliver, in the name and on behalf of the Company or Amalgamation Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Amalgamation Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Amalgamated Company any and all right, title and interest in, to and under any of the rights, properties or assets and obligations and liabilities of the Company and Amalgamation Sub acquired or to be acquired by the Amalgamated Company as a result of, or in connection with, the Amalgamation.

        Section 8.05.    Resolution Period.    (a) If, after the date hereof, any law, regulation, judgment, injunction, order or decree shall be in effect such that the condition set forth in Section 9.01(a) or 9.02(e) is reasonably unlikely to be satisfied prior to February 28, 2004, then the parties hereto agree to use their reasonable best efforts during the period ending on the later of February 28, 2004 and the end of the Resolution Period with respect to such law, regulation, judgment, injunction, order or decree to restructure this transaction into a Substantially Equivalent Transaction that would minimize the effect of such law, regulation, judgment, injunction, order or decree such that the conditions set forth in Sections 9.01(a) and 9.02(e) can be satisfied.

        (b)   The parties also agree that if any part of a Resolution Period extends beyond February 28, 2004 (such part being hereinafter referred to as the "Extension Period"), then during such Extension Period, the provisions of Section 6.03(b) and 6.03(c) shall terminate on February 28, 2004 and be of no further force and effect (other than the obligations of the Company to keep informed and update Gateway regarding any Acquisition Proposal or any inquiry or request made by a Third Party as contemplated therein) and, except as set forth herein, the parties shall have no further rights or obligations thereunder.

        (c)   The parties further agree that if any investigation, proceeding, suit or action shall be pending or instituted in any jurisdiction that Gateway reasonably determines in good faith would have an adverse impact that would be material to the Company and its Subsidiaries (taken as a whole) or Infocomm and its Subsidiaries (taken as a whole), then the parties hereto shall use their reasonable best efforts to restructure this transaction into a Substantially Equivalent Transaction that would minimize the adverse impact of such investigation, proceeding, suit or action.

        (d)   For the purposes of this Agreement, "Resolution Period" shall mean the 45-day period commencing with respect to any law, regulation, judgment, injunction, order or decree contemplated by Section 9.01(a) or Section 9.02(e), on the date that Gateway reasonably determines in good faith, in accordance with Section 9.01(a) or 9.02(e), as the case may be, that such law, regulation, judgment, injunction, order or decree would cause the condition in Section 9.01(a) and 9.02(e), as the case may be, not to be satisfied. For the avoidance of doubt, a Resolution Period shall commence with respect to each law, regulation, judgment, injunction, order or decree that would cause the condition set forth in Section 9.01(a) or 9.02(e) not to be satisfied.

        (e)   For the purposes of this Agreement, "Substantially Equivalent Transaction" shall mean a transaction or related transactions that provide the parties hereto with substantially the same benefits as the transactions contemplated by this Agreement on terms substantially equivalent to the terms contained in this Agreement; provided that the consideration paid to the shareholders of the Company in any Substantially Equivalent Transaction shall not be less than the aggregate Amalgamation Consideration.

ARTICLE 9
CONDITIONS TO THE AMALGAMATION

        Section 9.01.    Conditions to the Obligations of Each Party.    The obligations of the Company, Gateway and Amalgamation Sub to consummate the Amalgamation are subject to the satisfaction (or waiver by each party hereto) of the following conditions:

          (a)   No provision of any applicable law or regulation and no judgment, injunction, order or decree shall be in effect in any jurisdiction (other than India), which seeks to prohibit the consummation of the Amalgamation; provided, however, that the parties shall use their reasonable best efforts to cause any such law, regulation, judgment, injunction, order or decree to be rescinded, vacated, lifted or otherwise resolved in a manner favorable to the parties hereto. Notwithstanding the foregoing, this condition shall be deemed satisfied unless Gateway reasonably determines in good faith that any such law, regulation, judgment, injunction, order or decree would have an adverse impact that would be material to the Company and its Subsidiaries (taken as a whole) or Infocomm and its Subsidiaries (taken as a whole).

          (b)   The Amalgamation and this Agreement shall have been approved and adopted by the requisite affirmative vote of the shareholders of the Company at a special general meeting convened to vote on the Amalgamation and this Agreement, or any adjournment or postponement thereof, in accordance with Bermuda Law and the Company's Memorandum of Association and Amended and Restated Bye-Laws.

          (c)   The governmental consents, orders and approvals which are identified on Schedule 9.01(c) and are legally required for the consummation of the Amalgamation and the transactions contemplated hereby shall have been obtained and be in effect at the Effective Time.

          (d)   With respect to the Amalgamation, any applicable waiting period, or consent, approval or authorization required, under (i) the HSR Act or (ii) the laws, rules and regulations analogous to the HSR Act existing in non-U.S. jurisdictions, if any, where outside legal counsel for the parties reasonably determine in good faith that filings are required to be made, shall have expired, been terminated or obtained.

        Section 9.02.    Conditions to the Obligations of Gateway and Amalgamation Sub.    The obligations of Gateway and Amalgamation Sub to consummate the Amalgamation are subject to the satisfaction (or waiver by Gateway) of the following further conditions:

          (a)   Each of the representations and warranties of the Company contained in Section 4.05 or Section 4.06 shall be true and correct as of the Effective Time, as though made on and as of the Effective Time, except that any such representations and warranties that address matters only as of a particular date shall remain true and correct as of such date. Except as set forth in the preceding sentence, each of the representations and warranties of the Company contained in this Agreement shall be true and correct as of the Effective Time (in each case, without regard to Material Adverse Effect or other materiality qualifiers contained therein), as though made on and as of the Effective Time, except (i) that such representations and warranties that address matters only as of a particular date shall remain true and correct as of such date and (ii) where the failure of such representations and warranties to be true and correct would not reasonably be expected to have a Material Adverse Effect or materially to impair the ability of the Company to consummate the Amalgamation. Gateway shall have received a certificate of an authorized officer of the Company confirming that the conditions set forth in this Section 9.02(a) have been satisfied.

          (b)   The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Gateway shall have received a certificate of an authorized officer of the Company confirming that the condition set forth in this Section 9.02(b) has been satisfied.

          (c)   The last day on which shareholders of the Company may exercise rights pursuant to Section 106(6) of the Companies Act shall have occurred.

          (d)   The percentage of Shares with respect to which shareholders of the Company have exercised rights pursuant to Section 106(6) of the Companies Act shall not exceed 30% of all Shares entitled to vote at the Company Shareholder Meeting.

          (e)   No provision of any applicable law or regulation and no judgment, injunction, order or decree shall be in effect in any jurisdiction (other than India) that would have the effect of restraining or prohibiting Gateway's ownership or operation (or that of its respective Subsidiaries or Affiliates) of all or any portion of the business or assets of Gateway or its Affiliates, as the case may be, or of the Company and its Subsidiaries (taken as a whole), which assets or business provide telecommunication access in, to or from India or compelling Gateway or the Company or any of their Subsidiaries or Affiliates to dispose of or hold separate all or any portion of its business or assets or that provide telecommunication access in, to or from India; provided, however, that the parties shall use their reasonable best efforts to cause any such law, regulation, judgment, injunction, order or decree to be rescinded, vacated, lifted or otherwise resolved in a manner favorable to Gateway and its Affiliates. Notwithstanding the foregoing, this condition shall be deemed satisfied (i) if any such law, regulation, judgment, injunction, order or decree contemplated by this Section 9.02(e) is instigated or originated by Gateway or any of its Affiliates or (ii) unless Gateway reasonably determines in good faith that any such law, regulation, judgment, injunction, order or decree would have an adverse impact that would be material to the Company and its Subsidiaries (taken as a whole) or Infocomm and its Subsidiaries (taken as a whole).

ARTICLE 10
TERMINATION

        Section 10.01.    Termination.    This Agreement may be terminated and the Amalgamation may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the shareholders of the Company):

          (a)   by mutual written agreement of the Company and Gateway;

          (b)   by either the Company or Gateway, if the Amalgamation has not been consummated on or before February 28, 2004 (as such date may be extended by the proviso in Section 8.02(b)); provided that this Agreement may not be terminated pursuant to this clause (b) by (i) a party that is in material breach of its obligations hereunder or (ii) either party unless any Resolution Period commenced prior to such date relating to any law, regulation, judgment, injunction, order or decree shall have expired;

          (c)   by either the Company or Gateway, if the Board of Directors shall have failed to make or give full support for, or withdrawn or modified in any manner adverse to Gateway, its approval or recommendation of this Agreement or the Amalgamation or made any determination permitted by the first sentence of Section 6.02; provided, that this Agreement cannot be terminated by the Company unless (i) the Company shall have complied with all of its obligations under Section 6.03, (ii) the Company intends to terminate this Agreement and to enter into a binding written agreement concerning a Superior Proposal, (iii) the Company notifies Gateway, in writing, of such intent and at least 72 hours prior to termination of this Agreement, attaching thereto the most current version of such binding agreement (or a description of all material terms and conditions thereof), (iv) Gateway does not make, within 72 hours of receipt of such written notification, an offer that the Board of Directors determines in good faith, after consultation with its financial advisors, is at least as favorable to the shareholders of the Company as such Superior Proposal, it being understood that the Company shall not enter into any such binding agreement with respect to the Superior Proposal during such 72 hour period and (v) the Company shall have paid or made arrangements to pay any amounts due pursuant to Section 11.04(b);

          (d)   by either the Company or Gateway if the condition set forth in Section 9.01(b) shall not have been satisfied;

          (e)   by Gateway if the Company shall have breached any representation, warranty, covenant or other agreement contained in this Agreement which would give rise to the failure of a condition set forth in Section 9.02(a) or 9.02(b) and is incapable of being, or is not, cured within 5 days after the giving of written notice to the Company with regard to any breach of Section 6.02, 8.01 or 8.02 and within 45 days after the giving of written notice to the Company with regard to any other breaches; provided, however, that Gateway shall not have the right to terminate this Agreement pursuant to this Section 10.01(e) with respect to a specific breach if more than 45 days have elapsed since the end of the 45 day cure period;

          (f)    by Gateway if the condition set forth in 9.02(d) shall not have been satisfied; provided that such termination right must be exercised within 15 days of notice that the condition set forth in Section 9.02(d) has not been satisfied;

          (g)   by Gateway if the Company shall have failed to comply in all material respects with its obligations under Section 6.03.

        The party desiring to terminate this Agreement pursuant to Sections 10.01(b)-(g) (inclusive) shall give written notice of such termination to the other party.

        Section 10.02.    Effect of Termination.    (a) If this Agreement is terminated pursuant to Section 10.01, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except that the agreements contained in this Section 10.02 and Sections 11.01, 11.04, 11.05, 11.06, 11.07, 11.08, 11.10, 11.12, 11.13 and 11.14 shall survive the termination hereof. Notwithstanding the foregoing, (i) if a termination resulted from the (A) willful failure of a party to fulfill a condition to the performance of the obligations of the other party or (B) breach by any party hereto of any representation or warranty made as of the date hereof, the party whose breach or failure resulted in such termination shall be fully liable for any and all damages incurred or suffered by the other party as a result of such failure or breach or (ii) if a termination of this Agreement results in the Termination Fee described in Section 11.04 becoming payable, the Company shall be obligated to pay such Termination Fee in accordance with the terms, and at the times, specified therein. Under no circumstances shall any party hereto be liable for punitive, exemplary or special damages.

        (b)   If this Agreement is terminated by Gateway pursuant to Section 10.01(b), Gateway agrees that if Reliance Infocomm Limited or any of its Subsidiaries (collectively, "Infocomm") thereafter requires additional capacity into or out of India (by lease or purchase, including indefeasible rights of use) from a Third Party provider any or all of which is available on the Company's network ("Required

Capacity"), Infocomm will notify the Company of such need and ask the Company to submit a proposal to supply such Required Capacity. If the Company submits a proposal for such Required Capacity within 10 days after such request, and such proposal would satisfy any or all of the Required Capacity and is on terms that are substantially equal to or better than the most favorable bona fide proposal submitted to Infocomm by any bona fide Third Party alternative providers, Infocomm will purchase the Required Capacity from the Company on the Company's proposed terms. If the terms of such proposal are not substantially equal to or better than the most favorable such bona fide proposal, Infocomm will negotiate with the Company in good faith to reach agreement on terms for the Required Capacity that are reasonably acceptable to Infocomm and are at least substantially equal to or better than the most favorable bona fide proposal that Infocomm receives from any bona fide Third Party alternative providers with respect to the Required Capacity. Infocomm will purchase the Required Capacity from the Company if, following a reasonable period for such negotiations as is customary in the industry, the Company is able to provide terms that are substantially equal to or better than the most favorable terms offered by other Third Party alternative providers. For purposes of this Section 10.02(b), terms shall be considered "substantially equal", "better" or "most favorable" as determined in good faith by Infocomm based upon its needs for the Required Capacity and the price, quality, delivery and other reasonable criteria.

        Infocomm's obligations under this Section 10.02(b) will terminate upon the earlier to occur of (i) the third anniversary of the date that Gateway terminates this Agreement pursuant to Section 10.01(b) and (ii) the date when a Change of Control occurs.

        For the purpose of this Section 10.02(b), "Change of Control" means (i) any "person" or "group" is or becomes the "beneficial owner" (as such terms are used in Rule 13d-3 promulgated under the 1934 Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time or the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Shares (measured by voting power rather than number of shares) or (ii) the Company consolidates or merges with or into any other Person or sells, assigns, conveys, transfers, leases, licenses or otherwise disposes of all or substantially all of its assets and the assets of the Company's direct and indirect subsidiaries (on a consolidated basis) to any other Person, in either in one transaction or a series of related transactions, other than a consolidation or merger or disposition of assets: (x) of or by the Company into or to a 100% owned subsidiary of the Company or (y) pursuant to a transaction in which the outstanding Shares are changed into or exchanged for securities or other property with the effect that the beneficial owners of the outstanding Shares of the Company immediately prior to such transaction, beneficially own, directly or indirectly, at least a 75% of the Shares (measured by voting power rather than number of shares) of the surviving corporation or the Person to whom the Company's assets are transferred immediately following such transaction.

ARTICLE 11
MISCELLANEOUS

        Section 11.01.    Notices.    All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

        if to Gateway or Amalgamation Sub, to:

    Reliance Gateway Net Private Limited
    Dhirubhai Ambani Knowledge City
    Block E, SB-14, 1st Floor
    Thane-Belapur Road
    Koparkhairane, Navi Mumbai
    400 709, India
    Telecopy: 011-91-22-3032-5895
    Attention: PMS Prasad

        with copies to:

    Davis Polk & Wardwell
    450 Lexington Avenue
    New York, New York 10017
    Telecopy: 212-450-3800
    Attention: Phillip R. Mills and Nancy L. Sanborn

        if to the Company, to:

    FLAG Telecom Group Limited
    9 South Street
    London W1K 2XA
    United Kingdom
    Telecopy: 011-44-207-317-0808
    Attention: Patrick T. Gallagher

        with a copy to:

    Akin Gump Strauss Hauer & Feld LLP
    590 Madison Avenue
    New York, New York 10022
    Telecopy: 212-872-1002
    Attention: Kerry E. Berchem and Patrick J. Dooley

or such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date and at the time of actual receipt by the recipient thereof; provided that if any such notice, request or other communication is given by telecopy, it shall be deemed received when transmission of the telecopy is confirmed by the sender's telecopier.

        Section 11.02.    Survival of Representations and Warranties.    The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement.

        Section 11.03.    Amendments; No Waivers.    (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the adoption of this Agreement by the shareholders of the Company, no such amendment or waiver shall, without the further approval of such shareholders, alter or change (i) the amount or kind or time or nature of consideration to be received in exchange for any shares of capital stock held by such shareholders or (ii) any of the terms or conditions of this Agreement if such alteration or change would adversely affect such shareholders in any material respect. After the Effective Time, the provisions of Section 7.02 shall not be amended without the consent of the Indemnified Parties.

        (b)   No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

        Section 11.04.    Expenses.    (a) Except as otherwise provided in this Section 11.04, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

        (b)   If the Amalgamation is not consummated in circumstances where this Agreement has been terminated pursuant to Section 10.01(c) or Section 10.01(g), then the Company shall pay Gateway the Termination Fee upon, or promptly following the Company's receipt of notices of, such termination.

        (c)   If the Amalgamation is not consummated in circumstances where this Agreement has been terminated pursuant to Section 10.01(d), then the Company shall pay Gateway the Termination Fee if (i) any Acquisition Proposal is pending or publicly announced at the time of the Company Shareholder Meeting and within 9 months of the date of termination of this Agreement, the Company consummates such Acquisition Proposal or enters into an agreement to consummate such Acquisition Proposal which is thereafter consummated or (ii) within 9 months of the date of termination of this Agreement, the Company consummates any Acquisition Proposal or enters into an agreement to consummate any Acquisition Proposal which is thereafter consummated and provides the shareholders of the Company cash, securities or other consideration with an aggregate value in excess of the aggregate Amalgamation Consideration. In either case, such Termination Fee shall be payable upon, or promptly following, the consummation of such Acquisition Proposal.

        (d)   If the Amalgamation is not consummated in circumstances where this Agreement has been terminated pursuant to Section 10.01(e) (as a result of a breach of any covenant or other agreement by the Company), then the Company shall pay Gateway the Termination Fee if within 9 months of the date of termination of this Agreement, the Company consummates any Acquisition Proposal or enters into an agreement to consummate any Acquisition Proposal which is thereafter consummated. Such Termination Fee shall be payable upon, or promptly following, the consummation of such Acquisition Proposal.

        (e)   For the purposes of this Agreement, "Termination Fee" shall mean (i) $6,210,000 million in cash or (ii) in the case of clause (ii) of Section 11.04(c), the lesser of (A) the amount set forth in clause (i) above and (B) the amount by which the aggregate value of cash, securities or other consideration payable to the Company's shareholders pursuant to the Acquisition Proposal contemplated therein exceeds (B) the aggregate Amalgamation Consideration.

        (f)    This Section shall survive the termination of this Agreement in accordance with Article 10.

        Section 11.05.    Successors and Assigns.    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, however, no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto. The foregoing notwithstanding, Gateway may, at any time prior to the Closing Date, transfer its rights and obligations hereunder to any of its Affiliates or nominees; provided that such transfer will not materially impair or delay the transactions contemplated hereby; and provided further that no assignment shall limit the assignor's obligations hereunder.

        Section 11.06.    Governing Law.    This Agreement shall be governed by and construed in accordance with the law of Bermuda, without regard to its conflicts of law principles.

        Section 11.07.    Jurisdiction.    Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the Supreme Court of Bermuda (unless such court shall not accept jurisdiction in which case the action may be brought in any other courts), and each of the parties hereby consents to the jurisdiction of the Supreme Court of Bermuda (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.01 shall be deemed effective service of process on such party.

        Section 11.08.    Waiver of Jury Trial.    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (a) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (b) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (c) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.08.

        Section 11.09.    Counterparts; Effectiveness.    This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. Except as otherwise indicated, no provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

        Section 11.10.    Entire Agreement.    This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

        Section 11.11.    Captions.    The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

        Section 11.12.    Severability.    If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

        Section 11.13.    No Third Party Beneficiaries.    Except as provided in Section 7.02 (which is intended to be for the benefit of the Indemnified Persons covered thereby and may be enforced by such Indemnified Persons), no party other than the parties hereto shall be an intended beneficiary of this Agreement or any portion hereof; provided, that the shareholders of the Company shall have the ability to enforce (but only after the Effective Time) any and all rights they may have after the Effective Time to receive their respective portion of the Amalgamation Consideration.

        Section 11.14.    Specific Performance.    The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement is not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy to which they are entitled at law or in equity.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the day and year first above written.

FLAG TELECOM GROUP LIMITED
By:	/s/ EUGENE I. DAVIS
Name: Eugene I. Davis Title: Director
By:	/s/ ROBERT M. AQUILINA
Name: Robert M. Aquilina Title: Director
By:	/s/ ANTHONY J. PACCHIA
Name: Anthony J. Pacchia Title: Director
RELIANCE GATEWAY NET PRIVATE LIMITED
By:	/s/ P.M.S. PRASAD
Name: P.M.S. Prasad Title: Authorised Signatory

October 28, 2003

Re: Amendment of the Amalgamation Agreement and Letter Agreement

FLAG Telecom Group Limited
9 South Street
London W1K 2XA
United Kingdom
Attention: Kees van Ophem

        Dear Mr. Kees van Ophem:

        Reference is made to (i) the Agreement and Plan of Amalgamation (the "Agreement") dated as of October 16, 2003 between FLAG Telecom Group Limited (the "Company") and Reliance Gateway Net Private Limited ("Gateway") and (ii) the letter agreement (the "16(b) Agreement") dated as of October 16, 2003 between the Company and Gateway. Capitalized terms used herein and not defined herein shall have the meaning assigned thereto in the Agreement.

        The purpose for this letter agreement is to amend the Agreement and the 16(b) Agreement as follows: (i) all references in the Agreement and the 16(b) Agreement to "Reliance Gateway Net Private Limited" are changed to "Reliance Gateway Net Limited," (ii) the word "million" in Section 11.04(e)(i) of the Agreement is deleted, (iii) in Section 11.10 of the Agreement, the following language is hereby inserted after the word "Agreement" in the first place where it appears "and the letter agreement between the Company and Gateway dated as of date hereof with respect to Section 16(b) of the 1934 Act", the word "constitutes" is changed to "constitute" and the word "supercedes" is changed to "supercede" and (iv) in Section 11.01 of the Agreement, the telecopy of the Company is changed from "011-44-207-317-0808" to "011-44-207-317-4096" and the name to whom notices to the Company are addressed is changed from "Patrick T. Gallagher" to "Kees van Ophem." These amendments shall be effective as of October 16, 2003 when this letter agreement is signed on behalf of the Company as provided below.

        This letter agreement shall be governed by and construed in accordance with the laws of Bermuda, without regard to its conflicts of laws principles.

        Except as expressly set forth above, nothing contained in this letter agreement shall be deemed to waive, amend or otherwise modify any provision of the Agreement or the 16(b) Agreement.

        This letter agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        Please confirm that the foregoing is in accordance with your understanding by signing and returning to us an executed duplicate of this letter.

Very truly yours,
RELIANCE GATEWAY NET LIMITED
By:	/s/ P.M.S. PRASAD Name: P.M.S. Prasad Title: Authorized Signatory

        Accepted and agreed as of the date first above written:

FLAG TELECOM GROUP LIMITED
By:	/s/ EUGENE I. DAVIS
	Name:	Eugene I. Davis
	Title:	Authorized Signatory
By:	/s/ ROBERT M. AQUILINA
	Name:	Robert M. Aquilina
	Title:	Director
By:	/s/ ANTHONY J. PACCHIA
	Name:	Anthony J. Pacchia
	Title:	Director
cc:	Akin Gump Strauss Hauer & Feld LLP 590 Madison Avenue New York, New York 10022 Telecopy: 212-872-1002 Attention: Kerry E. Berchem and Patrick J. Dooley

ANNEX B

OPINION OF HOULIHAN LOKEY HOWARD
& ZUKIN FINANCIAL ADVISORS, INC.

ANNEX B

October 15, 2003

Board of Directors
FLAG Telecom Group Limited
9 South Street
London, W1K 2XA
United Kingdom

Members of the Board:

        We understand that FLAG Telecom Group Limited ("FLAG" or the "Company") has negotiated a transaction whereby Reliance Gateway Net Private Limited ("Reliance") has offered to acquire 100 percent of the Company's common stock by way of an amalgamation. Pursuant to the terms of an Agreement and Plan of Amalgamation (the "Agreement") proposed to be entered into by the Company and Reliance, each share of the Company's outstanding common stock, U.S.$1.00 par value per share, shall be converted into the right to receive U.S.$95.61 per share in cash.

        Such transaction and all related transactions are referred to collectively herein as the "Transaction."

        You have requested our opinion (the "Opinion") as to the matters set forth above. The Opinion does not address the Company's underlying business decision to effect the Transaction. We have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company.

        In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

  1.
  reviewed the Company's annual report to shareholders on Form 10-K for the fiscal year ended December 31, 2002 filed on July 3, 2003, Form 10-K/A for the fiscal year ended December 31, 2002 filed on August 14, 2003, and quarterly reports on Form 10-Q for the quarters ended March 31, 2003, and June 30, 2003;

  2.
  reviewed the Third Amended and Restated Disclosure Statement of FLAG Telecom Holdings Limited dated August 8, 2002;

  3.
  reviewed copies of (i) a draft of the Agreement proposed to be entered into by the Company and Reliance and (ii) the Indenture dated as of October 9, 2002, between FLAG Telecom Group Limited and the Bank of New York, Trustee;

  4.
  reviewed the Company's Definitive Proxy Statement dated August 22, 2003;

  5.
  met with certain members of the senior management of the Company to discuss the operations, financial condition, future prospects and projected operations and performance of

B-1

    the Company, and met with representatives of the Company's counsel to discuss certain matters;

  6.
  reviewed forecasts and projections prepared by the Company's management with respect to the Company for the years ending December 31, 2003 through 2006;

  7.
  reviewed the historical market prices and trading volume for the Company's publicly traded common stock;

  8.
  reviewed certain other publicly available financial data for certain companies that we deem comparable to the Company, and publicly available prices paid in other transactions that we considered similar to the Transaction;

  9.
  reviewed drafts of certain documents to be delivered at the signing of the Agreement; and

  10.
  conducted such other studies, analyses and inquiries as we have deemed appropriate.

        We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Company, and that there has been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us. In rendering this Opinion, we have assumed, with your consent, that the final executed form of the Agreement does not differ in any material respect from the draft that we have reviewed, and that the Company and Reliance will comply with all the material terms of the Agreement.

        We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

        Based upon the foregoing, and in reliance thereon, it is our opinion that the consideration to be received by the stockholders of the Company in connection with the Transaction is fair to them from a financial point of view.

HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

B-2

ANNEX C

COMMITMENT LETTER

Annex C

        October 16, 2003

FLAG Telecom Group Limited
9 South Street
London W1K 2XA
United Kingdom

Dear Patrick T. Gallagher:

        Reference is made to the Agreement and Plan of Amalgamation (the "Amalgamation Agreement") dated as of October 16, 2003 between FLAG Telecom Group Limited (the "Company") and Reliance Gateway Net Private Limited ("Gateway") pursuant to which Gateway will acquire the Company pursuant to an amalgamation under Bermuda law, upon the terms and subject to the conditions contained therein. Capitalized terms used herein and not defined shall have the meaning assigned to them in the Amalgamation Agreement.

        In consideration of your undertaking to execute and deliver the Amalgamation Agreement, Reliance Industries Limited ("Reliance") hereby agrees (i) to provide the necessary financial resources to enable Gateway to timely pay the entire amount of the Amalgamation Consideration to the Exchange Agent pursuant to the terms and conditions of the Amalgamation Agreement and (ii) to cause Gateway to timely discharge its other obligations under the Amalgamation Agreement in accordance with the terms and conditions thereof. Reliance is aware that the Company has agreed to execute and deliver the Amalgamation Agreement relying upon the representations and agreements contained in this letter agreement. Reliance further confirms that Gateway has all requisite permission and approval from the Reserve Bank of India to remit and pay the Amalgamation Consideration in US dollars and that the consummation by Gateway of the transactions contemplated by the Amalgamation Agreement will comply with the Indian Foreign Exchange Management Act of 2001.

        Reliance represents and warrants to the Company that the execution, delivery and performance by it of this letter agreement are within its corporate powers and that this letter agreement has been duly authorized by all necessary corporate action. This letter agreement constitutes a valid and binding agreement of Reliance enforceable against Reliance in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy and similar laws or by the general principles of equity (whether considered in a proceeding in equity or at law).

        Reliance further represents and warrants that the execution, delivery and performance by it of this letter agreement (i) require no action by or in respect of, or filing with, any governmental body, agency, official or authority, (ii) do not and will not violate its organizational documents and (iii) do not require any consent or action (other than performance by Reliance) by any Person.

        In addition, Reliance represents and warrants that it currently has and will have sufficient cash, available lines of credit or other sources of immediately available funds to perform its obligations under this letter agreement.

        This letter agreement is not assignable by you, other than the assignment by operation of law to the Amalgamated Company upon the consummation of the transactions contemplated by the Amalgamation Agreement, and any other attempted assignment shall be null and void and of no force or effect. This letter agreement may not be amended, and no provision hereof may be waived or modified, except by an instrument in writing signed by us. Without limiting the foregoing, this letter agreement shall not create any rights for such a person or entity under The Contracts (Rights of Third Parties) Act 1999.

        This letter agreement is intended to be solely for the benefit of the parties hereto (and the Amalgamated Company) and is not intended to confer, and shall not be deemed to confer, any benefits upon, or create any rights in favor of, any other person or entity. This letter agreement shall remain confidential and neither the existence nor the contents hereof shall be disclosed to any person, other than the Board of Directors of the Company and its Advisors, except as required by law or with the prior written consent of Reliance, which shall not be unreasonably withheld.

        This letter agreement shall expire, and Reliance's obligations shall terminate in full, upon the earlier of (i) termination of the Amalgamation Agreement in accordance with its terms, (ii) the date and time when Gateway shall have provided the entire amount of the Amalgamation Consideration to the Exchange Agent in accordance with the terms and conditions of the Amalgamation Agreement (such amount not to be withdrawn) and (iii) prior to the Effective Time, the date and time when Gateway shall have provided an irrevocable Letter of Credit reasonably acceptable to the Company, established or confirmed by a UK or US Bank, for the benefit of the Company, for the entire amount of the Amalgamation Consideration (such irrevocable Letter of Credit not to be withdrawn until the earlier of six (6) months after the Effective Time or the termination of the Amalgamation Agreement in accordance with its terms).

        This letter agreement (i) shall be governed by, and construed in accordance with, the laws of England and Wales and by the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards, June 10, 1958, to which India and the United Kingdom are parties and (ii) may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Any dispute, controversy or claim arising out of or in connection with this letter agreement (including any question regarding the existence, validity or termination thereof) shall be referred to and finally resolved by arbitration under the UNCITRAL Arbitration Rules then in effect and the parties hereto agree, and hereby submit to, the jurisdiction of such arbitration. In relation to such arbitration: (a) the appointing authority shall be the London Court of International Arbitration; (b) the number of arbitrators shall be three, each of whom shall be fluent in English; (c) the place of the arbitration shall be London, England; and (d) the language to be used in the arbitral proceedings shall be English. Judgment upon any award issued in connection with any such arbitration may be entered in, and enforced by, any court of competent jurisdiction. This agreement to arbitrate shall be binding upon the successors and permitted assigns of each party.

        Please confirm that the foregoing is in accordance with your understanding by signing and returning to us an executed duplicate of this letter.

Very truly yours,
RELIANCE INDUSTRIES LIMITED
By:	/s/ P.M.S. PRASAD
Name: P.M.S. PRASAD Title: Authorized Signatory

Accepted and agreed as of
the date first above written:

FLAG TELECOM GROUP LIMITED
By:	/s/ EUGENE I. DAVIS
Name: Eugene I. Davis Title: Director
By:	/s/ ROBERT M. AQUILINA
Name: Robert M. Aquilina Title: Director
By:	/s/ ANTHONY J. PACCHIA
Name: Anthony J. Pacchia Title: Director

October 28, 2003

Re: Amendment of the Letter Agreement

FLAG Telecom Group Limited
9 South Street
London W1K 2XA
United Kingdom
Attention: Patrick T. Gallagher

        Dear Mr. Gallagher:

        Reference is made to the letter agreement (the "Letter Agreement") dated as of October 16, 2003 between FLAG Telecom Group Limited and Reliance Industries Limited.

        The purpose for this letter agreement is to amend the Letter Agreement as follows: all references to "Reliance Gateway Net Private Limited" are hereby changed to "Reliance Gateway Net Limited." This amendment to the Letter Agreement shall be effective as of October 16, 2003 when this letter agreement is signed on behalf of the Company as provided below.

        This letter agreement shall be governed by, and construed in accordance with, the laws of England and Wales, without regard to its conflicts of laws principles.

        Except as expressly set forth above, nothing contained in this letter agreement shall be deemed to waive, amend or otherwise modify any provision of the Letter Agreement.

        This letter agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        Please confirm that the foregoing is in accordance with your understanding by signing and returning to us an executed duplicate of this letter.

Very truly yours,
RELIANCE INDUSTRIES LIMITED
By:	/s/ P.M.S. PRASAD Name: P.M.S. Prasad Title: Authorized Signatory

        Accepted and agreed as of the date first above written:

FLAG TELECOM GROUP LIMITED
By:	/s/ EUGENE I. DAVIS
	Name:	Eugene I. Davis
	Title:	Authorized Signatory
By:	/s/ ROBERT M. AQUILINA
	Name:	Robert M. Aquilina
	Title:	Director
By:	/s/ ANTHONY J. PACCHIA
	Name:	Anthony J. Pacchia
	Title:	Director

ANNEX D

SIDE LETTER

Annex D

LETTER AGREEMENT

        Reference is made to the Agreement and Plan of Amalgamation (the "Amalgamation Agreement") dated as of October 16, 2003, between FLAG Telecom Group Limited (the "Company") and Reliance Gateway Net Private Limited ("Gateway"), pursuant to which Gateway will acquire the Company pursuant to an amalgamation under Bermuda law, upon the terms and subject to the conditions contained therein. Capitalized terms used herein and not defined shall have the meaning assigned to them in the Amalgamation Agreement.

        In furtherance of their respective obligations under Section 8.01 of the Amalgamation Agreement, the parties hereto agree that, if the Company determines, in its sole discretion, that it is necessary, proper or advisable for it to enter into or execute any agreement with any of its shareholders (each, a "Contracting Shareholder") to waive the Company's rights to recover, and/or to agree not to take or facilitate any action to seek to recover, profits under Section 16(b) of the 34 Act from such Contracting Shareholder or its Affiliates arising out of the consummation of the Amalgamation and the payment of the Amalgamation Consideration to such Contracting Shareholder or its Affiliates, in such form as it shall reasonably determine to be appropriate for such purpose (which form shall be reasonably acceptable to Gateway) (each such agreement, a "Non-Action Agreement"), it may do so. Promptly after such a determination by the Company, Gateway (on behalf of itself and its Subsidiaries) shall, and shall cause Amalgamation Sub to, execute with any Contracting Stockholder a Non-Action Agreement in a form substantially similar to that executed with such Contracting Shareholder by the Company. Any such Non-Action Agreement shall be binding on the successors and shareholders of such signatories (including, in the case of the Company and Amalgamation Sub, the Amalgamated Company). Gateway further agrees that, to the extent that is shall not own all of the outstanding stock of Amalgamation Sub or the Amalgamated Company, it shall, if requested by the Company, cause such other shareholders of Amalgamation Sub or the Amalgamated Company to execute a Non-Action Agreement. Except as expressly set forth in this letter agreement, no Non-Action Agreement shall afford any rights to any Contracting Shareholder or any of its affiliates or impose any obligations on the Company, Gateway, Amalgamation Sub or any of their respective Subsidiaries.

        The provisions of this Letter Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

        This Letter Agreement shall be governed by and construed in accordance with the laws of Bermuda, without regard to its conflicts of laws principles.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

FLAG TELECOM GROUP LIMITED
By:	/s/ EUGENE I. DAVIS
Name: Eugene I. Davis Title: Director
By:	/s/ ROBERT M. AQUILINA
Name: Robert M. Aquilina Title: Director
By:	/s/ ANTHONY J. PACCHIA
Name: Anthony J. Pacchia Title: Director
RELIANCE GATEWAY NET PRIVATE LIMITED
By:	/s/ P.M.S. PRASAD
Name: P.M.S. PRASAD Title: Authorized Signatory

October 28, 2003

Re: Amendment of the Amalgamation Agreement and Letter Agreement

FLAG Telecom Group Limited
9 South Street
London W1K 2XA
United Kingdom
Attention: Kees van Ophem

        Dear Mr. Kees van Ophem:

        Reference is made to (i) the Agreement and Plan of Amalgamation (the "Agreement") dated as of October 16, 2003 between FLAG Telecom Group Limited (the "Company") and Reliance Gateway Net Private Limited ("Gateway") and (ii) the letter agreement (the "16(b) Agreement") dated as of October 16, 2003 between the Company and Gateway. Capitalized terms used herein and not defined herein shall have the meaning assigned thereto in the Agreement.

        The purpose for this letter agreement is to amend the Agreement and the 16(b) Agreement as follows: (i) all references in the Agreement and the 16(b) Agreement to "Reliance Gateway Net Private Limited" are changed to "Reliance Gateway Net Limited," (ii) the word "million" in Section 11.04(e)(i) of the Agreement is deleted, (iii) in Section 11.10 of the Agreement, the following language is hereby inserted after the word "Agreement" in the first place where it appears "and the letter agreement between the Company and Gateway dated as of date hereof with respect to Section 16(b) of the 1934 Act", the word "constitutes" is changed to "constitute" and the word "supercedes" is changed to "supercede" and (iv) in Section 11.01 of the Agreement, the telecopy of the Company is changed from "011-44-207-317-0808" to "011-44-207-317-4096" and the name to whom notices to the Company are addressed is changed from "Patrick T. Gallagher" to "Kees van Ophem." These amendments shall be effective as of October 16, 2003 when this letter agreement is signed on behalf of the Company as provided below.

        This letter agreement shall be governed by and construed in accordance with the laws of Bermuda, without regard to its conflicts of laws principles.

        Except as expressly set forth above, nothing contained in this letter agreement shall be deemed to waive, amend or otherwise modify any provision of the Agreement or the 16(b) Agreement.

        This letter agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        Please confirm that the foregoing is in accordance with your understanding by signing and returning to us an executed duplicate of this letter.

Very truly yours,
RELIANCE GATEWAY NET LIMITED
By:	/s/ P.M.S. PRASAD Name: P.M.S. Prasad Title: Authorized Signatory

        Accepted and agreed as of the date first above written:

FLAG TELECOM GROUP LIMITED
By:	/s/ EUGENE I. DAVIS
	Name:	Eugene I. Davis
	Title:	Authorized Signatory
By:	/s/ ROBERT M. AQUILINA
	Name:	Robert M. Aquilina
	Title:	Director
By:	/s/ ANTHONY J. PACCHIA
	Name:	Anthony J. Pacchia
	Title:	Director
cc:	Akin Gump Strauss Hauer & Feld LLP 590 Madison Avenue New York, New York 10022 Telecopy: 212-872-1002 Attention: Kerry E. Berchem and Patrick J. Dooley

The Board of Directors recommends voting FOR the following proposals.

		FOR	AGAINST	ABSTAIN
1.	Proposal to approve and adopt the Agreement and Plan of Amalgamation, dated as of October 16, 2003, by and between FLAG Telecom Group Limited and Reliance Gateway Net Limited, as described in the accompanying proxy statement.	☐	☐	☐
In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.
	Please Mark Here for Address Change or Comments SEE REVERSE SIDE			☐
Date:
Business Entity:
(Print name of corporation, partnership or other business entity)
By:
Name:
Title:
Individual:
(Print name of individual)
(Signature)

In the case of joint tenancies, co-executors or co-trustees, all should sign. Persons signing as attorney, executor, administrator, trustee or guardian should indicate their full title.

You can view the Proxy Statement on the internet at www.flagtelecom.com.

YOU VOTE IS IMPORTANT!

PLEASE SIGN, DATE, AND PROMPTLY RETURN

YOUR PROXY.

PROXY

FLAG TELECOM GROUP LIMITED

SPECIAL GENERAL MEETING OF SHAREHOLDERS

DECEMBER 22, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Kees van Ophem and Patrick Gallagher, and each of them, as proxies of the undersigned, each with full power to act without the other and with full power of substitution, to vote all the common shares, par value $1.00 per share, of FLAG Telecom Group Limited held in the name of the undersigned at the close of business on November 1, 2003, at the Special General Meeting of Shareholders to be held on December 22, 2003, at 10:00 a.m. New York time and at any adjournments or postponements thereof, with all the powers the undersigned would have if personally present, as set forth below.

IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE SHARES REPRESENTED THEREBY WILL BE VOTED. IF A CHOICE IS SPECIFIED BY THE SHAREHOLDER, THE SHARES WILL BE VOTED ACCORDINGLY. IF NOT OTHERWISE SPECIFIED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

Address Change/Comments (Mark the corresponding box on the reverse side)

YOUR VOTE

IS IMPORTANT!

QuickLinks

PROXY STATEMENT
THIS PROXY STATEMENT IS FIRST BEING SENT TO SHAREHOLDERS ON NOVEMBER 19, 2003.
TABLE OF CONTENTS
SUMMARY TERM SHEET FOR THE AMALGAMATION
QUESTIONS AND ANSWERS ABOUT THE AMALGAMATION
INTRODUCTION
THE AMALGAMATION
INFORMATION CONCERNING THE COMPANY
INFORMATION CONCERNING THE RELIANCE ENTITIES
PROXY SOLICITATION; REVOCATION OF PROXIES
OTHER MATTERS
SHAREHOLDER PROPOSALS
AGREEMENT AND PLAN OF AMALGAMATION
TABLE OF CONTENTS
AGREEMENT AND PLAN OF AMALGAMATION
LETTER AGREEMENT
PROXY FLAG TELECOM GROUP LIMITED SPECIAL GENERAL MEETING OF SHAREHOLDERS DECEMBER 22, 2003 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS